Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290665
333-290665-01

Bank of America Corporation

Senior Medium-Term Notes, Series P

Bank of America Corporation may offer and sell from time to time, in one or more series, its unsecured senior debt securities referred to as Senior Medium-Term Notes, Series P (the “notes”) using this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus describe general information relating to the notes and the manner in which they may be offered and certain terms and provisions that may apply to notes of a series. Specific terms and provisions of notes of a series will be determined in connection with the offer and sale thereof and will be described in a separate “pricing supplement” related to such notes and also may be described in one or more other applicable prospectus supplements referenced in such pricing supplement.

The notes will be issued under the indenture described in this prospectus supplement and the accompanying prospectus. Notes generally will have maturity dates of 365 days (one year) or more from the applicable issue date of such notes. Notes will be denominated and payable in U.S. dollars, or such other currency as specified in the applicable pricing supplement. We may issue notes that bear interest at a fixed rate, floating rate or fixed/floating rate. Rates of interest on floating-rate notes and fixed/floating-rate notes may be determined by reference to certain base rates described in this prospectus supplement and/or in the applicable pricing supplement. We also may issue notes that do not bear interest, referred to herein as “zero coupon notes.”

Bank of America may sell the notes to one or more of the selling agents for the notes, named or appointed under the distribution agreement relating to the notes, as principal for resale at varying or fixed offering prices or through the selling agents as agents using their best efforts on behalf of Bank of America. Bank of America also may sell the notes directly to investors. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

Bank of America may use this prospectus supplement and the accompanying prospectus, together with the applicable pricing supplement, in the initial sale of any notes. In addition, BofA Securities, Inc. (“BofAS”), or any other broker-dealer affiliates of Bank of America, may use this prospectus supplement and the accompanying prospectus, together with the applicable pricing supplement, in market-making transactions in notes after their initial sale. Unless Bank of America or one of the selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed or quoted on any securities exchange or quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus, as well as applicable risk factors incorporated by reference in the accompanying prospectus from time to time, for a discussion of certain risks that should be considered in connection with an investment in the notes. Risks of investing in the notes of a series also may be discussed in the applicable pricing supplement.

The notes are unsecured and unsubordinated obligations of Bank of America and are not savings accounts, deposits or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the notes nor passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

Prospectus Supplement to Prospectus dated December 8, 2025

December 8, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered the offer and sale of our unsecured senior debt securities, referred to as Senior Medium-Term Notes, Series P, with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3, Registration No. 333-290665.

This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, relate to and will be used in connection with the offer and sale of the notes from time to time, and describe general information relating to the notes, the manner in which notes may be offered and sold and certain terms and provisions that may apply to the notes. This prospectus supplement supplements the description of our debt securities that may be issued under the Indenture (as defined below), including the notes, in the accompanying prospectus. If the information in this prospectus supplement modifies, differs from or conflicts or is inconsistent with the information in the accompanying prospectus, the information in this prospectus supplement will govern and control.

In connection with each offering of notes, we will issue a separate “pricing supplement” that will describe specific terms and provisions of the notes being offered and also may describe additional information regarding the notes and the offering. For certain series of notes, such supplement may be referred to as a “term sheet” rather than a pricing supplement. As used herein, with respect to any such series, the term “pricing supplement” also refers any such “term sheet.” A pricing supplement may reference other prospectus supplements that we may issue from time to time, applicable to the offering of notes to which the pricing supplement relates. Any such other supplements may contain additional terms of the offering and specific terms and provisions of the notes being offered, and other relevant information. Any such pricing supplement or other supplements referenced therein will be filed with the SEC pursuant to Rule 424(b) under the Securities Act. Each of these documents can be detailed and, as applicable, you should be read these documents carefully before investing in the notes.

Any such pricing supplement or other supplements referenced therein may add to, update or change information in this prospectus supplement or the accompanying prospectus. In the event the information in a pricing supplement relating to a series of notes modifies, differs from or conflicts or is inconsistent with the information in any other supplement referenced therein or in this prospectus supplement or the accompanying prospectus, including with respect to terms and provisions of such notes, such pricing supplement will govern and control. In addition, in the event any information in any such other supplement modifies, differs from or conflicts or is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in such other supplement will govern and control as provided therein, unless otherwise provided in the applicable pricing supplement.

References in this prospectus supplement to “applicable pricing supplement,” in relation to a particular series of notes, mean the “pricing supplement” applicable to such notes and any other prospectus supplement referenced in such pricing supplement (other than this prospectus supplement).

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes may be restricted by law in some jurisdictions. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions.”

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant Member State”) will be made under an exemption under Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”), from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for the purposes of the EU Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the EU Prospectus Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any of the selling agents to publish or supplement a prospectus for the purposes of the UK Prospectus Regulation in relation to such offer. Neither this prospectus supplement nor the accompanying prospectus constitutes an approved prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act of 2018 (as amended, the “EUWA”) and the regulations made under the EUWA.

This prospectus supplement and the accompanying prospectus are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on them.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97

(as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK, has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notification under Section 309B(1) of the Securities and Futures Act 2001 (the “SFA”) — Unless otherwise stated in the applicable pricing supplement in respect of any notes, all notes issued or to be issued using this prospectus supplement and the accompanying prospectus are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

We are not licensed as a bank or a credit institution in the United States or any other jurisdiction, and, under applicable U.S. laws, we are not required to be so licensed in order to issue any notes.

INVESTORS SHOULD NOTE THAT BANK OF AMERICA IS NOT LICENSED TO OPERATE AS A BANK IN ITALY.

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Any term that is used, but not defined, in this prospectus supplement that we use and define in the accompanying prospectus has the meaning set forth in the accompanying prospectus. Capitalized or other defined terms used and defined in this prospectus supplement are sometimes defined after their first use without a reference such as “defined in this prospectus supplement.”

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation, and not to any of its subsidiaries.

References in this prospectus supplement to “floating-rate notes” mean both floating-rate notes and fixed/floating-rate notes at any time such fixed/floating-rate notes bear interest at a floating rate.

References in this prospectus supplement to “fixed-rate notes” mean both fixed-rate notes and fixed/floating-rate notes at any time such fixed/floating-rate notes bear interest at a fixed rate.

When we refer to “you” or “investors” in this prospectus supplement, we mean those who invest in the notes being offered by this prospectus supplement, whether they are the registered holders or indirect or beneficial owners of those notes. When we refer to “your notes” in this prospectus supplement, we mean the notes in which an investor will hold a direct or indirect or beneficial interest.

RISK FACTOR SUMMARY

Your investment in the notes will involve certain risks. Set forth below is a summary of risks associated with an investment in the notes that are discussed in this prospectus supplement under “Risk Factors” below.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

•	Bank of America is subject to the Federal Reserve’s final rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements.

Risks Relating to Notes

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Events for which acceleration rights under Bank of America’s senior debt securities may be exercised are more limited than those available pursuant to the terms of its outstanding senior debt securities issued prior to January 13, 2017.

•	The market value of the notes may be less than the principal amount of such notes.

•	Hedging activities of affiliates may affect your return on the notes and their market value.

•	The hedging and trading activities of our affiliates may create conflicts of interest with you.

•	There may be potential conflicts of interest involving the calculation agent, which may be an affiliate of ours.

•	We or our affiliates may publish research reports that could affect the market value of the notes.

Risks Relating to the Floating-Rate Notes Generally

•	Floating-rate notes bear additional risks.

•	Historical rates are not an indication of future rates.

Risks Relating to the Secured Overnight Financing Rate and SOFR Notes Generally

•	Any failure of SOFR to maintain market acceptance could adversely affect the return on or value of the SOFR notes and result in a limited secondary trading market for the SOFR notes.

•	SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for affected SOFR notes.

Risks Relating to Compounded SOFR Notes and Simple Average SOFR Notes

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The interest rate for a series of compounded SOFR notes or simple average SOFR notes will be based on a compounded or simple average, respectively, of Daily SOFR, which is relatively new in the marketplace.

•	Interest payments due on a series of compounded SOFR notes or simple average SOFR notes will be determined only at the end of the relevant interest period.

•

With respect to a series of compounded SOFR notes using the payment delay convention, or simple average SOFR notes that do not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

•

With respect to a series of compounded SOFR notes using the rate cut-off convention or payment delay convention, or a series of simple average SOFR notes that employs a rate cut-off date, pursuant to the formula used to determine compounded SOFR or simple average SOFR, as applicable, for such notes for an applicable interest period, Daily SOFR used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be Daily SOFR in respect of the relevant rate cut-off date.

•	Investors in a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis.

Risks Relating to SOFR Benchmark Transition Provisions

•	The selection of a Benchmark Replacement could adversely affect the return on, value of or market for affected SOFR notes.

Risks Relating to Simple Average Federal Funds (Effective) Rate Notes

•	Interest payments due on a series of simple average federal funds (effective) rate notes will be determined only at the end of the relevant interest period.

•

With respect to a series of simple average federal funds (effective) rate notes that does not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

•	With respect to a series of simple average federal funds (effective) rate notes that employs a rate cut-off date, pursuant to the formula used to determine the simple average federal funds (effective)

rate for each applicable interest period, the federal funds (effective) rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be the federal funds (effective) rate in respect of the relevant rate cut-off date.

•	The unavailability or cessation of the federal funds (effective) rate may result in the effective application of a fixed rate of interest for simple average federal funds (effective) rate notes.

Risks Relating to U.S. Dollar SOFR ICE Swap Rate® Notes

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The U.S. Dollar SOFR ICE Swap Rate® is a relatively new series of benchmarks, and the future performance of the U.S. Dollar SOFR ICE Swap Rate® cannot be predicted based on the limited historical information available.

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The composition of the U.S. Dollar SOFR ICE Swap Rate® is not the same as the U.S. Dollar LIBOR ICE Swap Rate® and the U.S. Dollar SOFR ICE Swap Rate® is not expected to be a comparable substitute or replacement for the U.S. Dollar LIBOR ICE Swap Rate®.

•	A lack of input data may impact IBA’s ability to calculate and publish the U.S. Dollar SOFR ICE Swap Rate® for one or more index maturities.

•	The information regarding the U.S. Dollar SOFR ICE Swap Rate® that IBA makes publicly available is limited.

•	The U.S. Dollar SOFR ICE Swap Rate® may be modified or discontinued, which could adversely affect the return on, value of or market for the U.S. Dollar SOFR ICE Swap Rate® notes.

•

If the U.S. Dollar SOFR ICE Swap Rate® does not appear on the applicable Designated SOFR Swap Rate Page at the applicable Relevant Time, and a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have not occurred, the U.S. Dollar SOFR ICE Swap Rate® will be determined by the calculation agent (which may be one of our affiliates) using alternative methods, which will involve the exercise of discretion by the calculation agent.

•

If a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date are determined to have occurred with respect to the U.S. Dollar SOFR ICE Swap Rate®, the U.S. Dollar SOFR ICE Swap Rate® Replacement may not be a suitable replacement for such rate.

•	The secondary trading market for the U.S. Dollar SOFR ICE Swap Rate® notes may be limited.

Risks Relating to Constant Maturity Treasury Rate Notes

•	The CMT Rate will be affected by a number of factors and may be volatile.

•	The CMT Rate may be modified or discontinued, which could adversely affect the return on, value of or market for affected CMT Rate notes.

•

If the CMT Rate does not appear on the applicable Designated CMT Rate Page at the CMT Rate Reference Time, and a CMT Rate Transition Event and related CMT Rate Replacement Date have not occurred, the CMT Rate will be determined by the calculation agent (which may be one of our affiliates) using alternative methods, which may involve the exercise of discretion by the calculation agent.

•

If a CMT Rate Transition Event and related CMT Rate Replacement Date are determined to have occurred with respect to the CMT Rate, the CMT Rate Replacement may not be a suitable replacement for such rate.

Risks Relating to Zero Coupon Notes Generally

•	Zero coupon notes will not pay interest.

RISK FACTORS

Your investment in the notes involves significant risks. The risks, uncertainties and investment considerations described below do not include all risks, uncertainties and investment considerations with respect to such an investment, including those relating to a prospective investor’s particular circumstances. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, in the accompanying prospectus beginning on page 7, and in the applicable pricing supplement relating to a particular offering of notes. Prospective investors should consult their own financial, legal, tax and other professional advisors as to the risks associated with an investment in the notes and the appropriateness of the investment for the investor. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks and uncertainties that may materially affect the business and results of Bank of America, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in the accompanying prospectus.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

Bank of America is subject to the Federal Reserve’s final rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements.

Under the rules of the Board of Governors of the Federal Reserve System (“Federal Reserve”) relating to total loss-absorbing capacity (the “TLAC Rules”), Bank of America, as a U.S. global systemically important banking organization (“G-SIB”), is required to, among other things, maintain minimum amounts of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity for the purpose of absorbing its losses in a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”). Any senior long-term debt must include terms required by the TLAC Rules in order to qualify as eligible LTD. Actions required to comply with the TLAC Rules could impact Bank of America’s funding and liquidity risk management plans.

Risks Relating to Notes

Events for which acceleration rights under Bank of America’s senior debt securities may be exercised are more limited than those available pursuant to the terms of its outstanding senior debt securities issued prior to January 13, 2017.

In response to the TLAC Rules, on January 13, 2017, Bank of America modified the terms of its senior debt securities to be issued on or after that date to, among other things, limit the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated (unless specified otherwise in the applicable pricing supplement).

All or substantially all of Bank of America’s outstanding senior debt securities issued prior to January 13, 2017 (the “Pre-2017 Senior Debt Securities”) provide acceleration rights for nonpayment or bankruptcy. The Pre-2017 Senior Debt Securities also provide acceleration rights if Bank of America defaults in the performance of its covenants in those senior debt securities or the indenture under which those securities were issued. In addition, the Pre-2017 Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the Indenture (as defined below), unless Bank of America specifies otherwise in the applicable pricing supplement, payment of the principal amount of its senior debt securities issued under such indenture:

•

may be accelerated only (i) if Bank of America defaults in the payment of the principal of or interest on those senior debt securities and, in each case, the default continues for a period of 30 days, or (ii) upon Bank of America’s voluntary or involuntary bankruptcy and, in the case of Bank of America’s involuntary bankruptcy, the event continues for a period of 60 days; and

•	may not be accelerated if Bank of America defaults in the performance of any other covenants contained in such debt securities or the BAC Senior Indenture.

As a result of these differing provisions, if Bank of America breaches or otherwise defaults in the performance of a covenant (other than a payment covenant) that applies both to senior debt securities that it issued on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, the Pre-2017 Senior Debt Securities would have acceleration rights that would not be available to the holders of its other senior debt securities. In addition, if Bank of America fails to pay principal when due with respect to its senior debt securities issued on or after on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, an event of default would occur immediately with respect to the Pre-2017 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the indenture under which those senior debt securities were issued), while the holders of its other senior debt securities must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-2017 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of Bank of America’s other senior debt securities (including its senior debt securities offered by this prospectus) could adversely affect its ability to make timely payments on such other senior debt securities thereafter.

The market value of the notes may be less than the principal amount of such notes.

The market for, and market value of, the notes may be affected by a number of factors. These factors include:

•	the method of calculating the principal, premium, if any, interest or other amounts payable on the notes;

•	the time remaining to maturity of the notes;

•	the aggregate principal amount outstanding of the relevant notes;

•	any redemption or repayment features of the notes;

•	the level, direction and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the notes.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. If you sell your notes prior to maturity, you may receive less than the principal amount of such notes.

Hedging activities of affiliates may affect your return on the notes and their market value.

At any time, we or our affiliates may engage in hedging activities relating to the notes, including hedging activities that could affect the level, performance or price of the underlying market measure. These hedging activities, including the unwinding of a hedge, in turn, may increase or decrease the market value of the notes and may affect the amount to be paid on the notes. In addition, our affiliates may acquire a long or short position in the notes from time to time and may hold or resell the notes, including with respect to market making activities. All or a portion of these positions may be liquidated at or about the time of maturity of the notes. The aggregate amount and the composition of these positions are likely to vary over time. However, we cannot assure you that our activities or our affiliates’ activities will not adversely affect the market value of the notes, the level, performance or price of the underlying market measure or amounts payable on the notes.

The hedging and trading activities of our affiliates may create conflicts of interest with you.

From time to time during the term of any notes and in connection with the determination of the payments on notes, we or our affiliates, including BofAS, may enter into hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we may issue, some of which may have returns calculated in a manner related to that of particular notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. These hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

One or more of our broker-dealer affiliates, including BofAS, may engage in trading activities, including trading for hedging purposes, in the notes and in other securities, rates or currencies or other instruments or measures relating to the underlying market measure determinative of the payment or value that are not for your account or on your behalf. These trading activities may present a conflict of interest between your interest in the notes and the interests of such affiliates. These trading activities could influence the underlying market measure for the notes, or any component thereof, or secondary trading (if any) in the notes, or otherwise could be adverse to your interests as a beneficial owner of the notes.

There may be potential conflicts of interest involving the calculation agent, which may be an affiliate of ours.

Unless we specify otherwise in the applicable pricing supplement, the calculation agent will be one of our affiliates, including Merrill Lynch Capital Services, Inc. We may remove and/or appoint different calculation agents from time to time after the issue date of a series of notes, or we may elect to act as the calculation agent with respect to such series of notes, in each case without your consent and without notifying you of the change. The calculation agent will make a variety of determinations relating to the notes, including with respect to amounts payable on the notes. In making these determinations, the calculation agent may be required to make discretionary judgements (subject to applicable standards of care set forth in the applicable calculation agency agreement). In making these discretionary judgments, the fact that the calculation agent is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and the calculation agent’s determinations may adversely affect your return on the notes.

We or our affiliates may publish research reports that could affect the market value of the notes.

We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally or any base rate that may be used for the floating-rate notes. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities could affect the market value of the notes.

Risks Relating to the Floating-Rate Notes Generally

The following discussion of risks relates to the floating-rate notes generally. You should carefully consider the following discussion of risks before investing in floating-rate notes.

Floating-rate notes bear additional risks.

For notes that bear interest at a floating rate, there will be additional significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the interest rates and the possibility that investors will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating-rate notes. Volatility of rates may adversely impact the return on or market value of such floating-rate notes.

Historical rates are not an indication of future rates.

In the past, the certain base rates that may be used for the floating-rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the base rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future levels of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data.

Risks Relating to the Secured Overnight Financing Rate and SOFR Notes Generally

The following discussion of risks relates to the Secured Overnight Financing Rate (“SOFR”) and SOFR notes generally. In this discussion, references to “SOFR notes” mean a series of compounded SOFR notes or simple average SOFR notes. You should carefully consider the following discussion of risks before investing in SOFR notes.

Any failure of SOFR to maintain market acceptance could adversely affect the return on or value of the SOFR notes and result in a limited secondary trading market for the SOFR notes.

According to the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”), SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London Interbank Offered Rate for deposits in U.S. Dollars (“U.S. Dollar LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for U.S. Dollar LIBOR, which may, in turn, lead to lessened market acceptance of SOFR.

To the extent market acceptance for SOFR as a benchmark for floating-rate notes declines, the return on and value of the SOFR notes and the price at which investors can sell the SOFR notes in the secondary market could be adversely affected. In addition, investors in the SOFR notes may not be able to sell the SOFR notes at all or may not be able to sell the SOFR notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. Further, investors wishing to sell securities linked to SOFR in the secondary market will have to make assumptions as to the future performance of SOFR during the interest payment period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating-rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating-rate notes markets may differ materially within floating-rate notes markets and compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the SOFR notes.

SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for affected SOFR notes.

The Federal Reserve Bank of New York (the “FRBNY”) (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of investors in the SOFR notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. For purposes of the formula used to calculate interest with respect to a series of SOFR notes, SOFR in respect of a particular date will not be adjusted for any modifications or amendments to SOFR data that the administrator of SOFR may publish after the interest rate on SOFR notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

Risks Relating to Compounded SOFR Notes and Simple Average SOFR Notes

The following discussion of risks specifically relates to compounded SOFR notes and simple average SOFR notes (including, for the avoidance of doubt, compounded SOFR notes using the SOFR Index convention). You should carefully consider the following discussion of risks before investing in compounded SOFR notes or simple average SOFR notes.

The interest rate for a series of compounded SOFR notes or simple average SOFR notes will be based on a compounded or simple average, respectively, of Daily SOFR, which is relatively new in the marketplace.

For each interest period, the interest rate for a series of compounded SOFR notes or simple average SOFR notes will be based on a compounded or simple average, respectively, of Daily SOFR calculated as described under “Description of the Bank of America Notes—Floating-Rate Notes—Compounded SOFR Notes” or “Description of the Bank of America Notes—Floating-Rate Notes—Simple Average SOFR Notes,” as applicable, in this prospectus supplement. For this and other reasons, the interest rate on a series of compounded SOFR notes or simple average SOFR notes during any interest period may not be the same as the interest rate on other instruments bearing interest at a rate based on SOFR that use an alternative method to determine the applicable interest rate. Further, if Daily SOFR in respect of a particular date during an interest period or observation period (if applicable) for a series of compounded SOFR notes or simple average SOFR notes is negative, the inclusion of such Daily SOFR in the calculation of compounded SOFR or simple average SOFR for the applicable interest period will reduce the interest rate and the interest payable on such series of compounded SOFR notes or simple average SOFR notes, as applicable, for such interest period.

The method for calculating an interest rate based upon compounded SOFR or simple average SOFR (for example, payment delays, observation periods/lookbacks and/or lockout/suspension periods) in market precedents varies. This variation in the market could adversely affect the return on, value of and market for the compounded SOFR notes or simple average SOFR notes. In addition, the specific formula for compounded SOFR or simple average SOFR used in the notes may not continue to be utilized by other market participants. If the market transitions to a different calculation method, that would likely adversely affect the market value of such notes.

Interest payments due on a series of compounded SOFR notes or simple average SOFR notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of compounded SOFR notes or simple average SOFR notes will be determined only at the end of the relevant interest period. Therefore, investors in any series of compounded SOFR notes or simple average SOFR notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such compounded SOFR notes or simple average SOFR notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such compounded SOFR notes or simple average SOFR notes without changes to their information technology systems, which could adversely impact the liquidity and trading price of any series of compounded SOFR notes or simple average SOFR notes.

With respect to a series of compounded SOFR notes using the payment delay convention, or simple average SOFR notes that do not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

With respect to a series of compounded SOFR notes using the payment delay convention, or simple average SOFR notes that do not use a rate lookback, because Daily SOFR in respect of a given day is not published until the U.S. government securities business day immediately following such day, it will not be possible to calculate accrued interest with respect to any period for such notes until after the end of such period, which may adversely affect your ability to trade such notes in the secondary market.

With respect to a series of compounded SOFR notes using the rate cut-off convention or payment delay convention, or a series of simple average SOFR notes that employs a rate cut-off date, pursuant to the formula used to determine compounded SOFR or simple average SOFR, as applicable, for such notes for an applicable interest period, Daily SOFR used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be Daily SOFR in respect of the relevant rate cut-off date.

The formula used to determine the base rate for compounded SOFR notes using the payment delay convention employs a rate cut-off date for the final interest period with respect to any series of notes. In addition, the formula used to determine the base rate for (i) any series of compounded SOFR notes for which the applicable pricing supplement specifies that the rate cut-off convention applies and (ii) any series of simple average SOFR notes for which the applicable pricing supplement specifies that a rate cut-off date applies, may employ a rate cut-off date for each interest period with respect to such series.

For the final interest period with respect to a series of compounded SOFR notes using the payment delay convention, Daily SOFR used in the calculation of compounded SOFR for any day from, and including, the rate cut-off date to, but excluding, the maturity date or earlier redemption or repayment date, if applicable, will be Daily SOFR in respect of the rate cut-off date. The rate cut-off date will be two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to the applicable maturity date (or earlier redemption or repayment date, if applicable).

For each interest period with respect to (i) any series of compounded SOFR notes using the rate cut-off convention and (ii) any series of simple average SOFR notes using a rate cut-off date, Daily SOFR used in the calculation of compounded SOFR or simple average SOFR for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date or the maturity or redemption date, if applicable, will be Daily SOFR in respect of the rate cut-off date.

The rate cut-off date will be (i) for compounded SOFR, five U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement), or (ii) for simple average SOFR, two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to each interest payment date or the maturity date (or earlier redemption or repayment date, if applicable).

As a result of the foregoing, a holder of a series of compounded SOFR notes using the payment delay convention will not receive the benefit of any increase in the level of SOFR on any date subsequent to the applicable rate cut-off date in connection with the determination of the interest payable with respect to the final interest period for such series of compounded SOFR notes using the payment delay convention. A holder of compounded SOFR notes using the rate cut-off convention or simple average SOFR notes using a rate cut-off date will not receive the benefit of any increase in the level of SOFR on any date subsequent to the applicable rate cut-off date in connection with the determination of the interest payable with respect to each interest period which could reduce the amount of interest that may be payable on the applicable series of notes.

Investors in a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis.

The interest payment dates for any series of compounded SOFR notes using the payment delay convention with respect to interest rate determination and interest payments will be two business days (or such other number of business days as we may specify in the applicable pricing supplement) after the interest period demarcation date at the end of each interest period for such series. This convention differs from the interest payment convention that has been used historically for floating-rate notes with interest rates based on other benchmark or market rates, where interest typically has been paid on a fixed day that immediately follows the final day of the applicable interest period. As a result, investors in a series of compounded SOFR notes using the payment delay convention will receive payments of interest on a delayed basis as compared to traditional floating-rate notes without payment delay in which they previously may have invested.

Risks Relating to SOFR Benchmark Transition Provisions

The following discussion of risks specifically relates to SOFR benchmark transition provisions. You should carefully consider the following discussion of risks relating to the SOFR benchmark transition provisions before investing in any SOFR notes. In this discussion, references to “SOFR notes” mean a series of compounded SOFR notes or simple average SOFR notes.

The selection of a Benchmark Replacement could adversely affect the return on, value of or market for affected SOFR notes.

If we or our designee, after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to a series of SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark (which will be a rate based on SOFR at the issue date of the relevant SOFR notes) for all purposes relating to such SOFR notes. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the USD Relevant Governmental Body (such as the ARRC), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto or (iii) in certain circumstances, us or our designee (which may be our affiliate), after consulting with us.

In addition, the terms of the SOFR notes expressly authorize us or our designee (which may be our affiliate), after consulting with us, in connection with a Benchmark Replacement to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest and other administrative matters. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the interest rate or amount of interest payable on the SOFR notes, which could adversely affect the return on, value of and market for such SOFR notes and the price at which investors may be able to sell such SOFR notes. Moreover, certain determinations, decisions and elections with respect to the Benchmark Replacement and any Benchmark Replacement Conforming Changes, or the occurrence or nonoccurrence of a Benchmark Transition Event, may require the exercise of discretion and the making of subjective judgments by us or our designee (after consulting with us). Any determination, decision or election made by us or our designee pursuant to the SOFR benchmark transition provisions set forth in this prospectus supplement will, if made by us, be made in our sole discretion and, if made by our designee, be made after consultation with us and, in each case, will become effective without consent from the investors in the affected SOFR notes or any other party. We may designate an entity to make any determination, decision or election that we have the right to make in connection with the SOFR benchmark transition provisions set forth in this prospectus supplement. Any designee that we may appoint in connection with these determinations, decisions or elections may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee and investors in the SOFR notes and making such potentially subjective determinations may adversely affect the return on, value of and market for the SOFR notes. All determinations by us or our designee in our or its discretion will be conclusive for all purposes and binding on us and investors in the applicable SOFR notes absent manifest error. Further, (i) the composition and characteristics of any Benchmark Replacement for a series of SOFR notes will not be the same as those of the applicable SOFR rate for a series of SOFR notes, the Benchmark Replacement will not be the economic equivalent of SOFR, and there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the return on, value of and market for the applicable series of SOFR notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the relevant series of SOFR notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iv) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of investors in the relevant series of SOFR notes in doing so. For more information, see the SOFR benchmark transition provisions set forth under “Description of the Bank of America Notes—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR” below.

Risks Relating to Simple Average Federal Funds (Effective) Rate Notes

The following discussion of risks specifically relates to simple average federal funds (effective) rate notes. You should carefully consider the following discussion of risks before investing in simple average federal funds (effective) rate notes.

Interest payments due on a series of simple average federal funds (effective) rate notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of simple average federal funds (effective) rate notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of simple average federal funds (effective) rate notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such simple average federal funds (effective) rate notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period.

With respect to a series of simple average federal funds (effective) rate notes that does not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period.

The federal funds (effective) rate in respect of a given day is not published until the New York banking day (as defined below) immediately following such day. For this reason, with respect to a series of simple average federal funds (effective) rate notes that does not use a rate lookback, it will not be possible to calculate accrued interest with respect to any period until after the end of such period, which may adversely affect your ability to trade such notes in the secondary market.

With respect to a series of simple average federal funds (effective) rate notes that employs a rate cut-off date, pursuant to the formula used to determine the simple average federal funds (effective) rate for each applicable interest period, the federal funds (effective) rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date (or maturity or redemption date, if applicable) will be the federal funds (effective) rate in respect of the relevant rate cut-off date.

Pursuant to the formula used to determine the simple average federal funds (effective) rate for each interest period with respect to a series of simple average federal funds (effective) rate notes using a rate cut-off date, the federal funds (effective) rate used in such calculation for any day from, and including, the rate cut-off date to, but excluding, the relevant interest payment date or the maturity or redemption date, if applicable, will be the federal funds (effective) rate in respect of the rate cut-off date. The rate cut-off date will be two New York banking days (or such other number of New York banking days as we may specify in the applicable pricing supplement) prior to each interest payment date or the maturity date (or redemption date, if applicable). Therefore, you will not receive the benefit of any increase in the level of the federal funds (effective) rate on any date subsequent to the rate cut-off date in connection with the determination of the interest payable with respect to an interest period for a series of simple average federal funds (effective) rate notes using a rate cut-off date, which could reduce the amount of interest that may be payable.

The unavailability or cessation of the federal funds (effective) rate may result in the effective application of a fixed rate of interest for simple average federal funds (effective) rate notes.

The terms and provisions of simple average federal funds (effective) rate notes will provide that, for purposes of calculating the simple average federal funds (effective) rate in respect of an applicable interest period, if the federal funds (effective) rate in respect of an applicable New York banking day is not displayed or published on the sources specified in the terms and provisions of such simple average federal funds (effective) rate notes, the federal funds (effective) rate for such New York banking day will be the federal funds (effective) rate as published for the first preceding New York banking day for which the federal funds (effective) rate can be determined based on the sources specified in the terms and provisions of such simple average federal funds (effective) rate notes. In addition, the terms and provisions of the simple average federal funds (effective) rate notes do not include provisions for the selection and use of a substitute, successor or replacement rate if the federal funds (effective) rate ceases to be published. As a result, if the federal funds (effective) rate is unavailable for an extended period, or if the federal funds (effective) rate ceases to be published, the application of the terms and provisions of simple average federal funds (effective) rate notes will result in the effective application of a fixed rate of interest for the applicable simple average federal funds (effective) rate notes.

Risks Relating to U.S. Dollar SOFR ICE Swap Rate® Notes

The following discussion of risks specifically relates to U.S. Dollar SOFR ICE Swap Rate® notes. You should carefully consider the following discussion of risks before investing in U.S. Dollar SOFR ICE Swap Rate® notes.

ICE Benchmark Administration (including any successor administrator of the U.S. Dollar SOFR ICE Swap Rate®, “IBA”) launched the U.S. Dollar SOFR ICE Swap Rate® for use as a benchmark in order to aid the market’s transition to SOFR and away from U.S. Dollar LIBOR. The following discussion of certain risks relating to the notes is based on information related to the U.S. Dollar SOFR ICE Swap Rate® that is made publicly available on the ICE Swap Rate® Website as of the date of this prospectus supplement, which information is subject to change at any time after such date. In the following discussion of risks, references to the “U.S. Dollar SOFR ICE Swap Rate” refer to such rate for the applicable index maturity(s) with respect to a series of notes. For further information about the U.S. Dollar SOFR ICE Swap Rate®, see “Description of the Bank of America Notes—Floating-Rate Notes—U.S. Dollar SOFR ICE Swap Rate® Notes” below.

The U.S. Dollar SOFR ICE Swap Rate® is a relatively new series of benchmarks, and the future performance of the U.S. Dollar SOFR ICE Swap Rate® cannot be predicted based on the limited historical information available.

IBA began publication of the U.S. Dollar SOFR ICE Swap Rate® on November 8, 2021. As a result, there is limited historical information on which to evaluate the performance of the U.S. Dollar SOFR ICE Swap Rate® or on which to base a prediction as to its future performance, which may bear little or no relation to such limited information. The limited historical information is not necessarily indicative of the future performance of the U.S. Dollar SOFR ICE Swap Rate® or the value of the U.S. Dollar SOFR ICE Swap Rate® notes, and any historical upward or downward trend in the level of the U.S. Dollar SOFR ICE Swap Rate® during any period is not an indication that the level of the applicable benchmark is more or less likely to increase or decrease over the term of the applicable U.S. Dollar SOFR ICE Swap Rate® notes. The actual future levels of the U.S. Dollar SOFR ICE Swap Rate® may be lower than any available historical data. An investment in the U.S. Dollar SOFR ICE Swap Rate® notes may involve more risk than investing in notes linked to benchmarks or indices with established performance records, where a longer history of performance may be available so that investors have more information on which to base an investment decision.

The composition of the U.S. Dollar SOFR ICE Swap Rate® is not the same as the U.S. Dollar LIBOR ICE Swap Rate® and the U.S. Dollar SOFR ICE Swap Rate® is not expected to be a comparable substitute or replacement for the U.S. Dollar LIBOR ICE Swap Rate®.

The composition of the U.S. Dollar SOFR ICE Swap Rate® is not the same as the U.S. Dollar LIBOR Swap Rate, and the U.S. Dollar SOFR ICE Swap Rate® is not expected to be a comparable substitute or replacement for the U.S. Dollar LIBOR Swap Rate. The U.S. Dollar LIBOR ICE Swap Rate® seeks to represent the mid-price for the semi-annual fixed leg of an interest rate swap where the floating leg is based on three-month U.S. Dollar LIBOR payable quarterly, calculated on the basis of a 360-day year consisting of twelve 30-day months. The U.S. Dollar SOFR ICE Swap Rate® seeks to represent the annual fixed leg of an interest rate swap where the floating leg is based on a compounded average of the daily SOFR administered by the FRBNY (or any successor administrator) compounded in arrears for twelve months payable annually using standard market conventions, calculated on the basis of the actual number of days elapsed, with a year presumed to comprise 360 days.

The composition and characteristics of SOFR, which underlies the U.S. Dollar SOFR ICE Swap Rate® is not the same as those of three-month U.S. Dollar LIBOR, nor is SOFR the economic equivalent of three-month U.S. Dollar LIBOR. Thus, the U.S. Dollar SOFR ICE Swap Rate® has been designed with respect to swap transactions referencing a rate that differs in significant respects from the rate referenced in the swap transactions with respect to which the U.S. Dollar LIBOR ICE Swap Rate® was designed. As a result, the rate of interest on and value of the U.S. Dollar SOFR ICE Swap Rate® notes may perform differently over time from the manner in which the interest rate and value of debt securities with comparable terms and provisions that were linked to the U.S. Dollar LIBOR ICE Swap Rate® would have performed. In addition, any failure of the U.S. Dollar SOFR ICE Swap Rate® to gain market acceptance could adversely affect the value of and market for the affected notes.

A lack of input data may impact IBA’s ability to calculate and publish the U.S. Dollar SOFR ICE Swap Rate® for one or more index maturities.

The input data for the U.S. Dollar SOFR ICE Swap Rate® is based on swaps referencing SOFR as the floating leg. The U.S. Dollar SOFR ICE Swap Rate® is dependent on receiving sufficient eligible input data, from the trading venue sources identified by IBA in accordance with the “waterfall” methodology, for applicable U.S. Dollar SOFR ICE Swap Rate® index maturities. The ability of the applicable trading venues to provide sufficient eligible input data in accordance with IBA’s “waterfall” methodology depends on, among other things, there being a liquid market in swap contracts referencing SOFR on such trading venues, which in turn depends, among other things, on there being a liquid market in loans, floating rate debt securities and other financial contracts referencing SOFR. Because SOFR’s use as a reference rate for financial contracts began relatively recently and the related market for SOFR-based swaps is relatively new, there is limited information on which to assess potential future liquidity in SOFR-based swap markets or in the market for SOFR-based financial contracts more generally.

If the market for SOFR-based swap contracts is not sufficiently liquid, or if the liquidity in such market proves to be volatile, this could result in the inability of IBA to calculate the U.S. Dollar SOFR ICE Swap Rate® on certain occasions, which could materially adversely affect the reliability of the U.S. Dollar SOFR ICE Swap Rate®, and could adversely affect the return on and value of the U.S. Dollar SOFR ICE Swap Rate® notes and the price at which you are able to sell such notes in the secondary market, if any. In addition, if SOFR does not maintain market acceptance for use as reference rates for U.S. dollar-denominated financial contracts, uncertainty about SOFR may adversely affect the return on and the value of the U.S. Dollar SOFR ICE Swap Rate® notes.

The information regarding the U.S. Dollar SOFR ICE Swap Rate® that IBA makes publicly available is limited.

Certain information and materials relating to the U.S. Dollar SOFR ICE Swap Rate® is available on the ICE Swap Rate® Website. Currently, publicly available rate information for the U.S. Dollar SOFR ICE Swap Rate® can be viewed only on the ICE Report Center on the U.S. Dollar SOFR ICE Swap Rate® Website, and, for any particular day, the only rate available for viewing is the rate published for the preceding publication day. In addition, as of the date of this prospectus supplement, such rate appearing on the ICE Report Center is rounded to two decimal places and does not represent the actual U.S. Dollar SOFR ICE Swap Rate® rates that will be used to determine the applicable U.S. Dollar SOFR ICE Swap Rate® for purposes of calculating interest on the U.S. Dollar SOFR ICE Swap Rate® notes (which rate will be that published on the Designated SOFR Swap Rate Page and rounded to three decimal places). As of the date of this prospectus supplement, a paid subscription to the Bloomberg Professional Services service is required to obtain additional U.S. Dollar SOFR ICE Swap Rate® data (such as historical U.S. Dollar SOFR ICE Swap Rate® rates rounded to three decimal places). IBA has not indicated whether such information will become publicly available in the future or whether the U.S. Dollar SOFR ICE Swap Rate® rates will be made available from another source. As a result of this limited publicly available information, it may be difficult for an investor to determine the applicable U.S. Dollar SOFR ICE Swap Rate® for a specific date or dates.

The U.S. Dollar SOFR ICE Swap Rate® may be modified or discontinued, which could adversely affect the return on, value of or market for the U.S. Dollar SOFR ICE Swap Rate® notes.

IBA may make methodological or other changes that could change the value of the U.S. Dollar SOFR ICE Swap Rate®, including changes related to the method by which such rate is calculated, eligibility criteria applicable to the transactions used to calculate such rate, including the trading venues for such transactions, or timing related to the determination or publication of such rate, or may cease the calculation or dissemination of such rate. Depending on the circumstances, such change or cessation could be implemented with little or no public notice or consultation. Any such changes may result in a reduction of the U.S. Dollar SOFR ICE Swap Rate® and, in turn, reduce the amount of interest payable on the U.S. Dollar SOFR ICE Swap Rate® notes, which may adversely affect the return on, value of and market for the U.S. Dollar SOFR ICE Swap Rate® notes. In addition, the U.S. Dollar SOFR ICE Swap Rate® is determined by IBA based on data received from sources other than us, and we do not have any control over the methods of calculation, publication schedule, rate revision practices or availability of such data.

If the U.S. Dollar SOFR ICE Swap Rate® does not appear on the applicable Designated SOFR Swap Rate Page at the applicable Relevant Time, and a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have not occurred, the U.S. Dollar SOFR ICE Swap Rate® will be determined by the calculation agent (which may be one of our affiliates) using alternative methods, which will involve the exercise of discretion by the calculation agent.

If the U.S. SOFR ICE Swap Rate® does not appear on the applicable Designated SOFR Swap Rate Page at the Relevant Time on an applicable interest determination date or other date of determination (for example, as a result of insufficient liquidity in the underlying applicable SOFR swap contracts market) and a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have not occurred with respect to the U.S. Dollar SOFR ICE Swap Rate®, the calculation agent will determine the U.S. Dollar SOFR ICE Swap Rate® for such applicable interest determination date or date of determination in its sole discretion, after consulting such sources as it deems comparable to the Designated SOFR Swap Rate Page or to the sources from which IBA obtains the swap rate input data used by IBA to calculate such rate, or any other source or data it determines to be reasonable (including, if applicable, the U.S. Dollar SOFR ICE Swap Rate® that was most recently published by IBA) for the purpose of estimating such rate. This method of determining the U.S. Dollar SOFR ICE Swap Rate® may result in interest payments on the U.S. Dollar SOFR ICE Swap Rate® notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on the U.S. Dollar SOFR ICE Swap Rate® notes if the U.S. Dollar SOFR ICE Swap Rate® had been published in accordance with IBA’s usual policies and procedures governing the determination and publication of such rate and appeared on the Designated SOFR Swap Rate Page at the Relevant Time. This could adversely affect the rate of interest on the affected U.S. Dollar SOFR ICE Swap Rate® notes, which, in turn, could adversely affect the return on, value of and market for such affected U.S. Dollar SOFR ICE Swap Rate® notes and the price at which investors may be able to sell such affected U.S. Dollar SOFR ICE Swap Rate® notes. In addition, in determining the U.S. Dollar SOFR ICE Swap Rate®, the calculation agent may have economic interests that are adverse to the investor’s interests.

If a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date are determined to have occurred with respect to the U.S. Dollar SOFR ICE Swap Rate®, the U.S. Dollar SOFR ICE Swap Rate® Replacement may not be a suitable replacement for such rate.

If we or the calculation agent (after consulting with us) determines that a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred with respect to the U.S. Dollar SOFR ICE Swap Rate® and a series of U.S. Dollar SOFR ICE Swap Rate® notes, then the applicable U.S. Dollar SOFR ICE Swap Rate® Replacement will replace the U.S. Dollar SOFR ICE Swap Rate® for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates, as set forth under “Description of the Bank of America Notes—Floating-Rate Notes—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date.” The U.S. Dollar SOFR ICE Swap Rate® Replacement will be the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as an industry-accepted replacement for the U.S. Dollar SOFR ICE Swap Rate® for U.S. dollar-denominated floating-rate notes at such time, plus the U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment (if any). After determination of the U.S. Dollar SOFR ICE Swap Rate® Replacement, interest on the U.S. Dollar SOFR ICE Swap Rate® notes will no longer be determined by reference to the U.S. Dollar SOFR ICE Swap Rate®, but instead will be determined by reference to the U.S. Dollar SOFR ICE Swap Rate® Replacement. If we or the calculation agent (after consulting with us) determines that there is no such replacement rate as of any applicable date of determination, then we or the calculation agent (after consulting with us) will determine a substitute rate or substitute rate value to be used in place of the U.S. Dollar SOFR ICE Swap Rate® for that date of determination after consulting such sources as we or the calculation agent (after consulting with us) deems comparable to the sources (if any) on which such rate customarily was published by IBA or authorized distributors prior to the applicable U.S. Dollar SOFR ICE Swap Rate® Transition Event and U.S. Dollar SOFR ICE Swap Rate® Replacement Date or to the sources from which IBA obtains the SOFR swap rate input data used by IBA to calculate the U.S. Dollar SOFR ICE Swap Rate®, or any other source or data we or the calculation agent (after consulting with us) determines to be reasonable (including, if applicable, the U.S. Dollar SOFR ICE Swap Rate® that was most recently published by IBA) for the purpose of determining such substitute rate or substitute rate value.

There is no assurance that any U.S. Dollar SOFR ICE Swap Rate® Replacement will be similar to the initial U.S. Dollar SOFR ICE Swap Rate® in any respect as it is determined and published by IBA as of the date of this prospectus supplement, or that any U.S. Dollar SOFR ICE Swap Rate® Replacement will produce the economic equivalent of such U.S. Dollar SOFR ICE Swap Rate® as a reference rate for determining the interest rate on the U.S. Dollar SOFR ICE Swap Rate® notes, or otherwise be a suitable replacement or successor for such rate. In addition, it is possible that, at the time of the occurrence of a U.S. Dollar SOFR ICE Swap Rate® Replacement Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date, no industry-accepted interest rate as a replacement for the U.S. Dollar SOFR ICE Swap Rate® will exist and there may be disagreement regarding the selection of a replacement rate for such U.S. Dollar SOFR ICE Swap Rate®. Notwithstanding the foregoing, the determination of the U.S. Dollar SOFR ICE Swap Rate® Replacement will become effective without the consent of the holders of the notes of any other party. Use of the U.S. Dollar SOFR ICE Swap Rate® Replacement may result in interest payments on the U.S. Dollar SOFR ICE Swap Rate® notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on such U.S. Dollar SOFR ICE Swap Rate® notes in the absence of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date. This could adversely affect the interest rate and amount of interest payable on the affected U.S. Dollar SOFR ICE Swap Rate® notes, which, in turn, could adversely affect the return on, value of and market for such affected U.S. Dollar SOFR ICE Swap Rate® notes and the price at which investors may be able to sell such affected U.S. Dollar SOFR ICE Swap Rate® notes.

In addition, although the U.S. Dollar SOFR ICE Swap Rate® benchmark transition provisions set forth in “Description of the Bank of America Notes—Floating-Rate Notes—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date” provide for a U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment to be added to the Unadjusted U.S. Dollar SOFR ICE Swap Rate® Replacement, such U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment may be zero or negative, and there is no guarantee that the U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment (if any) will make the Unadjusted U.S. Dollar SOFR ICE Swap Rate® Replacement equivalent to the U.S. Dollar SOFR ICE Swap Rate® as it is calculated and published by IBA as of the date of this prospectus supplement.

The secondary trading market for the U.S. Dollar SOFR ICE Swap Rate® notes may be limited.

Publication of the U.S. Dollar SOFR ICE Swap Rate® began recently, and, as of the date of this prospectus supplement, use of the U.S. Dollar SOFR ICE Swap Rate® as a reference rate for floating-rate notes is limited. In addition, the U.S. Dollar SOFR ICE Swap Rate® may not be widely used as such in the future. If the U.S. Dollar SOFR ICE Swap Rate® does not prove to be widely used as a benchmark in securities that are similar or comparable to the U.S. Dollar SOFR ICE Swap Rate® notes, a trading market for the U.S. Dollar SOFR ICE Swap Rate® notes may fail to develop or be maintained, and the trading price of the U.S. Dollar SOFR ICE Swap Rate® notes may be lower than those of debt securities with rates of interest based on rates that are more widely used.

Risks Relating to Constant Maturity Treasury Rate Notes

The following discussion of risks specifically relates to Constant Maturity Treasury Rate notes (“CMT Rate notes”). You should carefully consider the following discussion of risks before investing in CMT Rate notes.

The CMT Rate will be affected by a number of factors and may be volatile.

The CMT Rate will depend on a number of factors, including, but not limited to: (i) supply and demand of U.S. Treasury securities with a period remaining to maturity roughly equivalent to the applicable index maturity; (ii) sentiment regarding underlying strength in the U.S. and global economies; (iii) sentiment regarding credit quality in U.S. and global credit markets; (iv) central bank policy regarding interest rates; (v) inflation and expectations concerning inflation; (vi) performance of capital markets; and (vii) any statements from U.S. government officials regarding the potential cessation of the U.S. CMT Rate for the applicable index maturity. These and other factors may have a negative effect on the performance of the CMT Rate for the applicable index maturity, which would negatively affect the return on, value of and market for a series of CMT Rate notes.

The CMT Rate may be modified or discontinued, which could adversely affect the return on, value of or market for affected CMT Rate notes.

The United States Treasury (or a successor), as administrator of the CMT Rate, may make methodological or other changes that could change the value of the CMT Rate, including changes related to the method by which the CMT Rate is calculated or timing related to the publication of the CMT Rate. The administrator of the CMT Rate may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of the CMT Rate in its sole discretion and without notice and has no obligation to consider the interests of investors in the CMT Rate notes in calculating, withdrawing, modifying, amending, suspending or discontinuing the CMT Rate.

If the CMT Rate does not appear on the applicable Designated CMT Rate Page at the CMT Rate Reference Time, and a CMT Rate Transition Event and related CMT Rate Replacement Date have not occurred, the CMT Rate will be determined by the calculation agent (which may be one of our affiliates) using alternative methods, which may involve the exercise of discretion by the calculation agent.

If the CMT Rate does not appear on the applicable Designated CMT Rate Page at the CMT Rate Reference Time on an applicable interest determination date or other date of determination and a CMT Rate Transition Event and related CMT Rate Replacement Date have not occurred with respect to the CMT Rate, the calculation agent will refer to the alternative sources for such rate as described under “Description of the Bank of America Notes—Floating-Rate Notes—CMT Rate Notes.” If the CMT Rate does not appear on such sources, then the calculation agent will determine the CMT Rate for such applicable interest determination date or date of determination in its sole discretion, after consulting such sources as it deems comparable to the CMT Rate Page or any other source or data it determines to be reasonable for the purpose of estimating such rate. This method of determining the CMT Rate may result in interest payments on the CMT Rate notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on the CMT Rate notes if the CMT Rate had been published in accordance with the United States Treasury’s usual policies and procedures governing the determination and publication of such rate and appeared on the CMT Rate Page at the CMT Rate Reference Time. This could adversely affect the rate of interest on the affected CMT Rate notes, which, in turn, could adversely affect the return on, value of and market for such affected CMT Rate notes and the price at which investors may be able to sell such affected CMT Rate notes. In addition, in determining the CMT Rate, the calculation agent may have economic interests that are adverse to the investor’s interests.

If a CMT Rate Transition Event and related CMT Rate Replacement Date are determined to have occurred with respect to the CMT Rate, the CMT Rate Replacement may not be a suitable replacement for such rate.

If we or the calculation agent (after consulting with us) determines that a CMT Rate Transition Event and related CMT Rate Replacement Date have occurred with respect to the CMT Rate and a series of CMT Rate notes, then the applicable CMT Rate Replacement will replace the CMT Rate for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates, as set forth under “Description of the Bank of America Notes—Floating-Rate Notes—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date.” The CMT Rate Replacement will be the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as an industry-accepted replacement for the current CMT Rate Benchmark for U.S. dollar-denominated floating-rate notes at such time, plus the CMT Rate Replacement Adjustment (if any). After determination of the CMT Rate Replacement, interest on the CMT Rate notes will no longer be determined by reference to the CMT Rate, but instead will be determined by reference to the CMT Rate Replacement. If we or the calculation agent (after consulting with us) determines that there is no such replacement rate as of any applicable date of determination, then we or the calculation agent (after consulting with us) will determine a substitute rate or substitute rate value to be used in place of the CMT Rate for that date of determination after consulting such sources (if any) as we or the calculation agent (after consulting with us) deems comparable to the sources described below under “Description of the Bank of America Notes—Floating-Rate Notes—CMT Rate Notes,” or any other source or data we or the calculation agent (after consulting with us) determines to be reasonable for the purpose of determining such substitute rate or substitute rate value.

There is no assurance that any CMT Rate Replacement will be similar to the initial CMT Rate in any respect as it is determined and published by the United States Treasury as of the date of this prospectus supplement, or that any CMT Rate Replacement will produce the economic equivalent of such CMT Rate as a reference rate for determining the interest rate on the CMT Rate notes, or otherwise be a suitable replacement or successor for such rate. In addition, it is possible that, at the time of the occurrence of a CMT Rate Transition Event and related CMT Rate Replacement Date, no industry-accepted interest rate as a replacement for the CMT Rate will exist and there may be disagreement regarding the selection of a replacement rate for such CMT Rate. Notwithstanding the foregoing, the determination of the CMT Rate Replacement will become effective without the consent of the holders of the notes of any other party. Use of the CMT Rate Replacement may result in interest payments on the CMT Rate notes that are higher than, lower than or that do not otherwise correlate over time with the interest payments that would have been made on such CMT Rate notes in the absence of a CMT Rate Transition Event and related CMT Rate Replacement Date. This could adversely affect the interest rate and amount of interest payable on the affected CMT Rate notes, which, in turn, could adversely affect the return on, value of and market for such affected CMT Rate notes and the price at which investors may be able to sell such affected CMT Rate notes.

In addition, although the CMT Rate benchmark transition provisions set forth in “Description of the Bank of America Notes—Floating-Rate Notes—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date” provide for a CMT Rate Replacement Adjustment to be added to the Unadjusted CMT Rate Replacement, such CMT Rate Replacement Adjustment may be zero or negative, and there is no guarantee that the CMT Rate Replacement Adjustment (if any) will make the Unadjusted CMT Rate Replacement equivalent to the CMT Rate as it is calculated and published by the United States Treasury as of the date of this prospectus supplement.

Risks Relating to Zero Coupon Notes Generally

Zero coupon notes will not pay interest.

We may issue certain notes that do not bear interest referred to herein as “zero coupon notes.” There will be no periodic interest payments on any zero coupon notes that we may issue as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity date. Any return that you receive on zero coupon notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

DESCRIPTION OF THE BANK OF AMERICA NOTES

This section provides a general description of the notes issued under our Senior Medium Term Note Program, Series P and of certain terms and provisions that may be applicable to the notes of a series. This section supplements, and should be read together with, the general description of the debt securities of Bank of America, and the terms and provisions thereof and other information with respect thereto, included in “Description of Debt Securities of Bank of America Corporation” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement will govern and control.

Certain specific terms and provisions of the notes of a series will be described in the applicable pricing supplement for such notes. If the applicable pricing supplement for a series of notes includes terms and provisions that modify, conflict with, differ from or otherwise are inconsistent with, the applicable terms and provisions set forth below, then, regardless of whether the applicable terms and provisions set forth below are stated to apply “unless otherwise specified in the applicable pricing supplement,” such terms and provisions set forth in such applicable pricing supplement shall govern and control with respect to such series of notes, as provided therein.

General

We will issue the notes, up to the authorized amount, from time to time, in one or more series under an Indenture for Senior Debt Securities dated as of June 27, 2018, between Bank of America, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to The Bank of New York Mellon Trust Company, N.A., and any successor trustee under the Indenture, as the “trustee,” and we refer to the indenture, as amended or supplemented from time to time, as the “Indenture.” In addition to the following summary of general terms of the notes and the Indenture, you should review the Indenture and applicable forms of global notes, filed with the SEC as exhibits to the registration statement of which this prospectus supplement forms a part.

The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. We and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities of Bank of America Corporation—The Indenture” in the accompanying prospectus for more information about the Indenture and the functions of the trustee. The Indenture does not limit the amount of indebtedness that we may incur.

The notes are being offered by us on a continuous basis. We may issue other debt securities under the Indenture from time to time, in addition to the notes, if and as authorized by our board of directors.

Unless we specify otherwise in the applicable pricing supplement, all amounts resulting from any calculation with respect to any notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable pricing supplement, all percentages resulting from any calculation with respect to any notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655).

We may issue the following types of interest-bearing notes: fixed-rate notes, fixed/floating-rate notes and floating-rate notes, and we may issue notes that do not bear interest, which we refer to herein as “zero coupon notes.” For more information on these types of notes, see below under “—Fixed-Rate Notes,” “—Fixed/Floating-Rate Notes,” “—Floating-Rate Notes” and “— Zero Coupon Notes.”

Ranking

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law.

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments on the notes. Further, creditors of our subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets. In addition, any of our obligations under the notes will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations.

For additional information, see “Risk Factors—Risks Relating to All Debt Securities and Warrants—Bank of America’s obligations on its debt securities and under its guarantee of BofA Finance’s securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries” and “Risk Factors—Risks Relating to All Debt Securities and Warrants—Holders of the debt securities of Bank of America and claimants under Bank of America’s guarantees of the BofA Finance securities could be at greater risk of being structurally subordinated if Bank of America sells or conveys all or substantially all of its assets to one or more of its majority-owned subsidiaries” in the accompanying prospectus.

Different Series of Notes; Specific Terms and Provisions of Notes

We may issue the notes from time to time in one or more series.

The applicable pricing supplement for a series of notes that we offer for sale will describe specific terms and provisions of those notes, and may include the following with respect thereto:

•	the title or designation of the notes;

•	if the note is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or a zero coupon note;

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such notes at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such notes;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the notes, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the notes will be denominated and/or payable;

•

any rate of interest on interest-bearing notes and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest determination date, if applicable, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable, if other than as set forth in this prospectus supplement;

•

for interest-bearing notes, any interest payment dates, the regular record dates for interest payments, the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•	any spread or spread multiplier applicable to a floating-rate note or a fixed/floating-rate note;

•

any date or dates on or after which the notes may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of any such redemption or repayment; and/or

•

if applicable, any other terms or provisions of the notes which are permitted under the Indenture and are different from or in addition to those described in this prospectus supplement and the accompanying prospectus.

The applicable pricing supplement also may describe certain other information relating to the notes of a series, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the notes not identified in this prospectus supplement or the accompanying prospectus;

•	if the notes will not be represented by a master global security; and/or

•	if the notes will be listed on any securities exchange.

Each note will mature 365 days (one year) or more from the issue date.

Types of Notes

We may issue the following types of interest-bearing notes: fixed-rate notes, fixed/floating-rate notes and floating-rate notes, and we may issue notes that do not bear interest, including zero coupon notes. Floating rates of interest may be determined by reference to certain base rates described in this prospectus supplement or as may be described in the applicable pricing supplement. For more information on these types of notes, see below under “ —Fixed-Rate Notes,” “ —Fixed/Floating-Rate Notes,” “ —Floating-Rate Notes” and “ —Zero Coupon Notes.”

Fixed-Rate Notes

We may issue notes that bear interest at a fixed rate as set forth in the applicable pricing supplement, which we refer to as “fixed-rate notes.” Unless we specify otherwise in the applicable pricing supplement, each fixed-rate note will bear interest from its issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. In this prospectus supplement, references to “fixed-rate notes” include fixed/floating-rate notes at any time such fixed/floating-rate notes bear interest at a fixed rate.

Unless we specify otherwise in the applicable pricing supplement, we will pay interest on any fixed-rate note monthly, quarterly, semiannually or annually, as applicable, in arrears, on the days set forth in the applicable pricing supplement (each such day being an “interest payment date” for a fixed-rate note) and at the maturity date or earlier redemption or repayment date, as applicable. Unless we specify otherwise in the applicable pricing supplement, each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption or repayment date, as the case may be (each such period, an “interest period”). The amount of accrued interest on a fixed-rate note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. Unless we specify otherwise in the applicable pricing supplement, the factor resulting from the day count convention will be computed on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention. We will make payments on fixed-rate notes as described below under “—Payment of Principal, Interest and Other Amounts Payable.”

We also may issue amortizing notes, which are fixed-rate notes that combine principal and interest payments in installment payments over the life of the note. Unless we specify otherwise in the applicable pricing supplement, payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The applicable pricing supplement for an amortizing note will include a table setting forth repayment information.

Fixed/Floating-Rate Notes

We may issue notes with elements of each of the fixed-rate notes described above and floating-rate notes described below. For example, a note may bear interest at a fixed rate for some interest periods and at a floating rate for other interest periods. We refer to these notes as “fixed/floating-rate notes.” Unless otherwise specified in the applicable pricing supplement, for any interest period where the fixed/floating-rate notes bear interest at a fixed rate, the terms and provisions set forth above under “—Fixed Rate Notes” will apply, to the extent applicable, and for any interest period where the fixed/floating-rate notes bear interest at a floating rate, the terms and provisions set forth below under “—Floating-Rate Notes” will apply, to the extent applicable. With respect to any series of fixed/floating-rate notes, we refer to the period in which such notes bear interest at a fixed rate as the “fixed-rate period” and to the period during which such notes bear interest at a floating rate as the “floating-rate period.” For the avoidance of doubt, the fixed-rate period and the floating-rate period for a series of fixed/floating-rate notes each may contain multiple interest periods. We will describe the determination of interest for any of these notes in the applicable pricing supplement.

Floating-Rate Notes

We may issue notes that will bear interest at a floating interest rate determined in accordance with the applicable terms and provisions set forth in the applicable pricing supplement and below under “—General Terms and Provisions Applicable to Floating-Rate Notes,” “—U.S. Dollar SOFR ICE Swap Rate® Notes,” “—Compounded SOFR Notes,” “—Simple Average SOFR Notes,” “—Simple Average Federal Funds (Effective) Rate Notes,” “—CMT Rate Notes,” “—Effect of a

Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR,” “—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date” and “—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date,” as applicable. The terms and provisions of floating-rate notes set forth in such sections will apply, to the extent applicable as set forth below, unless otherwise specified in the applicable pricing supplement. We refer to these notes as “floating-rate notes.” In this prospectus supplement, references to “floating-rate notes” include fixed/floating-rate notes at any time such fixed/floating-rate notes bear interest at a floating rate.

Overview of Base Rates and Floating-Rate Note Provisions

The interest rate for each series of floating-rate notes will be determined by reference to a “base rate” specified in the applicable pricing supplement. The “base rate” for a floating-rate note will, if so specified in the applicable pricing supplement, be one or more of the following, or may be any other base rate as may be specified in the applicable pricing supplement:

•	the U.S. Dollar SOFR ICE Swap Rate® (as defined below), in which case the note will be a “U.S. Dollar SOFR ICE Swap Rate® note”;

•	compounded SOFR (as defined below), calculated by reference to the Secured Overnight Financing Rate, in which case the note will be a “compounded SOFR note”;

•	simple average SOFR (as defined below), calculated by reference to the Secured Overnight Financing Rate, in which case the note will be a “simple average SOFR note”;

•

the simple average federal funds (effective) rate (as defined below), calculated by reference to the federal funds (effective) rate (as defined below), in which case the note will be a “simple average federal funds (effective) rate note”; or

•	the CMT Rate (as defined below), in which case the note will be a “CMT Rate note.”

Unless otherwise set forth in the applicable pricing supplement, the applicable base rate with respect to a floating-rate note will be determined for each interest period (as defined below) or other applicable period as set forth under “—U.S. Dollar SOFR ICE Swap Rate® Notes,” “—Compounded SOFR Notes,” “—Simple Average SOFR Notes,” “—Simple Average Federal Funds (Effective) Rate Notes” or “—CMT Rate Notes” below, as applicable. Such determination of the applicable base rates is summarized as follows:

U.S. Dollar SOFR ICE Swap Rate® notes. With respect to U.S. Dollar SOFR ICE Swap Rate® notes, the applicable U.S. Dollar SOFR ICE Swap Rate® will be determined for an interest period (or other period specified in the applicable pricing supplement) in advance by reference to the U.S. Dollar SOFR ICE Swap Rate® for the index maturity specified in the applicable pricing supplement, as observed at a specified time on a single interest determination date on or prior to the commencement of such period, all as set forth in this prospectus supplement and/or in the applicable pricing supplement. The U.S. Dollar SOFR ICE Swap Rate® as so determined will apply for the entirety of the succeeding interest or other period and will reset on the interest reset date specified for the interest or other period that immediately follows such succeeding period, in accordance with the foregoing. References in this prospectus supplement to the “U.S. Dollar SOFR ICE Swap Rate®” refer to such rate for the applicable index maturity(s) with respect to a series of notes, as set forth in the applicable pricing supplement. For additional information with respect to the determination of the U.S. Dollar SOFR ICE Swap Rate® and terms and provisions of U.S. Dollar SOFR ICE Swap Rate® notes, see “—U.S. Dollar SOFR ICE Swap Rate® Notes” below.

Compounded SOFR notes. With respect to compounded SOFR notes, the base rate for an interest period will be determined on the basis of a compounded average of Daily SOFR (as defined under “—Compounded SOFR Notes” below) determined as set forth below under “—Compounded SOFR Notes” (such rate, “compounded SOFR”). As so set forth, compounded SOFR will be determined in arrears at or near the end of each interest period in accordance with a formula using Daily SOFR published during the applicable interest period or observation period relating to such interest period, as the case may be. Compounded SOFR may be calculated in accordance with a number of different calculation conventions that are described more fully under “— Compounded SOFR Notes” below. The applicable pricing supplement will specify which calculation convention applies with respect to calculation of compounded SOFR for an applicable series of compounded SOFR notes. For additional information with respect to the determination of compounded SOFR and terms and provisions of compounded SOFR notes, see “—Compounded SOFR Notes” below.

Simple average SOFR notes and simple average federal funds (effective) rate notes. With respect to simple average SOFR notes and simple average federal funds (effective) rate notes, the base rate for an interest period will be determined on the basis of a simple average of Daily SOFR or the federal funds (effective) rate, as set forth below under “—Simple Average SOFR Notes” or “—Simple Average Federal Funds (Effective) Rate Notes,” as applicable (such rates, “simple average SOFR” and the “simple average federal funds (effective) rate,” respectively). As so set forth, simple average SOFR and the simple average federal funds (effective) rate will be determined in arrears at or near the end of each interest period based on a formula using Daily SOFR rates or federal funds (effective) rates, as applicable, published during the applicable interest period. For additional information with respect to the determination of these base rates and terms and provisions of these notes, see “—Simple Average SOFR Notes” or “—Simple Average Federal Funds (Effective) Rate Notes,” as applicable, below.

CMT Rate notes. With respect to CMT Rate notes, the applicable CMT Rate will be determined for an interest period (or other period specified in the applicable pricing supplement) in advance by reference to the CMT Rate for the index maturity specified in the applicable pricing supplement, as observed at a specified time on a single interest determination date on or prior to the commencement of such period, all as set forth in this prospectus supplement and/or in the applicable pricing supplement. The CMT Rate as so determined will apply for the entirety of the succeeding interest or other period and will reset on the interest reset date specified for the interest or other period that immediately follows such succeeding period, in accordance with the foregoing. References in this prospectus supplement to the “CMT Rate” refer to such rate for the applicable index maturity(s) with respect to a series of notes, as set forth in the pricing applicable pricing supplement. For additional information with respect to the determination of the CMT Rate and terms and provisions of CMT Rate notes, see “—CMT Rate Notes” below.

General Terms and Provisions Applicable to Floating-Rate Notes

Unless we specify otherwise in the applicable pricing supplement, the terms and provisions of and other information with respect to the floating-rate notes set forth in this subsection “—General Terms and Provisions Applicable to Floating-Rate Notes” will apply to each series of floating-rate notes, as and to the extent set forth in this subsection.

Determination of Interest Rates

Unless we specify otherwise in the applicable pricing supplement, the interest rate for a floating-rate note will be determined by reference to:

•

the specified base rate (based on the specified index maturity, if applicable) for each interest or other applicable period determined in accordance with the applicable provisions set forth in this prospectus supplement and/or the applicable pricing supplement;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

The “index maturity,” if applicable, is the index tenor for which the base rate is determined or calculated for a relevant interest period and will be specified in the applicable pricing supplement. The “spread” is the number of basis points we may specify in the applicable pricing supplement to be added to or subtracted from the applicable base rate in order to calculate the applicable interest rate. The “spread multiplier” is the percentage (or number) we may specify in the applicable pricing supplement by which the specified base rate is multiplied in order to calculate the applicable interest rate.

Interest rates for a floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest or other applicable period; and/or

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest or other applicable period.

Accrual of Interest, Interest Payment Dates and Interest Periods for Floating-Rate Notes Other than Compounded SOFR Notes Using the Payment Delay Convention

Unless we specify otherwise in the applicable pricing supplement, except for compounded SOFR notes using the payment delay convention:

•	each floating-rate note will accrue interest from its issue date or from the most recent date to which interest on the floating-rate note has been paid or made available for payment;

•	interest will accrue on the principal amount of a floating-rate note at the applicable per annum floating interest rate until the principal amount is paid or made available for payment;

•

we will pay accrued interest on any floating-rate note monthly, quarterly, semiannually or annually (or for such other period as we may specify in the applicable pricing supplement), as applicable, in arrears, on the dates set forth in the applicable pricing supplement (each such day being an “interest payment date” for such floating-rate note) and at the maturity date or earlier redemption or repayment date, as applicable;

•

each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the issue date, to, but excluding, the next interest payment date or the maturity date or earlier redemption or repayment date, as the case may be (each such period, an “interest period”); and

•

interest payment dates and interest periods for floating-rate notes may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”) specified in the applicable pricing supplement.

For compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable pricing supplement, the accrual of interest, interest period demarcation dates, interest payment dates and interest periods are as set forth under “—Compounded SOFR Notes—Payment Delay Convention” below.

Calculation of Interest Amounts

Unless we specify otherwise in the applicable pricing supplement, the amount of accrued interest on a floating-rate note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable pricing supplement, one of the following, or may be any other convention set forth in the applicable pricing supplement:

•	a factor based on a 360-day year of twelve 30-day months if the day count convention specified in the applicable pricing supplement is “30/360”;

•	a factor equal to the actual number of days in the relevant interest period divided by 360 if the day count convention specified in the applicable pricing supplement is “Actual/360”;

•

a factor equal to the actual number of days in the relevant interest period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the day count convention specified in the applicable pricing supplement is “Actual/Actual”; or

•	a factor equal to the actual number of days in the relevant interest period divided by 365, if the day count convention specified in the applicable pricing supplement is “Actual/365 (Fixed).”

If no day count convention is specified in the applicable pricing supplement, the day count convention will be as follows:

•	for U.S. Dollar SOFR ICE Swap Rate® notes and CMT Rate notes, the factor will be based on a 360-day year of twelve 30-day months; and

•

for compounded SOFR notes, simple average SOFR notes, simple average federal funds (effective) rate notes and any other floating-rate notes other than U.S. Dollar SOFR ICE Swap Rate® notes or CMT Rate notes, the factor will be equal to the actual number of days in the relevant period divided by 360.

On or before the relevant “calculation date,” the calculation agent will calculate the amount of interest that has accrued during each interest period in accordance with the provisions set forth above.

For any series of U.S. Dollar SOFR ICE Swap Rate® notes or CMT Rate notes, the calculation date pertaining to an interest payment date will be the earlier of:

•

the second business day after the applicable interest determination date for the interest period to which such interest payment date relates or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding such interest payment date, the maturity date, or the date of redemption or repayment, as the case may be.

For any series of compounded SOFR notes, simple average SOFR notes or simple average federal funds (effective) rate notes, the calculation date pertaining to an applicable interest payment date will be the business day immediately preceding such interest payment date (including, if applicable, the maturity date or the date of earlier redemption or prepayment, as the case may be).

The interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more to any one borrower.

At the request of a holder of any U.S. Dollar SOFR ICE Swap Rate® note or CMT Rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

At the request of a holder of any compounded SOFR note, simple average SOFR note or simple average federal funds (effective) rate note, the calculation agent will provide compounded SOFR, simple average SOFR or the simple average federal funds (effective) rate, as applicable, the interest rate and the amount of interest accrued with respect to any interest period for such note, after compounded SOFR, simple average SOFR or the simple average federal funds (effective) rate, as applicable, and such interest rate and accrued interest have been determined.

U.S. Dollar SOFR ICE Swap Rate® Notes

Unless otherwise specified in the applicable pricing supplement, the following terms and provisions and other information will apply to each series of U.S. Dollar SOFR ICE Swap Rate® notes.

The interest rate in effect from, and including, the issue date of a series of floating-rate notes to, but excluding, the first interest reset date (as defined below) for such series of notes will be the initial interest rate set forth in the applicable pricing supplement or determined as set forth in the applicable pricing supplement. The interest rate for a series of U.S. Dollar SOFR ICE Swap Rate® notes may be reset monthly, quarterly, semiannually or annually, or at any other interval, as we specify in the applicable pricing supplement. If so specified in the applicable pricing supplement, a single interest period may contain multiple interest reset dates, in which case the interest rate with respect to the applicable series of notes will reset on each such interest reset date in accordance with the terms and provisions set forth in this subsection or as otherwise set forth in the applicable pricing supplement, and interest will accrue on such series of notes at the interest rate in effect from time to time during such interest period. We refer to each date on which the interest rate for a series of U.S. Dollar SOFR ICE Swap Rate® notes will reset as an “interest reset date.” We will specify the interest reset dates in the applicable pricing supplement. Interest reset dates may be adjusted in accordance with the applicable business day convention (as described below under “—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”) specified in the applicable pricing supplement.

The “interest determination date” in respect of any interest reset date is the day to which the calculation agent will refer when determining the interest rate at which the applicable floating interest rate will reset. Unless we specify otherwise in the applicable pricing supplement, the interest determination date for an interest reset date for a U.S. Dollar SOFR ICE Swap Rate® note will be the second U.S. government securities business day (as defined below) preceding the interest reset date.

The calculation agent will determine the interest rate for an interest period in respect of a U.S. Dollar SOFR ICE Swap Rate® note on the interest determination date corresponding to such interest reset date. In addition, on the applicable calculation date, the calculation agent will calculate the amount of interest that has accrued during each interest period in accordance with the provisions set forth under “—General Terms and Provisions Applicable to Floating-Rate Notes—Accrual of Interest, Interest Payment Dates and Interest Periods for Floating-Rate Notes Other than Compounded SOFR Notes Using the Payment Delay Convention” and “—General Terms and Provisions Applicable to Floating-Rate Notes—Calculation of Interest Amounts” above.

With respect to a series of U.S. Dollar SOFR ICE Swap Rate® notes, unless otherwise specified in the applicable pricing supplement, the following terms will have the meanings set forth below:

“U.S. Dollar SOFR ICE Swap Rate®” means, in respect of each applicable interest determination date or other date of determination, the U.S. Dollar SOFR ICE Swap Rate® for the applicable index maturity specified in the applicable pricing supplement, as calculated and provided as of approximately 11:00 a.m., New York, New York time (or any amended time specified by the administrator of the U.S. Dollar SOFR ICE Swap Rate® in the benchmark methodology) on such interest determination date or other date of determination, by IBA as the administrator of the U.S. Dollar SOFR ICE Swap Rate® (or a successor administrator), as such rate appears for the Applicable Index on the Designated SOFR Swap Rate Page at the Relevant Time on such interest determination date or date of determination, as determined by the calculation agent.

If the U.S. Dollar SOFR ICE Swap Rate® for the applicable index maturity in respect of any interest period cannot be determined in accordance with the preceding paragraph on an applicable interest determination date or other date of determination, and a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have not occurred with respect to such rate, then the U.S. Dollar SOFR ICE Swap Rate® for such index maturity for such interest determination date or date of determination will be determined by the calculation agent in its sole discretion after consulting such sources as it deems comparable to the sources (if any) on which such rate customarily is published by the IBA (or a successor administrator) or authorized distributors or to the sources from which IBA (or such successor administrator) obtains the swap rate input data used by IBA (or such successor administrator), to calculate such rate, or any other source or data it determines to be reasonable (including, if applicable, the U.S. Dollar SOFR ICE Swap Rate® for the applicable index maturity that was most recently published by IBA (or such successor administrator)) for the purpose of estimating such rate.

Notwithstanding the foregoing, if we or the calculation agent, after consulting with us, determines that a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred prior to the applicable U.S. Dollar SOFR ICE Swap Rate® Reference Time in respect of any determination of the U.S. Dollar SOFR ICE Swap Rate® for the applicable index maturity on any date, as described below under “—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date” below, then the U.S. Dollar SOFR ICE Swap Rate® benchmark replacement provisions set forth below under such heading will thereafter apply to all determinations of the interest rate payable on the applicable series of notes.

“Applicable Index” means “USISSO01 Index,” “USISSO02 Index,” “USISSO05 Index,” “USISSO10 Index,” “USISSO20 Index,” “USISSO30 Index,” and/or any other designation specified in the applicable pricing supplement to be an “Applicable Index.”

“Designated SOFR Swap Rate Page” means the page entitled “USD SOFR (11:15am NY)” that can be accessed on the Bloomberg Professional Services service (or any other page or screen that replaces that page or screen on the Bloomberg Professional Services service or such other service or services as may be nominated for the purpose of displaying rates for U.S. dollar swaps referencing SOFR by IBA or its successor or such other entity assuming the responsibility of IBA or its successor in calculating rates for U.S. dollar swaps referencing SOFR in the event IBA or its successor no longer does so).

“Relevant Time” means approximately 12:15, p.m., New York, New York time, or such other time as may be specified in the applicable pricing supplement.

Compounded SOFR Notes

Unless otherwise specified in the applicable pricing supplement, the following terms and provisions and other information will apply to compounded SOFR notes.

For a series of compounded SOFR notes, compounded SOFR, accrued interest, interest periods, the interest rate and/or timing of interest payments for a particular interest period will be determined in accordance with a “payment delay convention,” “observation period convention,” “SOFR Index convention,” or “rate cut-off convention” in accordance with the terms and provisions applicable to such convention as set forth below. The applicable pricing supplement relating to a series of compounded SOFR notes will specify whether the “payment delay convention,” the “observation period convention,” the “SOFR Index convention” or the “rate cut-off convention” applies to such compounded SOFR notes.

With respect to any series of compounded SOFR notes, the following terms will have the meanings set forth below:

“Daily SOFR” means, with respect to any U.S. government securities business day prior to a Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York, New York time, on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Benchmark Reference Time in respect of any determination of Daily SOFR on any date as described under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR” below, then the SOFR benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the SOFR benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable pricing supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR.”

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate).

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Payment Delay Convention

If the applicable pricing supplement for a series of compounded SOFR notes specifies that the “payment delay convention” applies, then, unless we specify otherwise in the applicable pricing supplement, the following terms and provisions will apply to such series. References to “notes” in this subsection “—Payment Delay Convention” are to compounded SOFR notes using the payment delay convention.

For a series of compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable pricing supplement, compounded SOFR, the interest rate, accrued interest, the date on which the foregoing will be calculated by the calculation agent with respect to an interest period, interest periods and timing of interest payments for a particular interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates and calculation of interest amounts (other than with respect to the accrual of interest, interest payment dates, interest periods and the timing of such calculation of interest amounts, which will be as set forth below in this subsection) that will be applicable with respect to a series of compounded SOFR notes using the payment delay convention, unless we specify otherwise in the applicable pricing supplement.

Each series of notes will accrue interest from the issue date of such series until the principal amount is paid or made available for payment. We will pay interest on a series of notes on each interest payment date (as defined in the second following paragraph) with respect to such series of notes. Each interest payment due on an interest payment date, the maturity date or the earlier redemption or repayment date, as applicable, will include interest accrued from, and including, the most recent interest period demarcation date to which interest has been paid, or, if no interest has been paid, from the issue date, to, but excluding, the next interest period demarcation date (or, in the case of the final interest period, the maturity date or, the earlier redemption or repayment date) (each such period, an “interest period” for such series of notes). The applicable pricing supplement for a series of notes will specify, among other terms and provisions, the “interest period demarcation dates” with respect to such series.

Unless we specify otherwise in the applicable pricing supplement, interest period demarcation dates and interest periods (in addition to interest payment dates) may be adjusted in accordance with the business day convention specified in the applicable pricing supplement. If the scheduled final interest period demarcation date (which will be the maturity date or, if we elect to redeem the notes earlier, the redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, and such final interest period demarcation date will be postponed to such succeeding business day.

We will pay interest on each series of notes in arrears, on the second business day (or such other number of business days we may specify in the applicable pricing supplement) following each interest period demarcation date (each such day being an “interest payment date” for such notes); provided that the interest payment date with respect to the final interest period for a series of notes will be the maturity date for such series or, if the notes are redeemed earlier, the redemption date. On each interest payment date, we will pay accrued interest for the most recently completed interest period.

If an interest period demarcation date other than the final interest period demarcation date otherwise would fall on a day that is not a business day, then such interest period demarcation date will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest period demarcation date will be advanced to the immediately preceding day that is a business day. If the scheduled final interest period demarcation date (which will be the maturity date or, if we elect to redeem the notes earlier, the redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, and such final interest period demarcation date (and the related maturity date or redemption date falling on such final interest period demarcation date) will be postponed to such succeeding business day. In each case, the related interest periods also will be adjusted for non-business days.

With respect to any series of fixed/floating-rate notes for which compounded SOFR is specified to be the base rate for the applicable floating-rate period and for which the “payment delay convention” is specified to be applicable, notwithstanding anything to the contrary in the applicable terms and provisions of such notes, and provided that such series of notes is not redeemed prior to the commencement of the floating-rate period, if the final interest payment date falling in the fixed-rate period otherwise would fall on a day that is not a business day, then such interest payment date will be postponed to the next day that is a business day, and the related interest period also will be adjusted for non-business days. If such final interest payment date during the fixed-rate period is so postponed, the first day of the initial interest period during the floating-rate period will be adjusted accordingly.

The interest rate for a series of notes will be determined by reference to compounded SOFR, calculated in respect of each interest period in accordance with the formula set forth below. For purposes of calculating compounded SOFR in accordance with such formula with respect to the final interest period, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be Daily SOFR in respect of such rate cut-off date. Unless we specify otherwise in the applicable pricing supplement, the “rate cut-off date” will be the second U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to the maturity date or the earlier redemption or repayment date, as applicable.

The calculation agent will determine “compounded SOFR” for a series of the notes for each interest period in accordance with the following formula:

where:

“d0”, for any interest period, is the number of U.S. government securities business days in such interest period;

“i”, for such interest period, is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such interest period;

“SOFRi”, for any U.S. government securities business day “i” in such interest period, is equal to Daily SOFR in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SOFR with respect to the final interest period, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the maturity date or redemption date, as applicable, will be Daily SOFR in respect of such rate cut-off date;

“ni”, for U.S. government securities business day “i” in such interest period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d”, for such interest period, is the number of calendar days in such interest period.

The calculation agent will determine compounded SOFR, the interest rate and accrued interest for each interest period in arrears on the applicable calculation date and will notify us of compounded SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination. At the request of a holder of a series of the notes, the calculation agent will provide compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period for such series, after compounded SOFR and such interest rate and accrued interest have been determined.

Observation Period Convention, SOFR Index Convention, and Rate Cut-off Convention

If the applicable pricing supplement for a series of compounded SOFR notes specifies that the “observation period convention,” “SOFR Index convention,” or “rate cut-off convention” applies, then, unless we specify otherwise in the applicable pricing supplement, the following terms and provisions will apply to such series. References to “notes” in this subsection “—Observation Period Convention SOFR Index Convention, and Rate Cut-off Convention” are to compounded SOFR notes using the observation period convention, SOFR Index convention or rate cut-off convention, as applicable.

For a series of compounded SOFR notes using the observation period convention, SOFR Index convention or rate cut-off convention, unless we specify otherwise in the applicable pricing supplement, compounded SOFR, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of compounded SOFR notes using the observation period convention, SOFR Index convention or rate cut-off convention, as applicable, unless we specify otherwise in the applicable pricing supplement.

With respect to a series of compounded SOFR notes using the observation period convention, “observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period.

Observation Period Convention

If the applicable pricing supplement for a series of compounded SOFR notes specifies that the “observation period convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“d0”, for any observation period, is the number of U.S. government securities business days in such observation period;

“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such observation period;

“SOFRi”, for any U.S. government securities business day “i” in such observation period, is equal to Daily SOFR in respect of that day, determined by the calculation agent;

“ni”, for U.S. government securities business day “i” in such observation period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d”, for such observation period, is the number of calendar days in such observation period.

The calculation agent will determine compounded SOFR, the interest rate and accrued interest for each interest period in arrears on the applicable calculation date and will notify us of compounded SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination. At the request of a holder of a series of the notes, the calculation agent will provide compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after compounded SOFR and such interest rate and accrued interest have been determined.

SOFR Index Convention

If the applicable pricing supplement for a series of compounded SOFR notes specifies that the “SOFR Index convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below with respect to the observation period relating to such interest period:

where:

“SOFR IndexEnd”, is the SOFR Index value on the day which is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the interest payment date relating to such interest period (such date, the “SOFR Index End Date”);

“SOFR IndexStart”, is the SOFR Index value on the day which is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the first day of the relevant interest period (such date, the “SOFR Index Start Date”);

“d”, is the number of calendar days from (and including) the SOFR Index Start Date to (but excluding) the SOFR Index End Date;

“SOFR”, means the daily Secured Overnight Financing Rate as provided by the SOFR Administrator on the SOFR Administrator’s Website; and

“SOFR Index”, with respect to any U.S. Government Securities Business Day, means:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York, New York time, on such U.S. government securities business day (the “SOFR Index Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then compounded SOFR shall be the rate determined in accordance with the terms and provisions set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR” below.

SOFR Index Unavailability Provisions – If SOFR IndexStart or SOFR IndexEnd is not published or otherwise is not available on the relevant interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “compounded SOFR” will mean, for the applicable interest period for which such index is not available, the base rate calculated in accordance with the formula set forth above under “—Observation Period Convention” as if the applicable pricing supplement had specified “observation period convention” to be applicable to the notes, rather than “SOFR Index convention” where “observation period” means, in respect of such interest period, the period from, and including, the SOFR Index Start Date for such period to, but excluding, the SOFR Index End Date for such period.

Rate Cut-Off Convention

If the applicable pricing supplement for a series of compounded SOFR notes specifies that the “rate cut-off convention” applies, then “compounded SOFR” means, for each applicable interest period, a rate calculated in accordance with the formula set forth below. For purposes of calculating compounded SOFR in accordance with such formula with respect to any interest period for an applicable series of compounded SOFR notes, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable), will be Daily SOFR in respect of such rate cut-off date. With respect to each applicable interest period, the “rate cut-off date” will be the fifth U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable).

where:

“d0”, for any interest period, is the number of U.S. government securities business days in such interest period;

“i”, is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business days in chronological order from, and including, the first U.S. government securities business day in such interest period;

“SOFRi”, for any U.S. government securities business day “i” in such interest period, is equal to Daily SOFR in respect of that day, determined by the calculation agent; provided that, for purposes of calculating compounded SOFR with respect to any interest period, Daily SOFR for each U.S. government securities business day in the period from, and including, the rate cut-off date to, but excluding, the interest payment date in respect of such interest period (or, in the case of the final interest period, the maturity date or redemption date, as applicable), will be Daily SOFR in respect of such rate cut-off date;

“ni”, for U.S. government securities business day “i” in such interest period, is the number of calendar days from, and including, such U.S. government securities business day “i” to, but excluding, the following U.S. government securities business day; and

“d”, is the number of calendar days in such interest period.

Simple Average SOFR Notes

Unless otherwise specified in the applicable pricing supplement, the following terms and provisions and other information will apply to simple average SOFR notes. References to “notes” in this subsection “—Simple Average SOFR Notes” are to a series of such notes.

For a series of simple average SOFR notes, unless we specify otherwise in the applicable pricing supplement, simple average SOFR, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of simple average SOFR notes, unless we specify otherwise in the applicable pricing supplement.

The interest rate for a series of the notes will be determined by reference to simple average SOFR. For each interest period for a series of the notes, “simple average SOFR” means, for each applicable interest period, a rate equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period, calculated in accordance with the terms and provisions set forth below.

Subject to the provisions below relating to a “rate lookback” or “rate cut-off date,” as applicable, the “daily base rate” with respect to each calendar day in a relevant interest period will be Daily SOFR in respect of such day; provided that for any calendar day in an interest period that is not a U.S. government securities business day, Daily SOFR in respect of such calendar day will be Daily SOFR published for the U.S. government securities business day immediately preceding such calendar day.

If the applicable pricing supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the preceding paragraph: (i) the “daily base rate” with respect to each U.S. government securities business day in a relevant interest period will be Daily SOFR in respect of the U.S. government securities business day falling two U.S. government securities business days (or such other number of U.S. government securities business days as may be specified in the applicable pricing supplement) prior to such U.S. government securities business day (such number of days, the “lookback period”); and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a U.S. government securities business day will be equal to the daily base rate in effect for the immediately preceding U.S. government securities business day.

If the applicable pricing supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the second preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the “daily base rate” for each such calendar day will be Daily SOFR in respect of such rate cut-off date; provided that if such applicable pricing supplement specifies that both “rate lookback” and “rate cut-off date” are applicable, then the “daily base rate” for each calendar day in an applicable interest period falling after such rate cut-off date will be equal to the daily base rate in effect for such rate cut-off date, determined in accordance with the provisions relating to “rate lookback” in the preceding paragraph. Unless we specify otherwise in the applicable pricing supplement, the “rate cut-off date” for an interest period, if applicable, will be the second U.S. government securities business day (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) prior to the interest payment date for such interest period.

The calculation agent will determine simple average SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of (or will make available to us) simple average SOFR and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

For purposes of the foregoing terms and provisions, unless otherwise provided in the applicable pricing supplement, the following terms have the meanings set forth below:

“Daily SOFR” means, with respect to any U.S. government securities business day prior to a Benchmark Replacement Date:

(1)

the Secured Overnight Financing Rate published for such U.S. government securities business day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York, New York time, on the immediately following U.S. government securities business day; or

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Benchmark Reference Time in respect of any determination of SOFR on any date as described under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR” below, then the SOFR benchmark transition provisions set forth under such heading will thereafter apply to all determinations of the interest rate payable on the relevant notes. In accordance with the SOFR benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each applicable interest period will be determined by reference to a per annum rate equal to the Benchmark Replacement plus or minus the spread, or multiplied by the spread multiplier, as may be specified in the applicable pricing supplement. Certain capitalized terms used in this paragraph have the meanings set forth under “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR.”

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate).

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Simple Average Federal Funds (Effective) Rate Notes

Unless otherwise specified in the applicable pricing supplement, the following terms and provisions and other information will apply to simple average federal funds (effective) rate notes. References to “notes” in this subsection “—Simple Average Federal Funds (Effective) Rate Notes” are to a series of such notes.

For a series of simple average federal funds (effective) rate notes, unless we specify otherwise in the applicable pricing supplement, the simple average federal funds (effective) rate, the interest rate, accrued interest and the date on which the foregoing will be calculated by the calculation agent with respect to an interest period will be determined in accordance with the following terms and provisions set forth in this subsection and in the other sections and subsections of this prospectus supplement referenced below in this subsection. See “—General Terms and Provisions Applicable to Floating-Rate Notes” for a description of additional terms and provisions of the notes relating to the determination of interest rates, accrual of interest, interest payment dates, interest periods and calculation of interest amounts (other than the timing of such calculation, which will be as set forth below in this subsection) that will be applicable with respect to each series of simple average federal funds (effective) rate notes, unless we specify otherwise in the applicable pricing supplement.

The interest rate for a series of the notes will be determined by reference to the simple average federal funds (effective) rate. For each interest period for a series of the notes, the simple average federal funds (effective) rate will be equal to the sum of the daily base rate for each calendar day in such interest period divided by the number of calendar days in such interest period, calculated in accordance with the terms and provisions set forth below.

Subject to the provisions below relating to a “rate lookback” or “rate cut-off date”, as applicable, the “daily base rate” with respect to each calendar day in a relevant interest period will be the federal funds (effective) rate in respect of such day; provided that for any calendar day in an interest period that is not a New York banking day, the federal funds (effective) rate in respect of such calendar day will be the federal funds (effective) rate published for the New York banking day immediately preceding such calendar day.

If the applicable pricing supplement specifies that a “rate lookback” applies, then, notwithstanding the terms and provisions set forth in the preceding paragraph: (i) the “daily base rate” with respect to each New York banking day in a relevant interest period will be the federal funds (effective) rate in respect of the New York banking day falling two New York banking days (or such other number of New York banking days as may be specified in the applicable pricing supplement) prior to such New York banking day (such number of days, the “lookback period”), and (ii) the “daily base rate” with respect to each calendar day in a relevant interest period that is not a New York banking day will be equal to the daily base rate in effect for the immediately preceding New York banking day.

If the applicable pricing supplement specifies that a “rate cut-off date” applies then, notwithstanding the terms and provisions set forth in the second preceding paragraph, for each calendar day in an interest period falling after the rate cut-off date for such interest period, the daily base rate for each such calendar day will be the federal funds (effective) rate in respect of such rate cut-off date; provided that if such applicable pricing supplement specifies that both “rate lookback” and “rate cut-off date” are applicable, then the “daily base rate” for each calendar day in an applicable interest period falling after such rate cut-off date will be equal to the daily base rate in effect for such rate cut-off date, determined in accordance with the provisions relating to “rate lookback” in the preceding paragraph. Unless we specify otherwise in the applicable pricing supplement, the “rate cut-off date” for an interest period, if applicable, will be the second New York banking day (or such other number of New York banking days as we specify in the applicable pricing supplement) prior to the interest payment date for such interest period.

The calculation agent will determine the simple average federal funds (effective) rate, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable prior to the relevant interest payment date and will notify us of (or will make available to us) the simple average federal funds (effective) rate and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

For purposes of the foregoing terms and provisions, unless otherwise provided in the applicable pricing supplement, the following terms have the meanings set forth below:

“Federal funds (effective) rate,” for any New York banking day, will be the rate for such day as displayed on the Reuters Screen Page FEDFUNDS1 (or any successor service or any other page that replaces that page on that service) under the heading “EFFECT” on the New York banking day next following such day (such next following New York banking day, the “publication day”). With respect to any New York banking day, if such rate is not displayed on Reuters Screen Page FEDFUNDS1 by 5:00 p.m., New York, New York time, on the applicable publication day, the federal funds (effective) rate for such New York banking day will be the federal funds (effective) rate for such New York banking day, as published on the applicable publication day in H.15 Daily Update under the heading “Federal Funds (Effective).” If such rate is not published in H.15 Daily Update by 5:00 p.m., New York, New York time, on such publication day, the federal funds (effective) rate for such New York banking day will be the federal funds (effective) rate as published for the first preceding New York banking day for which the federal funds (effective) rate can be determined in accordance with the first sentence of this paragraph.

As used in the foregoing terms and provisions relating to the determination of the federal funds (effective) rate:

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), available at www.federalreserve.gov/releases/h15/, or any successor site or publication.

“New York banking day” means a day of the work week other than a holiday observed by the FRBNY.

CMT Rate Notes

Unless otherwise specified in the applicable pricing supplement, the following terms and provisions and other information will apply to each series of CMT Rate notes.

The interest rate in effect from, and including, the issue date of a series of floating-rate notes to, but excluding, the first interest reset date (as defined below) for such series of notes will be the initial interest rate set forth in the applicable pricing supplement or determined as set forth in the applicable pricing supplement. The interest rate for a series of CMT Rate notes may be reset monthly, quarterly, semiannually or annually, or at any other interval, as specified in the applicable pricing supplement. If so specified in the applicable pricing supplement, a single interest period may contain multiple interest reset dates, in which case the interest rate with respect to the applicable series of notes will reset on each such interest reset date in accordance with the terms and provisions set forth in this subsection or as otherwise set forth in the applicable pricing supplement, and interest will accrue on such series of notes at the interest rate in effect from time to time during such interest period. Each date on which the interest rate for a series of CMT Rate notes will reset is referred to herein as an “interest reset date.” The interest reset dates will be specified in the applicable pricing supplement. Interest reset dates may be adjusted in accordance with the applicable business day convention (as described below under “—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”) specified in the applicable pricing supplement.

The “interest determination date” in respect of any interest reset date is the day to which the calculation agent will refer when determining the interest rate at which the applicable floating interest rate will reset. Unless otherwise specified in the applicable pricing supplement, the interest determination date for an interest reset date for a CMT Rate notes will be the second U.S. government securities business day (as defined below) preceding the interest reset date.

The calculation agent will determine the interest rate for an interest period in respect of a CMT Rate note on the interest determination date corresponding to such interest reset date. In addition, on the applicable calculation date, the calculation agent will calculate the amount of interest that has accrued during each interest period in accordance with the provisions set forth under “—General Terms and Provisions Applicable to Floating-Rate Notes—Accrual of Interest, Interest Payment Dates and Interest Periods for Floating-Rate Notes Other than Compounded SOFR Notes Using the Payment Delay Convention” and “—General Terms and Provisions Applicable to Floating-Rate Notes—Calculation of Interest Amounts” above.

With respect to any series of CMT Rate notes, the following terms will have the meanings set forth below:

“CMT Rate” means, for any interest determination date or other date of determination, the yield on actively traded U.S. Treasury nominal/non-inflation-indexed securities adjusted to constant maturity with a maturity equal to the index maturity specified in the applicable pricing supplement for such interest determination date or date of determination as displayed on the Designated CMT Rate Page on the U.S. government securities business day following such interest determination date or date of determination (the “CMT Rate publication day”).

If, with respect to any interest determination date or other date of determination, the CMT Rate for the applicable index maturity cannot be determined as described above by 5:00 p.m., New

York, New York time, on the applicable CMT Rate publication day, then the CMT Rate for that interest determination date or date of determination will be:

•

the yield on actively traded U.S. Treasury nominal/non-inflation-indexed securities adjusted to constant maturity for the applicable index maturity for such interest determination date or date of determination as published by the Federal Reserve (or any successor) in the H.15 Daily Update under the heading “Treasury constant maturities” in the applicable row for such index maturity;

•

if such rate is not published in the H.15 Daily Update by 5:00 p.m., New York, New York time, on such CMT Rate publication day, the yield for U.S. Treasury securities at “constant maturity” for the applicable index maturity for such interest determination date or date of determination as published by the United States Department of the Treasury (or any successor) in its Daily Treasury Par Yield Curve Rates (or any successor publication) in the applicable column for such index maturity;

•

if neither of the foregoing is available by 5:00 p.m., New York, New York time, on such CMT Rate publication day, the CMT Rate for the applicable index maturity for such interest determination date or date of determination will be determined by the calculation agent in its sole discretion, after consulting such sources (if any) as it deems comparable to the foregoing sources, or any other source or data it determines to be reasonable.

Notwithstanding the foregoing, if we or the calculation agent, after consulting with us, determines that a CMT Rate Transition Event and related CMT Rate Replacement Date have occurred prior to the applicable CMT Rate Reference Time in respect of any determination of the CMT Rate for the applicable index maturity on any date, as described below under “—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date” below, then the CMT Rate benchmark replacement provisions set forth below under such heading will thereafter apply to all determinations of the interest rate payable on the applicable series of notes.

As used in the foregoing terms and provisions relating to the determination of the CMT Rate:

“Designated CMT Rate Page” means the Bloomberg (or any successor or replacement service) screen page specified in the applicable pricing supplement for the applicable index maturity. If no such Bloomberg (or any successor or replacement service) screen page is specified in the applicable pricing supplement, then the “Designated CMT Rate Page” will be the following Bloomberg (or any successor or replacement service) screen page, as applicable: “H15T1M Index” (if the applicable index maturity is one month), “H15T3M Index” (if the applicable index maturity is three months), “H15T6M Index” (if the applicable index maturity is six months), “H15T1Y Index” (if the applicable index maturity is one year), “H15T2Y Index” (if the applicable index maturity is two years), “H15T3Y Index” (if the applicable index maturity is three years), “H15T5Y Index” (if the applicable index maturity is five years), “H15T7Y Index” (if the applicable index maturity is seven years), “H15T10Y Index” (if the applicable index maturity is 10 years), “H15T20Y Index” (if the applicable index maturity is 20 years), “H15T30Y Index” (if the applicable index maturity is 30 years) or other designation.

“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), available at www.federalreserve.gov/releases/h15/, or any successor site or publication.

Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR

Unless we specify otherwise in the applicable pricing supplement, the provisions set forth in this section “—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with

Respect to SOFR,” which we refer to as the “SOFR benchmark transition provisions,” will apply to all compounded SOFR notes and simple average SOFR notes. References to “notes” in this section are to such notes.

Benchmark Replacement. If we or our designee (after consulting with us) determines on or prior to the relevant Benchmark Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for any series of notes, the applicable Benchmark Replacement will replace the then-current Benchmark for such series of notes for all purposes relating to the relevant notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (after consulting with us) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used in this prospectus supplement with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, with respect to compounded SOFR notes and simple average SOFR notes, Daily SOFR; provided, in each case, that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Daily SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means, with respect to compounded SOFR notes and simple average SOFR notes, the first alternative set forth in the order below that can be determined by us or our designee, after consulting with us, as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (after consulting with us) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (after consulting with us) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating-rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest period demarcation date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) index maturities, (6) any other terms or provisions of the relevant series of notes, in each case that we or our designee (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (after consulting with us) decides that implementation of any portion of such market practice is not administratively feasible or if we or the our designee (after consulting with us) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (after consulting with us) determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Benchmark Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the

Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark excluding the applicable ISDA Fallback Adjustment.

“Benchmark Reference Time” with respect to any determination of the Benchmark means (1) with respect to compounded SOFR notes and simple average SOFR notes, if the Benchmark is SOFR, 3:00 p.m., New York, New York time, on the date of such determination, and (2) otherwise, the time determined by us or our designee (after consulting with us) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date

Unless we specify otherwise in the applicable pricing supplement, the provisions set forth in this section “—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date,” which we refer to as the “U.S. Dollar SOFR ICE Swap Rate® transition provisions,” will apply to all U.S. Dollar SOFR ICE Swap Rate® notes. References to “notes” in this section are to such notes.

U.S. Dollar SOFR ICE Swap Rate® Replacement. If, with respect to a series of U.S. Dollar SOFR ICE Swap Rate® notes, we or the calculation agent (after consulting with us) determines that a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred with respect to the then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark prior to the applicable U.S. Dollar SOFR ICE Swap Rate® Reference Time in respect of any determination of the then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark required to be made under the terms of an applicable series of U.S. Dollar SOFR ICE Swap Rate®

notes, the U.S. Dollar SOFR ICE Swap Rate® Replacement will replace the then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark for all purposes relating to the notes in respect of such determination on such date and all such determinations on all subsequent dates unless and until another U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred with respect to the applicable U.S. Dollar SOFR ICE Swap Rate® Replacement. In the event that a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date are determined to have occurred with respect to a U.S. Dollar SOFR ICE Swap Rate® Benchmark as set forth in the preceding sentence, and we or the calculation agent (after consulting with us) has selected a U.S. Dollar SOFR ICE Swap Rate® Replacement, the provisions set forth in this section “—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date” will apply to any such U.S. Dollar SOFR ICE Swap Rate® Replacement and references in this section to the applicable U.S. Dollar SOFR ICE Swap Rate® Benchmark will mean such U.S. Dollar SOFR ICE Swap Rate® Replacement.

U.S. Dollar SOFR ICE Swap Rate® Replacement Conforming Changes. In connection with the implementation of a U.S. Dollar SOFR ICE Swap Rate® Replacement, we or the calculation agent (after consulting with us) will have the right to make U.S. Dollar SOFR ICE Swap Rate® Replacement Conforming Changes from time to time.

No U.S. Dollar SOFR ICE Swap Rate® Replacement. In the event that a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date are determined to have occurred as set forth above, if we or the calculation agent (after consulting us) determines that there is no U.S. Dollar SOFR ICE Swap Rate® Replacement as of any relevant interest determination date or other date of determination of such U.S. Dollar SOFR ICE Swap Rate® Benchmark, then we or the calculation agent (after consulting with us )will determine a substitute rate or substitute rate value to be used in place of the applicable U.S. Dollar SOFR ICE Swap Rate® Benchmark for that interest determination date or date of determination after consulting such sources as we or the calculation agent (after consulting with us) deems comparable to the sources (if any) on which such rate customarily was published by the administrator of such U.S. Dollar SOFR ICE Swap Rate® Benchmark or authorized distributors prior to the applicable U.S. Dollar SOFR ICE Swap Rate® Transition Event and U.S. Dollar SOFR ICE Swap Rate® Replacement Date or to the sources from which the administrator of such rate obtains the swap rate input data used by the administrator to calculate or publish such rate, or any other source or data we or the calculation agent (after consulting with us) determines to be reasonable (including, if applicable, the applicable U.S. Dollar SOFR ICE Swap Rate® Benchmark that was most recently published by the administrator of such rate) for the purpose of determining such substitute rate or substitute rate value.

Certain Defined Terms. As used in this prospectus supplement with respect to any U.S. Dollar SOFR ICE Swap Rate® Transition Event and implementation of the U.S. Dollar SOFR ICE Swap Rate® Benchmark Replacement and U.S. Dollar SOFR ICE Swap Rate® Replacement Conforming Changes:

“U.S. Dollar SOFR ICE Swap Rate® Benchmark” with respect to a series of notes means, initially, the U.S. Dollar SOFR ICE Swap Rate® for the applicable index maturity(s) specified in the applicable pricing supplement, provided that if a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred with respect to the applicable U.S. Dollar SOFR ICE Swap Rate® or then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark, then the “U.S. Dollar SOFR ICE Swap Rate® Benchmark” means the U.S. Dollar SOFR ICE Swap Rate® Replacement.

“U.S. Dollar SOFR ICE Swap Rate® Replacement” means the sum of (a) the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as an industry-accepted replacement for the current U.S. Dollar SOFR ICE Swap Rate® Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment (if any).

“U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the calculation agent (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark with the applicable Unadjusted U.S. Dollar SOFR ICE Swap Rate® Replacement for floating-rate notes at such time.

“U.S. Dollar SOFR ICE Swap Rate® Replacement Conforming Changes” means, with respect to any U.S. Dollar SOFR ICE Swap Rate® Replacement, changes to (1) any interest determination dates, interest payment dates, or other relevant dates, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of notes and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) index maturities, and (6) any other terms or provisions of the applicable series of notes, in each case that we or the calculation agent (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such U.S. Dollar SOFR ICE Swap Rate® Replacement giving due consideration to any industry-accepted market practice (or, if we or the calculation agent (after consulting with us) determines that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the U.S. Dollar SOFR ICE Swap Rate® Replacement exists, in such other manner as we or the calculation agent (after consulting with us) determines is appropriate).

“U.S. Dollar SOFR ICE Swap Rate® Replacement Date” means the earliest to occur of the following events with respect to the current U.S. Dollar SOFR ICE Swap Rate® Benchmark:

(A)

in the case of clause (A) or (B) of the definition of “U.S. Dollar SOFR ICE Swap Rate® Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the U.S. Dollar SOFR ICE Swap Rate® Benchmark permanently or indefinitely ceases to provide such U.S. Dollar SOFR ICE Swap Rate® Benchmark;

(B)

in the case of clause (C) of the definition of “U.S. Dollar SOFR ICE Swap Rate® Transition Event,” if such statement or publication referenced therein indicates that the administrator or regulatory supervisor for the administrator has determined that such rate is no longer representative: (a) at the date of such statement or publication referenced therein, the date of such statement or publication; or (b) as of a specified future date, the first date on which such rate would ordinarily have been published or provided and is non-representative by reference to the most recent statement or publication referenced therein, even if such rate continues to be published or provided on such date; or

(C)	in the case of clause (D) or (E) of the definition of “U.S. Dollar SOFR ICE Swap Rate® Transition Event,” the date of such determination referenced therein.

For the avoidance of doubt, if the event giving rise to the U.S. Dollar SOFR ICE Swap Rate® Replacement Date occurs on the same day as, but earlier than, the U.S. Dollar SOFR ICE Swap Rate® Reference Time in respect of any determination, the U.S. Dollar SOFR ICE Swap Rate®

Replacement Date will be deemed to have occurred prior to the U.S. Dollar SOFR ICE Swap Rate® Reference Time for such determination.

“U.S. Dollar SOFR ICE Swap Rate® Reference Time” with respect to any determination of a U.S. Dollar SOFR ICE Swap Rate® for an applicable index maturity for a series of U.S. Dollar SOFR ICE Swap Rate® notes means the Relevant Time with respect to such U.S. Dollar SOFR ICE Swap Rate® on the relevant interest determination date or other date of determination; provided that if a U.S. Dollar SOFR ICE Swap Rate® Transition Event and related U.S. Dollar SOFR ICE Swap Rate® Replacement Date have occurred with respect to the then-current U.S. Dollar SOFR ICE Swap Rate® Benchmark and us or the calculation agent (after consulting with us) has selected a U.S. Dollar SOFR ICE Swap Rate® Benchmark Replacement, “U.S. Dollar SOFR ICE Swap Rate® Reference Time” will mean with respect to such U.S. Dollar SOFR ICE Swap Rate® Replacement, the time determined by us or the calculation agent (after consulting with us) in accordance with the U.S. Dollar SOFR ICE Swap Rate® Replacement Conforming Changes.

“U.S. Dollar SOFR ICE Swap Rate® Transition Event” means the occurrence of one or more of the following events with respect to the current U.S. Dollar SOFR ICE Swap Rate® Benchmark:

(A)

a public statement or publication of information by or on behalf of the administrator of the U.S. Dollar SOFR ICE Swap Rate® Benchmark announcing that such administrator has ceased or will cease to provide such U.S. Dollar SOFR ICE Swap Rate® Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such U.S. Dollar SOFR ICE Swap Rate® Benchmark;

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of the U.S. Dollar SOFR ICE Swap Rate® Benchmark, the central bank for the currency of such U.S. Dollar SOFR ICE Swap Rate® Benchmark, an insolvency official with jurisdiction over the administrator for such U.S. Dollar SOFR ICE Swap Rate® Benchmark, a resolution authority with jurisdiction over the administrator for such U.S. Dollar SOFR ICE Swap Rate® Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such U.S. Dollar SOFR ICE Swap Rate® Benchmark, which states that the administrator of such U.S. Dollar SOFR ICE Swap Rate® Benchmark has ceased or will cease to provide such U.S. Dollar SOFR ICE Swap Rate® Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such U.S. Dollar SOFR ICE Swap Rate® Benchmark;

(C)

a public statement or publication of information by the administrator of such U.S. Dollar SOFR ICE Swap Rate® Benchmark or the regulatory supervisor for the administrator of such U.S. Dollar SOFR ICE Swap Rate® Benchmark announcing that such U.S. Dollar SOFR ICE Swap Rate® Benchmark is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that such U.S. Dollar SOFR ICE Swap Rate® Benchmark is intended to measure, and that representativeness will not be restored;

(D)	a determination by us or the calculation agent (after consulting with us) that the U.S. Dollar SOFR ICE Swap Rate® Benchmark has been permanently or indefinitely discontinued; or

(E)

a determination by us or the calculation agent (after consulting with us) that (i) such U.S. Dollar SOFR ICE Swap Rate® Benchmark as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time or

(ii) such U.S. Dollar SOFR ICE Swap Rate® Benchmark as published is no longer an industry-accepted rate of interest in the derivatives market for hedging transactions related to U.S. dollar-denominated floating-rate notes.

“Unadjusted U.S. Dollar SOFR ICE Swap Rate® Replacement” means the U.S. Dollar SOFR ICE Swap Rate® Replacement excluding the U.S. Dollar SOFR ICE Swap Rate® Replacement Adjustment (if any).

Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date

Unless we specify otherwise in the applicable pricing supplement, the provisions set forth in this section “—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date,” which we refer to as the “CMT Rate transition provisions,” will apply to all CMT Rate notes. References to “notes” in this section are to such notes.

CMT Rate Replacement. If, with respect to a series of CMT Rate notes, we or the calculation agent (after consulting with us) determines that a CMT Rate Transition Event and related CMT Rate Replacement Date have occurred with respect to the then-current CMT Rate Benchmark prior to the applicable CMT Rate Reference Time in respect of any determination of the then-current CMT Rate Benchmark required to be made under the terms of an applicable series of CMT Rate notes, the CMT Rate Replacement will replace the then-current CMT Rate Benchmark for all purposes relating to the notes in respect of such determination on such date and all such determinations on all subsequent dates unless and until another CMT Rate Transition Event and related CMT Rate Replacement Date have occurred with respect to the applicable CMT Rate Replacement. In the event that a CMT Rate Transition Event and related CMT Rate Replacement Date are determined to have occurred with respect to a CMT Rate Benchmark as set forth in the preceding sentence, and we or the calculation agent (after consulting with us) has selected a CMT Rate Replacement, the provisions set forth in this section “—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date” will apply to any such CMT Rate Replacement and references in this section to the applicable CMT Rate Benchmark will mean such CMT Rate Replacement.

CMT Rate Replacement Conforming Changes. In connection with the implementation of a CMT Rate Replacement, we or the calculation agent (after consulting with us) will have the right to make CMT Rate Replacement Conforming Changes from time to time.

No CMT Rate Replacement. In the event that a CMT Rate Transition Event and related CMT Rate Replacement Date are determined to have occurred as set forth above, if we or the calculation agent (after consulting us) determines that there is no CMT Rate Replacement as of any relevant interest determination date or other date of determination of such CMT Rate Benchmark, then we or the calculation agent (after consulting with us) will determine a substitute rate or substitute rate value to be used in place of the applicable CMT Rate Benchmark for that interest determination date or date of determination after consulting such sources (if any) as it deems comparable to the sources described above under the determination of the CMT Rate, or any other source or data it determines to be reasonable.

Certain Defined Terms. As used in this prospectus supplement with respect to any CMT Rate Transition Event and implementation of the CMT Rate Benchmark Replacement and CMT Rate Replacement Conforming Changes:

“CMT Rate Benchmark” with respect to a series of notes means, initially, the CMT Rate for the applicable index maturity specified in the applicable pricing supplement, provided that if a CMT Rate Transition Event and related CMT Rate Replacement Date have occurred with respect to the applicable CMT Rate or then-current CMT Rate Benchmark, then the “CMT Rate Benchmark” means the CMT Rate Replacement.

“CMT Rate Replacement” means the sum of (a) the alternate rate of interest that has been selected by us or the calculation agent (after consulting with us) as an industry-accepted replacement for the current CMT Rate Benchmark for U.S. dollar-denominated floating-rate notes at such time and (b) the CMT Rate Replacement Adjustment (if any).

“CMT Rate Replacement Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the calculation agent (after consulting with us) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current CMT Rate Benchmark with the applicable Unadjusted CMT Rate Replacement for floating-rate notes at such time.

“CMT Rate Replacement Conforming Changes” means, with respect to any CMT Rate Replacement, changes to (1) any interest determination dates, interest payment dates, or other relevant dates, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of notes and the conventions relating to such determination and calculations with respect to interest, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) index maturities, and (6) any other terms or provisions of the applicable series of notes, in each case that we or the calculation agent (after consulting with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such CMT Rate Replacement giving due consideration to any industry-accepted market practice (or, if we or the calculation agent (after consulting with us) determines that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the CMT Rate Replacement exists, in such other manner as we or the calculation agent (after consulting with us) determines is appropriate).

“CMT Rate Replacement Date” means the earliest to occur of the following events with respect to the current CMT Rate Benchmark:

(A)

in the case of clause (A) or (B) of the definition of “CMT Rate Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the CMT Rate Benchmark permanently or indefinitely ceases to provide such CMT Rate Benchmark;

(B)

in the case of clause (C) of the definition of “CMT Rate Transition Event,” if such statement or publication referenced therein indicates that the administrator or regulatory supervisor for the administrator has determined that such rate is no longer representative: (a) at the date of such statement or publication referenced therein, the date of such statement or publication; or (b) as of a specified future date, the first date on which such rate would ordinarily have been published or provided and is non-representative by reference to the most recent statement or publication referenced therein, even if such rate continues to be published or provided on such date; or

(C)	in the case of clause (D) or (E) of the definition of “CMT Rate Transition Event,” the date of such determination referenced therein.

For the avoidance of doubt, if the event giving rise to the CMT Rate Replacement Date occurs on the same day as, but earlier than, the CMT Rate Reference Time in respect of any determination, the CMT Rate Replacement Date will be deemed to have occurred prior to the CMT Rate Reference Time for such determination.

“CMT Rate Reference Time” with respect to any determination of a CMT Rate for an applicable index maturity for a series of CMT Rate notes means 5:00 p.m., New York, New York time, on the CMT Rate publication day for the applicable interest determination date or other date of determination; provided that if a CMT Rate Transition Event and related CMT Rate Replacement Date have occurred with respect to the then-current CMT Rate Benchmark and us or the calculation agent (after consulting with us) has selected a CMT Rate Benchmark Replacement, “CMT Rate Reference Time” will mean with respect to such CMT Rate Replacement, the time determined by us or the calculation agent (after consulting with us) in accordance with the CMT Rate Replacement Conforming Changes.

“CMT Rate Transition Event” means the occurrence of one or more of the following events with respect to the current CMT Rate Benchmark:

(A)

a public statement or publication of information by or on behalf of the administrator of the CMT Rate Benchmark announcing that such administrator has ceased or will cease to provide such CMT Rate Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such CMT Rate Benchmark;

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of the CMT Rate Benchmark, the central bank for the currency of such CMT Rate Benchmark, an insolvency official with jurisdiction over the administrator for such CMT Rate Benchmark, a resolution authority with jurisdiction over the administrator for such CMT Rate Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such CMT Rate Benchmark, which states that the administrator of such CMT Rate Benchmark has ceased or will cease to provide such CMT Rate Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such CMT Rate Benchmark;

(C)

a public statement or publication of information by the administrator of such CMT Rate Benchmark or the regulatory supervisor for the administrator of such CMT Rate Benchmark announcing that such CMT Rate Benchmark is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that such CMT Rate Benchmark is intended to measure, and that representativeness will not be restored;

(D)	a determination by us or the calculation agent (after consulting with us) that the CMT Rate Benchmark has been permanently or indefinitely discontinued; or

(E)

a determination by us or the calculation agent (after consulting with us) that such CMT Rate Benchmark as published is no longer an industry-accepted rate of interest for U.S. dollar-denominated floating-rate notes at such time.

“Unadjusted CMT Rate Replacement” means the CMT Rate Replacement excluding the CMT Rate Replacement Adjustment (if any).

Additional Information About SOFR

As further described in this prospectus supplement, the interest rate on compounded SOFR notes and simple average SOFR notes will be determined by reference to a rate based on SOFR.

In general, the following discussion relating to SOFR is based on information available on the SOFR Administrator’s Website.

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that, prior to January 24, 2022, it obtained the data from DTCC Solutions LLC, an affiliate of DTCC.

FRBNY currently publishes SOFR for the preceding 25 U.S. government securities business days on its website at https://www.newyorkfed.org/markets/reference-rates/sofr. Historical data for earlier periods can be obtained on such website through the historical data search function. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

We are not affiliated with FRBNY. FRBNY does not sanction, endorse, or recommend any products or services offered by us.

Additional Information about U.S. Dollar SOFR Ice Swap Rate®

In general, the following discussion relating to the U.S. Dollar SOFR Ice Swap Rate® is based on information available on the IBA website.

The U.S. Dollar SOFR Ice Swap Rate® represents the mid-price for interest rate swaps (the fixed leg) and swap spreads (the applicable mid-price minus a corresponding specified government bond yield) in USD in various index maturities ranging from 1 year to 30 years at particular specified times of the day. In June 2020, IBA implemented a waterfall approach for the U.S. Dollar SOFR Ice Swap Rate® methodology, which the U.S. Dollar SOFR Ice Swap Rate® follows. Subsequently, the U.S. Dollar SOFR Ice Swap Rate® launched by IBA for use as a benchmark on November 8, 2021 in order to aid the market’s transition to SOFR and away from U.S. Dollar LIBOR.

To calculate the U.S. Dollar SOFR Ice Swap Rate®, IBA relies on eligible, executable prices and volumes provided by regulated, electronic, trading venues and, if such trading venues do not provide sufficient eligible input data, eligible dealer to client prices and volumes displayed electronically by trading venues. If there is insufficient eligible input data to calculate a rate in accordance with the foregoing sentence, IBA uses movement interpolation, where possible for applicable index maturities, to calculate a rate. Where it is not possible to calculate a U.S. Dollar SOFR Ice Swap Rate® for an applicable index maturity in accordance with the foregoing, then IBA’s Insufficient Data Policy as set forth on the U.S. Dollar SOFR Ice Swap Rate® website will apply and “No Publication” will be published for the U.S. Dollar SOFR Ice Swap Rate® of the applicable index maturity. The U.S. Dollar SOFR Ice Swap Rate® for the various applicable index maturities as reported on the ICE Report Center is expressed as an integer rounded to two decimal places; however, for purpose of calculations of interest with respect to the notes, such rate will be deemed to be expressed as a percentage.

The U.S. Dollar SOFR Ice Swap Rate® is calculated on each weekday other than those set forth in IBA’s ICE Swap Rate Holiday Calendar, which is available on the U.S. Dollar SOFR Ice Swap Rate® website, and published in the ICE Report Center, a link to which is available on the U.S. Dollar SOFR Ice Swap Rate® website. For any particular day, the only rate available for viewing on the ICE Report Center is the rate published for the preceding publication day.

Zero Coupon Notes

We may issue certain notes that do not bear interest, which are referred to herein as “zero coupon notes.” The offering or issue price for a series of zero coupon notes may be equal to 100% of the principal amount of such notes, in which case, under the terms and provisions of such notes, holders thereof will receive an amount payable at the maturity date (which may be expressed as a percentage of the aggregate principal amount thereof and which we refer to herein as the “maturity payment amount”) greater than 100% of the principal amount of such notes. Alternatively, the offering or issue price for a series of zero coupon notes may be less than 100% of the principal amount of such notes, in which case the terms and provisions of such notes will provide for a maturity payment amount on the maturity date equal to 100% of the principal amount. In every case, we will pay the maturity payment amount only with respect to zero coupon notes of a series that remain outstanding on their maturity date. The issue price and maturity payment amount for a series of zero coupon notes will be set forth in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, if an event of default occurs with respect to a series of zero coupon notes, and the maturity of such zero coupon notes is accelerated as described under “Description of Debt Securities of Bank of America Corporation—Events of Default and Rights of Acceleration; Covenant Breaches” in the accompanying prospectus, then the total amount due and payable in respect of such zero coupon notes upon such acceleration of maturity, expressed as an amount per each “calculation amount” of notes specified in the applicable pricing supplement (the “zero coupon acceleration amount”), will be calculated by us or the calculation agent in accordance with the formula set forth under (i) or (ii) below, as applicable:

(i)	if “Linear Zero Coupon Note” is specified in the applicable pricing supplement, in accordance with the following formula:

Zero coupon acceleration amount (per each calculation amount) = RP × (1 + AY * y)

(ii)	if “Compounded Zero Coupon Note” is specified in the applicable pricing supplement, in accordance with the following formula:

Zero coupon acceleration amount (per each calculation amount) = RP × (1 + AY)y

With respect to the formulas set forth under (i) and (ii) above, unless we specify otherwise in the applicable pricing supplement:

“calculation amount” means an amount in the applicable specified currency for the applicable series of notes representing a portion of the principal amount of such notes, as set forth in the applicable pricing supplement;

“RP” means the “reference price,” expressed as an amount in the applicable specified currency, which is equal to the issue price of such notes multiplied by the calculation amount;

“AY” means the “accrual yield,” expressed as a decimal, set forth in the applicable pricing supplement; and

“y” is equal to the quotient of (a) the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the original issue date of the applicable zero coupon notes to (but excluding) the date upon which the maturity of such zero coupon notes has been accelerated in accordance with the terms and provisions of such notes (the “acceleration date”) divided by (b) 360, if the “acceleration day count convention” specified in the applicable pricing supplement is “30/360.”

If an event of default occurs with respect to a series of zero coupon notes, and the maturity of such zero coupon notes is accelerated as described under “Description of Debt Securities of Bank of America Corporation—Events of Default and Rights of Acceleration; Covenant Breaches” in the accompanying prospectus, then payment of the zero coupon acceleration amount determined as set forth above will constitute final payment on such zero coupon notes, and no additional amounts will accrue or be payable with respect to such zero coupon notes following the applicable acceleration date.

Original Issue Discount Notes

Any of the types of notes described above may be original issue discount notes. Original issue discount notes are notes that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that note, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Notes— Consequences to U.S. Holders—Original Issue Discount” for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Calculation Agents; Decisions and Determinations

Calculations or determinations relating to floating-rate notes or floating-rate periods for fixed/floating-rate notes, including calculations or determinations with respect to base rates, interest rates, accrued interest, and any other amounts payable applicable to floating-rate notes or floating-rate periods for fixed/floating-rate notes, will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. Unless we specify otherwise in the applicable pricing supplement, the calculation agent will be one of our affiliates, including Merrill Lynch Capital Services, Inc. We have entered into an agreement with Merrill Lynch Capital Services, Inc. for purposes of its acting as calculation agent with respect to any applicable series of floating-rate notes or fixed/floating-rate notes. We may appoint the calculation agent for a series of floating-rate notes or fixed/floating-rate notes prior to the issue date of such floating-rate notes or fixed/floating-rate notes, in which event we will identify such calculation agent in the applicable pricing supplement, or we may appoint the calculation agent after the issue date of such floating-rate notes or fixed/floating-rate notes but before the first date on which a calculation is required to be performed under the terms of such floating-rate notes or fixed/floating-rate notes, without notice to the investors in the applicable series of notes. We may remove and/or appoint different calculation agents from time to time after the issue date of a floating-rate note or fixed/floating-rate note or may elect to act as the calculation agent with respect to such note, in each case without your consent and without notifying you of the change.

In addition, the terms and provisions of certain floating-rate notes provide that we or our designee (after consulting with us) may make certain determinations, decisions and elections with respect to (i) the determination of applicable base rates for floating-rate notes if such base rates are unavailable and (ii) the applicability and implementation of the applicable benchmark transition provisions relating to such base rates. If we have appointed a designee make any such determination, decision or election and such designee fails to do so, then we will make such determination, decision or election.

Unless otherwise specified in the applicable pricing supplement, any determination, decision or election that may be made by us, the applicable calculation agent or our other designee (which may be one of our affiliates) pursuant to the terms and provisions of the floating-rate notes or the fixed/floating-rate notes set forth in this prospectus supplement or in the applicable pricing supplement, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•

will be made in our sole discretion or the sole discretion of the calculation agent or our other designee (subject, in the case of the calculation agent, to applicable standards of care set forth in the applicable calculation agency agreement), except if made by the calculation agent or our other designee in connection with (i) the SOFR benchmark transition provisions set forth under “—Floating-Rate Notes—Effect of a Benchmark Transition Event and Related Benchmark Replacement Date with Respect to SOFR”; (ii) the U.S. Dollar SOFR ICE Swap Rate® transition provisions set forth under “—Floating-Rate Notes—Effect of a U.S. Dollar SOFR ICE Swap Rate® Transition Event and Related U.S. Dollar SOFR ICE Swap Rate® Replacement Date” or (iii) the CMT Rate transition provisions set forth under “—Floating-Rate Notes—Effect of a CMT Rate Transition Event and Related CMT Rate Replacement Date”;

•

if made by the calculation agent or our other designee in connection with the SOFR benchmark transition provisions, the U.S. Dollar SOFR ICE Swap Rate® transition provisions or the CMT Rate transition provisions (as described in the preceding bullet), will be made after consultation with us, and the calculation agent or our other designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the Indenture or the applicable series of notes, shall become effective without consent from the holders of the relevant series of notes or any other party.

Any determination, decision or election pursuant to the SOFR benchmark transition provisions, the U.S. Dollar SOFR ICE Swap Rate® transition provisions or the CMT Rate transition provisions (as described in the second bullet set forth in the list above) not made by the calculation agent or our other designee will be made by us on the basis as described above. The calculation agent shall have no responsibility for making, or any liability for not making any such determination, decision or election in connection with such SOFR benchmark transition provisions, such U.S. Dollar SOFR ICE Swap Rate® transition provisions or such CMT Rate transition provisions. If we do not agree with any determinations made by the calculation agent regarding administrative feasibility, as described in this prospectus supplement, in connection with such SOFR benchmark transition provisions, such U.S. Dollar SOFR ICE Swap Rate® transition provisions or such CMT Rate transition provisions, then we may, in our sole discretion, remove the calculation agent and appoint a successor calculation agent.

Paying Agent, Security Registrar and Transfer Agent

With respect to any series of notes denominated in U.S. dollars, we have appointed the trustee, acting through its corporate trust office, to act initially as our paying agent, security registrar and transfer agent, pursuant to the Indenture. The trustee’s corporate trust office currently is located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256.

We may add, replace or terminate paying agents, security registrars and/or transfer agents in accordance with the Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payment of Principal, Interest and Other Amounts Payable

Payments to Holders and Record Dates for Interest

Unless we specify otherwise in the applicable pricing supplement, the provisions described in this section will apply to payments on the notes.

Subject to any applicable business day convention as described below or in the applicable pricing supplement, interest payments, if applicable, on the notes will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption or repayment date or upon earlier acceleration of maturity, of the notes. Interest payable on any interest payment date other than the maturity date, or earlier redemption or repayment date, will be paid to the registered holder of the note at the close of business on the applicable regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption or repayment date or earlier acceleration of maturity of the notes, will be paid to the holder of the note at the time of payment by the paying agent.

Business Day Conventions

If the applicable pricing supplement specifies that one of the following business day conventions is applicable to a note, the interest payment dates (with respect to floating-rate notes other than those that use a “payment delay convention”), interest reset dates, interest period demarcation dates (with respect to floating-rate notes that use a “payment delay convention”), if applicable, and interest periods for that note will be affected and, consequently, may be adjusted as described below. Unless we specify otherwise in the applicable pricing supplement, any interest payment due at maturity or on a redemption date or repayment date will not be affected as described below.

•

“Following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date, if applicable, would otherwise fall on a day that is not a business day (as described below), then such interest payment date or interest period demarcation date, as applicable, will be postponed to the next day that is a business day. Unless we specify otherwise in the applicable pricing supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Modified following business day convention (adjusted)” means, if an interest payment date or interest period demarcation date, if applicable, would otherwise fall on a day that is not a business day, then such interest payment date or interest period demarcation date, as applicable, will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date or interest period demarcation date, as applicable, will be advanced to the immediately preceding day that is a business day. In each case, unless we specify otherwise in the applicable pricing supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

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“Following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from, and including, such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days under the following unadjusted business day convention.

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“Modified following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from, and including, such interest payment date to and including the date of payment of such interest as so postponed, and, provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days under the modified following unadjusted business day convention.

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“Preceding business day convention” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be advanced to the immediately preceding day that is a business day. If the preceding business day convention is specified in the applicable pricing supplement to be “adjusted,” then the related interest reset dates and interest periods also will be adjusted for non-business days; however, if the preceding business day convention is specified in the applicable pricing supplement to be “unadjusted,” then the related interest reset dates and interest periods will not be adjusted for non-business days.

In all cases, unless we specify otherwise in the applicable pricing supplement, if the maturity date or any earlier redemption or repayment date or earlier acceleration of maturity of the notes, as applicable, with respect to any note (other than a compounded SOFR note using the payment delay convention) falls on a day that is not a business day, any payment of principal and any premium, interest and other amounts otherwise due on such day, will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date or redemption or repayment date or earlier acceleration of maturity of the notes, as the case may be.

If no business day convention is specified in the applicable pricing supplement, then: (i) with respect to any interest period during which the note bears interest at a fixed rate, the following unadjusted business day convention will apply and (ii) with respect to any interest period during which the note bears interest at a floating rate, the modified following business day convention (adjusted) will apply. We also may specify and describe a different business day convention from those described above.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means, for any note, a day that meets all the following applicable requirements:

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for all notes, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the notes, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

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for any U.S. Dollar SOFR ICE Swap Rate® note, compounded SOFR note, simple average SOFR note or CMT Rate note, also is not a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purpose of trading in U.S. government securities (a “U.S. government securities business day”);

•	for any simple average federal funds (effective) rate note, also is a day of the work week other than a holiday observed by the Federal Reserve Bank of New York (a “New York banking day”); and

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for any note that has a specified currency other than U.S. dollars, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Manner of Payment

Unless otherwise stated in the applicable pricing supplement, we will pay principal and any premium, interest and other amounts payable on the notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the applicable depositary. Unless otherwise stated in the applicable pricing supplement, we will pay any interest on any notes in definitive, or non-book-entry, form on each interest payment date, other than the maturity date, or earlier redemption or repayment date or earlier acceleration of maturity of the notes, as applicable, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes at the close of business on the applicable record date at the address appearing on our or the security registrar’s records. Unless otherwise stated in the applicable pricing supplement, we will pay any principal and any premium, interest, and other amounts payable at the maturity date, or earlier redemption or repayment date or earlier acceleration of maturity of the notes, as applicable, of a note in definitive form by wire transfer of immediately available funds to the holder of the note at the time of payment. We do not expect to issue notes in definitive, non-global, form except in exchange for registered global notes in the limited circumstances set forth in the Indenture.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth in the accompanying prospectus under “Description of Debt Securities of Bank of America Corporation—Payment of Additional Amounts,” we will pay to the holder of notes that is a “non-U.S. person” (as defined in the accompanying prospectus under “Description of Debt Securities of Bank of America Corporation—Payment of Additional Amounts”) additional amounts to ensure that every net payment on such notes will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on such notes means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the note. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

Except as specifically provided in the accompanying prospectus under “Description of Debt Securities of Bank of America Corporation—Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

If we so specify in the applicable pricing supplement, we may redeem the notes, in whole but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or an amendment to, United States tax laws or regulations, as described in the accompanying prospectus under “Description of Debt Securities of Bank of America Corporation—Redemption for Tax Reasons,” subject to any required approvals as described below under “—Redemption.”

Redemption by Bank of America

The applicable pricing supplement will indicate whether we have the option to redeem notes prior to their maturity date. If we may redeem the notes prior to their maturity date, the applicable pricing supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities of Bank of America Corporation—Redemption” in the accompanying prospectus. The redemption of any note that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules.

Repayment at Option of Holder

The applicable pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to the applicable maturity date, the applicable pricing supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular series of our notes without notice to the holders of existing notes by selling additional notes with the same terms. Such additional notes may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding notes. Any such additional notes, together with the outstanding notes, will constitute a single series of notes under the Indenture, provided that such additional notes will be issued with the same CUSIP or other identifying number as the outstanding notes only if they are fungible with the outstanding notes for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate or interest amounts, the amounts payable at maturity, earlier redemption or repayment, as the case may be, the interest payment dates, or any other related matters for a particular series of notes, may be modified as described in the applicable pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes. The repurchase of any note that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules.

Form, Denomination, Registration and Exchange of Notes

We will issue notes only in fully registered form, without coupons. Our notes may be denominated in U.S. dollars or in another currency, as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, the notes will be denominated and payable in U.S. dollars and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Global Notes

Unless we specify otherwise in the applicable pricing supplement, we will issue notes in book-entry only form. This means that we will not issue certificated notes in non-global or definitive form registered in the name of each beneficial owner. Instead, the notes will be in the form of a global note or a master global note, registered and held in the name of and deposited with or on behalf of the applicable depositary or a nominee of that depositary (or, in the case of notes cleared through Euroclear and/or Clearstream (each as defined below), a nominee of a common depositary for such depositary). Accordingly, the depositary or its nominee will be the registered holder of all the notes represented by the global note. Those who own beneficial interests in a global note will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe the procedures applicable to book-entry only notes under the heading “Registration and Settlement” in the accompanying prospectus. Unless we specify otherwise in the applicable pricing supplement, the depositary for notes denominated in U.S. dollars will be DTC. Such notes will be registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC, and will be deposited with DTC. For notes denominated in a currency other than U.S. dollars, the applicable pricing supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A., Luxembourg (“Clearstream”), rather than DTC. DTC, Euroclear, and Clearstream, as depositaries for global securities, and some of their policies and procedures, are described under “Registration and Settlement—Depositaries for Global Securities” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement and exchange of book-entry only notes, see “Description of Debt Securities of Bank of America Corporation—Form and Denomination of Debt Securities” and “Registration and Settlement” in the accompanying prospectus.

Unless specified otherwise in the applicable pricing supplement, notes denominated in U.S. dollars and held through DTC will be represented by a kind of global note that we refer to as a “master global note.” This kind of global note represents multiple series of notes that have different terms and provisions and are issued at different times. Notes represented by a master global note will be registered in the name of a nominee of DTC and deposited with or on behalf of DTC as depositary. The trustee will identify each note evidenced by a master global note on a schedule to the master global note. The security registrar will maintain records of each series of outstanding notes represented by a master global note. Notes represented by a master global note may be exchanged by us at any time upon our request to the trustee or security registrar for one or more other notes in global form, as described in the master global note.

If we specify in the applicable pricing supplement that your notes will not be represented by a master global note, your notes will be represented by a non-master global note. Generally, all notes represented by the same non-master global note will have the same terms.

Definitive Notes

We do not expect to issue notes in definitive form except in exchange for registered global notes in the limited circumstances described in the Indenture. If we ever issue notes in definitive form, unless we specify otherwise in the applicable pricing supplement, those notes will be in registered form, and the exchange, registration, transfer, replacement or cancellation of those notes will be governed by the Indenture and the procedures described under “Description of Debt Securities of Bank of America Corporation—Exchange, Registration and Transfer” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Bank of America is offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. The applicable pricing supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If Bank of America sells notes on an agency basis, it will pay a commission to the selling agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable pricing supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable pricing supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

Bank of America also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable pricing supplement.

Bank of America will name any selling agents or other persons through which it sells any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable pricing supplement. As of the date of this prospectus supplement, our selling agent is BofAS. Bank of America will enter into a distribution agreement with BofAS and any other selling agent that describes the offering of notes by them as agent and as principal. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Bank of America also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through BofAS under the distribution agreement. Any agreements that we enter into with any selling agent will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the U.S. Federal Reserve Bank, the FDIC and the OCC and other applicable law. Bank of America has the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice.

Bank of America will have the sole right to accept offers to purchase notes, and, in its absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Unless otherwise specified in the applicable pricing supplement, the obligations of the selling agents under the distribution agreement, including any agreement to purchase notes, will be several and not joint. With respect to any offering of notes, the selling agents will offer the notes subject to prior sale, when, as and if issued and accepted by them, subject to the satisfaction of conditions described in the distribution agreement and any other agreement between us and the selling agents, including any terms agreement.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the selling agents may be required to make. We also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable pricing supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

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Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

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The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

In connection with any offering of the notes, we may appoint a “stabilizing manager,” in which case the stabilizing manager will be identified in the applicable pricing supplement. The stabilizing manager (or persons acting on its behalf), if any, may over allot notes or effect transactions with a view to supporting the market price of the applicable notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the applicable series of notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which we receive the proceeds of the applicable offering of notes, or no later than 60 days after the date of allotment of the applicable series of notes, whichever is the earlier. Any stabilization action or over allotment must be conducted by the stabilizing manager (or persons acting on its behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the stabilizing manager (or persons acting on its behalf) and, if applicable, on the applicable securities exchange on which the applicable series of notes is listed (if any).

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time. The stabilizing manager (if any) may conduct these activities in the over-the-counter market or otherwise. If the stabilizing manager (if any) commences any of these transactions, it may discontinue them at any time.

BofAS, a selling agent and one of our affiliates, is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including BofAS, will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer. For more information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

Following the initial distribution of any notes, our broker-dealer affiliates, including BofAS, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. This prospectus supplement and any applicable pricing supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes, including by making short sales of the notes and may cover such short positions by borrowing the notes from us, our affiliates or others, or by purchasing the notes from us, our affiliates or others subject to an obligation to repurchase such notes at a later date. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as previously-issued securities. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Bank of America or one of its selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

BofAS and other selling agents that Bank of America may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with Bank of America and its affiliates. These transactions are in the ordinary course of business for the selling agents and Bank of America and its respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

In the applicable pricing supplement, Bank of America will specify the settlement period for the offered notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle the next business day, unless the parties to a trade expressly agree otherwise. Accordingly, if Bank of America specifies a longer settlement cycle in the applicable pricing supplement for an offering of notes, purchasers who wish to trade those notes on any date prior to one business day before delivery of the notes will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General. Each of the selling agents, severally and not jointly, has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina. We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the notes, the offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the notes, nor has it reviewed or issued any opinion on the information contained in this prospectus supplement or the accompanying prospectus, or any other document relating to the offering or issuance of the notes, or on the accuracy of any accounting, financial or economic data or any other information included in this prospectus supplement or the accompanying prospectus or any other document relating to the offering or issuance of the notes, the truthfulness and accuracy of which is the sole responsibility of us and other persons involved in the preparation thereof. Neither we nor the offering are subject to the CNV general and periodical reporting and audit regimes. The selling agents have represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of the notes within the meaning of Sections 2 and 83 of Argentine Capital Markets Law No. 26,831, as amended, supplemented or otherwise modified, including as a private placement under the terms of section III of Rule 1016/2024 of the CNV.

Austria. Any person who is in, or comes into, possession of this prospectus supplement and the accompanying prospectus understands and acknowledges that no action has been or will be taken which would allow a public offering (öffentliches Angebot) of the notes in Austria unless it is in compliance with the relevant provisions of the Austrian Capital Market Act (Kapitalmarktgesetz) and the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (“EU Prospectus Regulation”). The notes are being sold in Austria exclusively to qualified investors within the meaning of section 1 paragraph 1 subparagraph 6 Austrian Capital Market Act or Article 2 lit. e) of the EU Prospectus Regulation (“qualified investors”) in reliance on the prospectus exemption set forth under the Austrian Capital Market Act or the EU Prospectus Regulation, and in accordance with Austrian securities, tax, and other applicable laws and regulations. In particular, no prospectus within the meaning of the Austrian Capital Market Act or the EU Prospectus Regulation has been, or will be published for the sale of the notes in Austria. Accordingly, the notes may not be offered, sold, or delivered to any person who is not a qualified investor and this prospectus supplement, the accompanying prospectus and any other offering material is directed only at qualified investors and may not be distributed or made available to any other person in Austria. Any person who is not a qualified investor must not act or rely on this private offering memorandum or any of its contents. Any investment or investment activity to which this private offering memorandum relates is available only to qualified investors and will be engaged in only with qualified investors. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and is not EU passported to perform banking business in Austria.

Bahamas. This prospectus supplement and the accompanying prospectus have not been registered with the Securities Commission of The Bahamas. No offer or solicitation of any of our securities can be made in The Bahamas. Any purchase of securities must be made in compliance with the Exchange Control Regulations of The Bahamas. We are not registered or licensed in The Bahamas and do not carry on and are not authorized by the laws of The Bahamas to carry on banking, securities or any other business in or from The Bahamas.

Bermuda. The notes being offered hereby are being offered on a private basis to investors. This prospectus supplement and the accompanying prospectus are not subject to, and have not received approval from, either the Bermuda Monetary Authority or the Bermuda Registrar of Companies and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda and the Investment Funds Act 2006 of Bermuda which regulate the sale or promotion of fund interests or securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Brazil. The information contained in this prospectus supplement or in the accompanying prospectus does not constitute an offering subject to registration, solicitation for an offer subject to registration, or intermediation of securities in the Federative Republic of Brazil and no registration or filing with respect to any securities or financial products described in this prospectus supplement or in the accompanying prospectus has been made with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, the “CVM”). Unless a specific exemption applies, no public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the CVM.

Canada. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that in connection with the distribution of the notes it will sell the notes from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Cayman Islands. The notes may not be offered to the public in the Cayman Islands. The notes have not been and will not be registered or judged upon or approved by any authority in the Cayman Islands and there exists no investor protection fund available to any investor in the notes.

Chile. The notes have not been registered with the Comisión para el Mercado Financiero in Chile and may not be offered or sold publicly in Chile.

The People’s Republic of China. The notes may not be offered or sold directly or indirectly in the People’s Republic of China (“PRC”) (for such purposes, not including Hong Kong, Macau and Taiwan). This prospectus supplement and the accompanying prospectus, and any other offering materials relating to the notes, have not been filed with or approved by the PRC authorities, and are not offers of securities (whether initial public offering or private placement) within the meaning of the PRC Securities Law or other pertinent laws and regulations of the People’s Republic of

China. No person is authorized to and no person may forward or deliver this prospectus supplement and the accompanying prospectus, or any other offering materials relating to the notes, to the general public or unspecified recipients in the People’s Republic of China. There is no open market in the People’s Republic of China for the notes, and the notes may not be sold, transferred, offered for sale, pledged or encumbered in the People’s Republic of China unless permitted by the People’s Republic of China laws and regulations. Neither this prospectus supplement and the accompanying prospectus nor any other offering materials contained or incorporated by reference herein relating to the notes constitutes an offer to sell or the solicitation of an offer to buy any securities in the PRC.

The notes may only be invested by PRC investors that are authorized to engage in the investment in the notes of the type being offered or sold. PRC investors are responsible for informing themselves about and observing all legal and regulatory restrictions, obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, any which may be required from the People’s Bank of China, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the National Financial Regulatory Administration and other relevant regulatory bodies or successors of the aforementioned regulatory bodies, and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or overseas investment regulations.

The issuer, the guarantor (if applicable), and the selling agents may not verify the investor or account that is located outside the PRC on whose behalf all documents are executed, and the issuer, the guarantor (if applicable), and the selling agents will only rely on the offshore status of such investor or account.

Colombia. The issuance of the notes, as well as trading and payments in respect of the notes, will occur outside Colombia.

This prospectus supplement and the accompanying prospectus are for the sole and exclusive use of the client acting on its own behalf and/or on behalf of any independent patrimony it administers by virtue of the law, and cannot be understood as being addressed to, or be used by, any different third party.

The notes have not and will not be offered in Colombia through a public offering pursuant to Colombian laws and regulations and neither will be registered in the Colombian National Registry of Securities and Issuers or on the Colombian Stock Exchange or in a securities negotiation and registry system.

The client acknowledges the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment made in connection with the notes and represents that it is the sole party liable for full compliance with any such laws and regulations.

The investment in the notes is a permitted investment for the client under its corporate bylaws and/or particular applicable investment regime.

Costa Rica. The notes are not registered on Costa Rican stock market and are not supervised by local authorities such as SUGEVAL.

Denmark. Each selling agent has represented and agreed that it has not offered or sold and will not offer, sell or deliver any of the notes directly or indirectly in Denmark by way of a public offering, unless in compliance with, as applicable, the EU Prospectus Regulation, the Danish Consolidated Act no. 2014 of 1 November 2021 on Capital Markets, as amended, and Executive Orders issued thereunder and in compliance with Executive Order No. 191 of 31 January 2022 on Investor Protection, as amended, supplemented or replaced from time to time.

Dominican Republic. NOTICE TO DOMINICAN REPUBLIC RESIDENTS – The offer of the notes is not made in the Dominican Republic nor specifically directed to Dominican residents. We have not requested authorization to perform a public offering of notes in the Dominican Republic, either before the Superintendence of Securities Market of the Dominican Republic (Superintendencia del Mercado de Valores de la República Dominincana) or any other governmental or private institution. The notes are not registered in the Securities Market Registry of the Dominican Republic (Registro del Mercado de Valores de la República Dominicana). However, pursuant to the provisions of the Securities Market Law No. 249-17 (Ley del Mercado de Valores núm. 249-17) dated December 19, 2017, and its supplemental regulations —in particular, the provisions of the Regulation on Public Offers adopted through Resolution of the National Council of the Securities Market on October 28, 2019 (R-CNMV-2019-24-MV), the offer of the notes could be deemed to qualify as a public offer of securities in the Dominican Republic. Thus, the offering or sale of the notes in the Dominican Republic, through any means of communication, may require approval by the Superintendence of the Securities Market of the Dominican Republic and/or the Monetary Board, as well as compliance with certain other legal requirements. Hence, no party acting in any capacity is allowed to conduct offers that could be deemed to qualify as a public offer of securities in the Dominican Republic or execute sales of the notes in the Dominican Republic or specifically directed to Dominican residents.

By its purchase of the notes, the investor acknowledges and agrees that it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the notes; it understands and reads the English language; and it waives to the fullest extent permitted by law any Spanish or other translation of documents relating to, in connection with or arising out of the notes. Con la adquisición de notas, el inversionista reconoce y conviene que tiene conocimiento, sofisticación y experiencia tomando, y tiene las condiciones para tomar, decisiones relacionadas con inversiones que requieren una decisión de inversión como la envuelta en la compra de Instrumentos Financieros; que entiende y puede leer el idioma inglés; y, que renuncia en el sentido más amplio permitido por ley a la traducción al idioma español de cualesquiera documentos relativos a, en conexión con o que surjan de las notas.

Dubai International Finance Centre (“DIFC”). This prospectus supplement and the accompanying prospectus relates to notes which are not subject to any form of regulation or approval by the Dubai Financial Services Authority (the “DFSA”).

This prospectus supplement and the accompanying prospectus are intended for distribution only to Professional Clients (as defined by the DFSA) who are not natural persons. It must not be delivered to, or relied on by, any other person.

The DFSA has no responsibility for reviewing or verifying any prospectus supplement and the accompanying prospectus or other documents in connection with this offering. Accordingly, the DFSA has not approved this prospectus supplement and the accompanying prospectus or any other associated documents nor taken any steps to verify the information set out in this prospectus supplement and the accompanying prospectus, and has no responsibility for it.

The notes to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes.

If a holder of any notes does not understand the contents of this prospectus supplement and the accompanying prospectus it should consult an authorized financial adviser.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

El Salvador. The recipient of any information and/or documentation relating to the notes acknowledges and declares that the same has been provided upon the recipient’s direct and express request and instructions, and on a private placement basis.

The notes have not been registered with the Salvadoran Superintendence of the Financial System nor the Salvadoran Stock Exchange, and therefore may not be offered or sold publicly in El Salvador. Each selling agent represents, warrants and undertakes that it has not offered or sold, and will not offer or sell, any notes in El Salvador by any means, and also, no action has been or will be taken in El Salvador that would permit or induce a public offering or sale of the notes directly or through any third party. Each selling agent recognizes that the solicitation and reception of public funds from within El Salvador, with or without publicity, in a habitual manner and under any modality is prohibited by Salvadoran law, unless this activity is carried out by an entity duly authorized by the Salvadoran regulator.

Finland. The notes may not be sold in Finland in circumstances which constitute a public offer under the Finnish Securities Market Act (746/2012, as amended) and Prospectus Regulation (2017/1129/EU, as amended). This prospectus supplement and the accompanying prospectus have neither been filed with nor approved by the Finnish Financial Supervisory Authority and does not constitute a prospectus under the Prospectus Regulation (2017/1129/EU, as amended) or the Finnish Securities Market Act (746/2012, as amended).

Prohibition of Sales to EEA Retail Investors. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

France. This prospectus supplement and the accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”). Each of the selling agents has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has only made and will only make an offer of the notes in France only in circumstances that do not constitute an offer to the public exempted from the obligation to publish a prospectus pursuant to Articles L.411-2 and L.411-2-1 of the French Code

Monétaire et Financier (“CMF”) and more particularly to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), and/or (b) a restricted circle of investors (cercle restreint d’investisseurs), other than qualified investors, acting for their own account, in accordance with Articles L.411-2 1 and D.411-4 of the CMF and/or (c) investors who acquire notes for a total consideration of at least EUR 100,000 (or its equivalent in another currency) per investor, for each separate offer in accordance with Article L. 411-2-1 2 of the CMF and Article 211-2 II of the Règlement général of the AMF (“RG AMF”) and/or (d) notes whose nominal amount or equivalent amounts is at least EUR 100,000 (or its equivalent in another currency) in accordance with Article L. 411-2-1 3° of the CMF and Article 211-2 III of the RG AMF.

The direct or indirect resale of the notes to the public in France may be made only as provided by and in accordance with Articles L.411-2 and L.411-2-1 of the CMF and the EU Prospectus Regulation.

Greece. The offer of the securities contemplated in this prospectus supplement and the accompanying prospectus have not been approved by the Greek authorities, including the Hellenic Capital Markets Commission. The offer is addressed to a limited number of or qualified investors in Greece and is not addressed to the public.

We are not a bank/credit institution within the meaning of Greek Law 4261/2014.

Guatemala. The notes are not registered for public offering in Guatemala, will not be registered for public offering in Guatemala, and are being offered and sold in compliance with the rules of Private Offers established under article 3 item 2 of the Securities and Commodities Market Law of Guatemala, Decree 34-96 and its reforms of the Congress of Guatemala.

Guernsey. This prospectus supplement and the accompanying prospectus may only be made available in or from within the Bailiwick and any offer of notes referred to in this prospectus supplement and the accompanying prospectus are only being, and may only be, made in or from within the Bailiwick of Guernsey:

(a)	by persons licensed to do so under the Protection of Investors (Bailiwick of Guernsey) Law, 2020 (as amended) (the POI Law); or

(b)

by non-Guernsey bodies who (a) carry on such promotion in a manner in which they are permitted to carry on promotion in or from within, and under the law of certain designated jurisdictions which, in the opinion of GFSC, afford adequate protection to investors and (b) meet the criteria specified in section 29(c) of the POI Law; or

(c)

to persons licensed under the POI Law, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, the Insurance Business (Bailiwick of Guernsey) Law, 2002, the Insurance Managers and Insurance Intermediaries (Bailiwick of Guernsey) Law, 2021 (as amended) or the Regulation of Fiduciaries, Administration Businesses and Company Directors, etc. (Bailiwick of Guernsey) Law, 2000 by non-Guernsey bodies who (a) carry on such promotion in a manner in which they are permitted to carry on promotion in or from within, and under the law of certain designated jurisdictions which, in the opinion of GFSC, afford adequate protection to investors and (b) meet the criteria specified in section 29(cc) of the POI Law; or

(d)	as otherwise permitted by the GFSC.

Any offer of notes referred to in this prospectus supplement and the accompanying prospectus and this prospectus supplement and the accompanying prospectus are not available in or from with the Bailiwick of Guernsey other than in accordance with the above paragraphs (a) to (d) and must not be relied upon by any person unless made or received in accordance with such paragraphs.

Honduras. The notes being offered/sold are issued by us and are not subject to the laws of Honduras nor regulated by the Comisión Nacional de Bancos y Seguros (“CNBS”), therefore, if any claim should arise regarding the notes, their sale and/or distribution, the investor will not have any protection by the CNBS and will have to elevate any claim to the corresponding authority outside of Honduras.

Hong Kong. In relation to each tranche of notes that we issue, each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Israel. This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the notes offered hereunder. The notes cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. Subject to any applicable law, the notes offered hereunder may not be offered or sold to more than thirty-five offerees, in the aggregate, who are resident in the State of Israel, and who are not listed in the First Supplement of the Israeli Securities Law of 1968, as amended.

No action will be taken in Israel that would permit an offering of the notes or the distribution of any offering document or any other material to the public in Israel. In particular, any such offering document or other material has not been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents. Any such material shall not be transferred to any other party without our prior written consent or the prior written consent of the selling agent(s).

Nothing in this prospectus supplement, the accompanying prospectus or any other offering document/marketing material or other material relating to the notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase the notes. We or the selling agents do not recommend, advise or express any opinion with respect to the notes which are the subject matter of any such materials provided to an offeree, not with respect to the advisability of investing in the notes, nor with respect to the advisability of investment in any party affiliated thereto.

The purchase of any note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the notes, without relying on any of the materials provided.

Italy. The offering of the notes has not been registered with CONSOB–Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to the notes be distributed in the Republic of Italy except:

(a)

to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”); or

(b)

in other circumstances which are exempted from the rules on offerings of securities to the public (pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such notes in the Republic of Italy under (a) or (b) above must be:

(i)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time);

(ii)

in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require us or any entity offering the notes to provide data and information on the issue or the offer of the notes in the Republic of Italy; and

(iii)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Italian Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Italian Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Italian Financial Services Act affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and the notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the notes who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the notes were purchased, unless an exemption provided for by the Italian Financial Services Act applies.

Jamaica. This prospectus supplement and the accompanying prospectus are not intended for use in relation to offers made in Jamaica, and are not to be construed as an invitation to any person other than its intended recipient to subscribe or apply for any of the notes.

The offer of these notes are not a public offer in Jamaica and are, in all circumstances, not calculated to result directly, or indirectly, in the shares or debentures becoming available for subscription or purchase by persons other than those receiving the offer or invitation.

Japan. The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Each selling agent has represented, warranted and agreed, and each further selling agent or distributor appointed in respect of the notes will be required to represent, warrant and agree, that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the notes are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any notes is prohibited from transferring such notes to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the notes are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any notes (other than the above mentioned QII investors) is prohibited from transferring such notes to another person in any way other than as a whole to one transferee unless the total number of notes is less than 50 and the notes cannot be divided into any unit/denomination smaller than the unit/ denomination represented on the note certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Jersey. Each offer of notes relates to a private placement to fewer than 50 potential Jersey investors and does not constitute an offer to the public in Jersey to subscribe for the notes offered hereby. Consent under the Control of Borrowing (Jersey) Order 1958 has not been obtained for the circulation of this offer and it must be distinctly understood that the Jersey Financial Services Commission does not accept any responsibility for the financial soundness of or any representations made in connection with us. By accepting any offer of notes each prospective investor in Jersey represents and warrants that they are in possession of sufficient information to be able to make a reasonable evaluation of the offer. The offer of notes is personal to the person to whom the prospectus supplement and the accompanying prospectus are being delivered by or on behalf of us, and a subscription for the notes will only be accepted from such person. The prospectus supplement and the accompanying prospectus may not be reproduced or used for any other purpose.

Luxembourg. This prospectus supplement and the accompanying prospectus have not been approved by and will not be submitted for approval to the Luxembourg financial sector supervisory authority (Commission de Surveillance du Secteur Financier) (the “CSSF”) for purposes of a public offering or sale in Luxembourg. Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus nor any other offering materials relating to the notes, form of application, advertisement or other material related to such notes may be distributed, or otherwise be made available in or from, or published in, Luxembourg except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Regulation (EU) 2017/1129 and the Luxembourg law of 16 July 2019 on prospectuses for Securities.

Mauritius. The offering contemplated in this prospectus supplement and the accompanying prospectus is not, and shall not under any circumstances be construed as, a public offering of the notes under the Mauritian Securities Act 2005, as amended (the “Securities Act”) described herein. This prospectus supplement and the accompanying prospectus and the notes described herein have not been and will not be registered or qualified for offer or sale under the laws of any jurisdiction governing the offer or sale of the notes or other securities, and this prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or solicitation of an offer to buy the notes described herein nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.

Mexico. The notes have not been and will not be registered in the National Securities Registry (Registro Nacional de Valores). Therefore, the notes may not be offered or sold in the United Mexican States (“Mexico”) by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Securities Market Law (Ley del Mercado de Valores) and its regulations. All applicable provisions of the Securities Market Law must be complied with in respect to anything done in relation to the notes in, from or otherwise involving Mexico.

This private offering relates to notes issued or guaranteed by Bank of America, an entity incorporated pursuant to the laws of the State of Delaware, United States of America. None of Bank of America and its affiliates incorporated in various jurisdictions outside of Mexico hold any authorization, permit or license issued by any Mexican governmental agency, regulator or authority in order to operate as a financial entity in Mexico and none of such entities is subject to the supervision of Mexican financial authorities.

Any purchaser of the notes represents and warrants that (i) it is either (A) an Institutional Investor (inversionista institucional) within the meaning of the Mexican Securities Market Law (Ley del Mercado de valores) or (B) a Qualified Investor (inversionista calificado) within the meaning of the Mexican Securities Market Law (Ley del Mercado de Valores) and the regulations in effect as of the date hereof, and (ii) in the case of (A), the acquisition of the notes complies with its investment regime.

Netherlands. Any offer of the notes in any member state of the EEA must be made in accordance with an exemption under the EU Prospectus Regulation 2017/1129 (the “EU Prospectus Regulation”), as amended or replaced from time to time, from the requirement to make an approved prospectus generally available for the offering of the notes. Accordingly, any person making or intending to make an offer of the notes in any EEA member state may only do so in circumstances in which no obligation arises for us or any selling agent to make an approved prospectus generally available pursuant to the EU Prospectus Regulation.

We do not have an authorization from the European Central Bank or Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (the “DFSA”) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.12(1), 2.13(1) or 2.20(1) of the DFSA.

Nicaragua. In Nicaragua, the notes have not and will not be authorized or registered for public offering with the Superintendent of Banks and Other Financial Institutions (Superintendencia de Bancos y Otras Instituciones Financieras) or the Nicaraguan Stock Exchange (Bolsa de Valores de Nicaragua) because they will not be offered, placed, distributed, commercialized or negotiated to the public in Nicaragua. The notes shall not be offered or sold to any person in an open market, by means of mass communication media or any other mean of massive disclosure in Nicaragua. Nothing in this document or any other documents, information or communications related to the notes shall be interpreted as containing any public offer in Nicaragua.

Oman. This prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial Companies Law (Sultani Decree No 18 of 2019, as amended) or the Securities Law (Sultani Decree No 46 of 2022) nor does it constitute an offer to sell or the solicitation to buy any non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations to the Capital Market Law (Decision No 1 of 2009, as amended). This prospectus supplement and the accompanying prospectus are being made available at the request of the investor and should not be distributed or made available to any other person. The Capital Market Authority of Oman neither assumes responsibility for the accuracy and adequacy of the statements and information contained in this prospectus supplement and the accompanying prospectus nor will it have any liability for any damage or loss resulting from the reliance upon or use of any part of the same by any person.

Panama. The notes have not been and will not be registered with the Superintendence of Capital Markets of the Republic of Panama under Decree law No.1 of July 8, 1999 (as amended to date, the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act. The notes do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendence of Capital Markets of the Republic of Panama.

Neither the notes nor the offer, sale or transactions related to the same have been registered with the Superintendence of Capital Markets. The exemption from registration is based on paragraph (3) of Article 129 of the Amended and Restated Text of Law Decree No 1 of July 8, 1999 (Institutional Investors). Accordingly, the tax treatment set forth in Articles 334 thru 336 of said Amended and Restated Text of Law Decree No 1 of July 8, 1999 is not applicable. The notes are not subject to the supervision of the Superintendence of Capital Markets.

Paraguay. The notes will only be offered either (a) in compliance with the following conditions: (1) notes are offered on a one-to one basis; (2) no solicitation takes place in the investor’s jurisdiction; (3) all documents are executed outside Paraguay; and (4) settlement occurs through a clearing system outside Paraguay and notes are allocated to accounts located either abroad or in Paraguay, or (b) as a result of an approach made by a potential client on an unsolicited basis, regardless of whether the unsolicited counterparty is a retail client or professional client, and where the response to the request and subsequent offer occurs outside Paraguay. Offers made in the manner described either under (a) or (b) above do not constitute a public offering of securities or other financial products and services in Paraguay. The investor acknowledges that the securities and financial products offered herein were issued outside of Paraguay. The investor acknowledges that any legal matter arising from any offer of notes shall not be submitted to any Paraguayan government authority. The investor acknowledges that the Paraguayan Deposit Insurance legislation does not insure investments in the offered securities. The Paraguayan Central Bank (Banco Central del Paraguay), the Paraguayan National Stock Exchange Commission (Superintendencia de Valores del Paraguay), and the Paraguayan Banking Superintendency (Superintendencia de Bancos del Banco Central del Paraguay) do not regulate the offering of these securities or any obligations that may arise from such offering. The investor should make their own decision whether the offering meets their investment objectives and risk tolerance level.

Las notas sólo serán ofrecidos (a) en cumplimiento de las siguientes condiciones (1) las notas son ofrecidos en formal personal (uno a uno), (2) los ofrecimientos no son realizados en Paraguay, (3) todos los documentos son firmados fuera de Paraguay y (4) la liquidación ocurre a través de un sistema de compensación fuera de Paraguay y las notas son asignados a cuentas ubicadas ya sea en el extranjero o en Paraguay, o (b) como resultado de una aproximación hecha por un cliente potencial de forma no solicitada, independientemente de si la contraparte no solicitada es un cliente sofisticado o no sofisticado, y la respuesta a la solicitud y la oferta subsiguiente ocurren fuera de Paraguay. La oferta realizada de la forma (a) o (b) antes descripta no constituye el ofrecimiento público de valores u otros productos y servicios financieros en Paraguay. Ud. reconoce que los valores y los productos financieros ofrecidos por este medio fueron emitidos fuera del Paraguay. Ud. acepta que cualquier disputa o conflicto legal que surja en virtud de esta oferta no será sometida a autoridad paraguaya alguna. Asimismo, Ud. reconoce que la Ley de Garantía de Depósitos de su país de residencia no cubre los productos ofrecidos por este medio, ni los activos y fondos transferidos a estos efectos. El Banco Central del Paraguay, la Superintendencia de Valores del Paraguay, y la Superintendencia de Bancos del Banco Central del Paraguay no regulan ni son responsables de la oferta de estos productos o su aceptación. Ud. debe evaluar si la presente oferta cumple con sus objetivos de inversión y niveles de tolerancia de riesgos.

Peru. The notes and any other products or services referenced in this prospectus supplement and the accompanying prospectus may not be licensed in all jurisdictions, and unless otherwise indicated, no regulator or government authority has reviewed this prospectus supplement and the accompanying prospectus or the merits of the products and services referenced herein. Specifically, the notes will not be subject to a public offering in Peru. The notes described herein have not been and will not be approved by or registered with the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or the “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the notes may not be offered or sold in Peru except, among others, if such offering is considered a private offer under the securities laws and regulations of Peru. The notes cannot be offered or sold in Peru or in any other jurisdiction except in compliance with the securities laws thereof. In making an investment decision, institutional investors (as defined by Peruvian law) must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in the notes. This prospectus supplement and the accompanying prospectus and the information contained herein have been made available in accordance with the restrictions and/or limitations implemented by any applicable laws and regulations. This prospectus supplement and the accompanying prospectus are directed at and intended for institutional investors (as such term is defined in each jurisdiction in which the notes are marketed). This prospectus supplement and the accompanying prospectus are provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus supplement and the accompanying prospectus, prospective investors should inform themselves of and observe all applicable laws, rules and regulations of any relevant jurisdictions and obtain independent advice if required. This prospectus supplement and the accompanying prospectus are for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).

Las notas y cualquier otro producto o servicio a los que se hace referencia en este documento pueden no contar con una licencia en todas las jurisdicciones y, a menos que se indique lo contrario, ninguna ente regulador o autoridad gubernamental ha revisado este documento o los productos o servicios a los que se hace referencia en este documento. Específicamente, las notas no serán objeto de una oferta pública en el Perú. Las notas descritos en el presente documento no han sido ni serán autorizados ni registrados ante la Superintendencia del Mercado de Valores del Perú (la, “SMV”) ni en la Bolsa de Valores de Lima. En consecuencia, las notas no pueden ofrecerse ni venderse en Perú excepto, entre otros, salvo que se realice mediante una oferta privada, en cumplimiento de las leyes y reglamentos del mercado de valores del Perú. Las notas no pueden ser ofrecidos o vendidos en Perú o en cualquier otra jurisdicción excepto en cumplimiento de las leyes del mercado de valores del mismo. Al tomar una decisión de inversión, los inversionistas institucionales (según asó lo define la ley peruana) deben basarse en su propio examen de los términos de la oferta de las notas para determinar su decisión de invertir en las notas. Este documento y la información contenida en el mismo se han puesto a disposición de acuerdo con las restricciones y/o limitaciones implementadas por las leyes y reglamentos aplicables. Este documento está dirigido y destinado a inversores institucionales (tal como dicho término se define en cada jurisdicción en la que se comercializa el documento). Este documento se proporciona de forma confidencial solo con fines informativos y no se puede reproducir de ninguna forma. Antes de actuar sobre cualquier información en este documento, los inversores potenciales deben informarse y observar todas las leyes, normas y reglamentos aplicables de las jurisdicciones relevantes y obtener asesoramiento independiente si es necesario. Este docuemnto es para el uso exclusivo del destinatario designado y no debe entregarse, reenviarse ni mostrarse a ninguna otra persona (salvo presten un servicio de asesoría o consultoría al destinatario relacionado con su decisión de inversión).

Philippines. Under Republic Act No. 8799, known as the Securities Regulation Code of the Philippines (the “Securities Code”), and its implementing rules, securities, such as the notes, are not permitted to be sold or offered for sale or distribution within the Philippines unless such notes are approved for registration by the Securities and Exchange Commission of the Philippines or are otherwise exempt securities or sold pursuant to an exempt transaction.

To the extent that the Code and its implementing rules apply to the offer and sale of the notes, the offer and sale are or will be made to “qualified buyers”, as such terms is defined in Section 10.1(1) of the Code, its implementing rules and other applicable regulations of the SEC. Hence, such offer and sale of the notes qualify as a transaction exempted from Section 10.1(l) of the Code. A confirmation of exemption from the SEC that the offer and sale of the notes in the Philippines qualify as an exempt transaction under the Code will not be obtained.

THE NOTES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE PHILIPPINES UNDER THE SECURITIES REGULATION CODE OF THE PHILIPPINES. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES REGULATION CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland. The notes may not be offered or sold in the Republic of Poland (Poland) by way of public offering, unless in compliance with the EU Prospectus Regulation, the Act on Public Offering and on the Conditions Governing the Introduction of Financial Institutions to Organised Trading System and Public Companies dated 29 July 2005 (as amended) (the Act on Public Offering) and any other applicable laws and regulations enacted thereunder or in substitution thereof time to time. The offer and sale of the notes in Poland is made pursuant to the exemption from the obligation to publish a prospectus set out in Art. 1(4)(b) of the EU Prospectus Regulation. Accordingly, no prospectus has been drafted and made available for the purpose of the offer or sale of the notes. The sale to or acquisition and holding of the notes by residents of Poland may be subject to additional requirements and restrictions imposed by Polish law, beyond the restrictions and requirements provided by generally applicable provisions of European Union law, including under foreign exchange regulations.

Portugal. The offer of the notes has not been subject to approval in Portugal under the Portuguese Securities Code approved by Decree-Law 486/99, of 13 November 1999, as amended from time to time (Código dos Valores Mobiliários) and, therefore, the notes may not be offered or sold within the Republic of Portugal or to, or for the account or benefit of, Portuguese persons except in circumstances which cannot be construed as a public offering of notes in the Republic of Portugal within the meaning of the Portuguese Securities Code, or pursuant to any exemption from public offering rules set out in any applicable Portuguese law or in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (“EU Prospectus Regulation”).

The notes may not be offered to retail investors (as defined in Regulation (EU) No 1286/2014 (“EU PRIIPs Regulation”)) in Portugal unless (i) the Final Terms specify the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, (ii) any key information document required under the EU PRIIPs Regulation, the PRIIPs legal framework approved by Decree-Law 35/2018 and the CMVM Regulation 8/2018 (each as amended from time to time) is prepared and delivered to the investors, (iii) any required registration, filing, approval or recognition of such document or any advertising material with or by the CMVM is made or obtained and (iv) compliance with all laws and regulations applicable in Portugal to such offering is ensured.

Qatar. This prospectus supplement and the accompanying prospectus are provided on an exclusive basis to the specifically intended recipient (being a qualified investor as intended to be described by the Qatar Financial Markets Authority or the Qatar Financial Centre Regulatory Authority (as applicable)) in the State of Qatar (including Qatar Financial Centre), upon that person’s request and initiative, and for the recipient’s personal use only.

Nothing in this prospectus supplement and the accompanying prospectus constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the Qatar Financial Centre or the inward marketing or promotion of securities or an attempt to do business, as a bank, an investment company or otherwise in the State of Qatar or in the Qatar Financial Centre other than in compliance with any laws applicable in the State of Qatar or in the Qatar Financial Centre governing the issue, offering and sale of securities.

This prospectus supplement and the accompanying prospectus and the underlying securities have not been reviewed, considered, approved, registered or licensed by the Qatar Central Bank, the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the State of Qatar or the Qatar Financial Centre.

Recourse against us may be limited or difficult and may have to be pursued in a jurisdiction outside Qatar and the Qatar Financial Centre.

Singapore. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act 2001, as amended or modified (the “SFA”).

Where the notes are not linked to any Reference Items which are securities (as defined in the SFA) or units of a “collective investment scheme” (as defined in the SFA), or the notes are linked to Reference Items other than units of a “collective investment scheme” (as defined in the SFA) of a corporation (whether incorporated in Singapore or elsewhere), debentures of an entity, units in a business trust or any instrument conferring or representing a legal or beneficial ownership interest in a corporation, partnership or limited liability partnership formed in Singapore or elsewhere (each of the foregoing, a “SFA Security”), or any derivatives contract of which the underlying thing or any of the underlying things is a SFA Security or a SFA Securities index, or such other product or class of products prescribed by the MAS but such notes are only cash settled, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A(1)(a) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

South Africa. Neither we nor any selling agent shall be entitled to issue or offer any notes to the general public or to solicit the subscription for any notes by the general public. Notes may only be offered by us or a selling agent to such persons and in the manner described in section 96(1) of the Companies Act, 2008.

This prospectus supplement and the accompanying prospectus, and any other relating to the notes, are for distribution in the Republic of South Africa (and shall be distributed and disseminated in the Republic of South Africa) only to (i) banks (duly registered as such in the

Republic of South Africa), mutual banks (duly registered as such in the Republic of South Africa) or insurers (duly registered as such in the Republic of South Africa) acting as principals, or to wholly owned subsidiaries of such duly registered banks, mutual banks or insurers acting as agents in the capacity of authorized portfolio managers for a duly registered pension fund or as manager for a collective investment scheme, managed by the said wholly owned subsidiary which is duly registered as a management company in terms of applicable South African legislation, and/or (ii) addressees where the total acquisition cost of the notes for a single addressee acting as principal is at least ZAR1,000,000. This prospectus supplement and the accompanying prospectus, and any other relating to the notes, are furthermore given to the investor only in relation to an anticipated private offering of the notes by us and/or a selling agent and not in relation to any offer of which may or are to be made to members of the public.

South Korea. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (collectively, the “Foreign Exchange Transaction Law”). Without prejudice to the foregoing, the number of notes offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the notes, none of the notes may be divided resulting in an increased number of notes. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction Law) in connection with the purchase of the notes.

Spain. The marketing, offering, sale, subsequent resale or delivery of the notes contemplated by this prospectus supplement and the accompanying prospectus or the distribution of this prospectus supplement and the accompanying prospectus (or any other document or copies thereto relating to the notes) in Spain shall not constitute a public offering of the notes in Spain, pursuant to the requirements set forth by Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), Article 36 of the Law 6/2023 of 17 March of the Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión) (“Securities Market Act”).

Accordingly, no notes may be offered, sold, resold, delivered or marketed nor may any copies of this prospectus supplement and the accompanying prospectus, or any other document relating to the notes, be distributed in Spain and investors in the notes may not sell or offer such notes in Spain, other than in compliance with the EU Prospectus Regulation and the Securities Markets Act and any other related legislation in force from time to time, so that any sale or offering of the notes is not classified as a public offering in Spain.

Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in the notes.

The notes have not been offered and will not be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client or institutional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance (“FinSO”),

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

None of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes constitutes a prospectus within the meaning of FinSA and none of this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus, and any other offering or marketing materials in relation to the notes, are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland.

St. Kitts and Nevis. Offers and sales to persons in St. Kitts and Nevis, temporarily or permanently, resident or not can only be conducted in compliance with the following:

(1)

no contact whatsoever (including meeting, email, telephone, or other communication) is made with an individual investor or with directors, officers, employers, agents or representatives of the investor while any such person is in St. Kitts and Nevis;

(2)	all title and documentation relating to investments held or dealt with for the investor are kept outside St. Kitts and Nevis;

(3)	no form or other documents relating to any investments held or dealt with for the investor are signed in St. Kitts and Nevis; and

(4)	no monies are transferred to or from St. Kitts and Nevis relating to investments held or dealt with for the investor.

Taiwan. The notes may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the notes shall be binding on us or (if applicable) the guarantor until received and accepted by us or any selling agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Thailand. The notes have not been and will not be registered with, or approved by, the Office of the Securities and Exchange Commission of Thailand and, accordingly, the notes cannot be directly or indirectly, offered or sold to any person within Thailand, unless to the extent permitted by applicable laws and regulations. Neither this prospectus supplement and the accompanying prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription for or purchase, of the notes may be circulated or distributed or caused to be circulated or distributed, whether directly or indirectly, to any persons in Thailand, except permitted otherwise by applicable laws and regulation.

Turkey. Pursuant to Article 15(d)(ii) of the Decree No. 32 Regarding the Protection of the Value of Turkish Currency, Turkish residents may freely (i) purchase and sell capital market instruments which are traded on the financial markets outside the Republic of Turkey, with the intermediation of banks, and brokerage entities operating in Republic of Turkey; and (ii) transfer the amount of the purchase price of the capital market instruments, abroad through banks in Republic of Turkey. However, the provisions of Capital Market Law (Law No. 6362) and the Communiqué No. VII-128.4 provide that no offer, by any means, of any capital market instruments outside Republic of Turkey to Turkish residents can be made without pre-approval of the sale of such capital market instruments obtained from the Capital Market Board (the “CMB”).

The notes are not approved by the CMB under the provisions of the Capital Market Law (Law No. 6362) and the Communiqué No. VII-128.4 issued thereunder by the CMB. Accordingly, the notes cannot be marketed, offered, solicited and consequently sold to Turkish residents without obtaining pre-approval for the sale of the capital market instruments from the CMB.

No information in this prospectus supplement and the accompanying prospectus or any document thereunder is provided for the purpose of offering, marketing and sale by any means of the notes in Republic of Turkey. Therefore, this prospectus supplement and the accompanying prospectus or any document thereunder may not be considered as an offer made or to be made to residents of Turkey.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market). The offering of the notes has not been approved or licensed by the United Arab Emirates Central Bank, the UAE Securities and Commodities Authority (“SCA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute a public offer of securities in the UAE in accordance with Federal Law No. 32 of 2021 Concerning Commercial Companies (as amended), SCA Board of Directors Resolution No. 13 BC of 2021 on the Regulations Manual of the Financial Activities and Status Regularization Mechanisms (the “SCA Rulebook”) or otherwise. Accordingly, the notes may not be offered to the public in the UAE.

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who fall within the exemptions set out in the SCA Rulebook (i.e. Professional Investors) and have confirmed the same;

(b)

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the SCA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom.

Prohibition of sales to UK Retail Investors. Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act of 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA and the regulations made under the EUWA;

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA and the regulations made under the EUWA; and

(b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other regulatory restrictions

Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)	notes with maturities less than one year: in relation to any notes where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Bank of America:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and

(ii)

it has not offered and sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Bank of America;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from, or otherwise involving the UK.

Uruguay. The notes have not been registered under Law No. 18.627 of December 2, 2009 with the Superintendence of Financial Services of the Central Bank of Uruguay. The notes are not available publicly in Uruguay and are offered only on a private basis to institutional investors and/or high net worth individuals only. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency or the solvency of the guarantor. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay. Investors in the notes confirm that they fully understand English and the content of this prospectus supplement and the accompanying prospectus and any other documents provided to such investors and therefore waive the need of being provided with a Spanish translation thereof.

Los Productos no han sido registrados de acuerdo a Ley No. 18.627 de 2 de Diciembre de 2009 ante la Superintendencia de Servicios Financieros del Banco Central del Uruguay. Los Productos no están disponibles al público y en Uruguay solo han sido ofrecidos privadamente a inversores institucionales y/o particulares con un alto patrimonio. Ninguna acción puede ser tomada en el Uruguay que pudiere convertir a la presente oferta en una oferta pública en el Uruguay. Ninguna autoridad regulatoria en el Uruguay ha aprobado los Productos o aprobado solvencia del Emisor o del Garante. Adicionalmente, cualquier reventa de los Productos debe ser realizada en forma que no constituya una oferta pública en el Uruguay. Los inversores del Productos confirman que comprenden cabalmente el idioma inglés y la información contenida en este documento y cualesquiera otros documentos entregados a dichos inversores, y en consecuencia renuncian a recibir una traducción al español.

Venezuela. This prospectus supplement and the accompanying prospectus do not constitute a public offering of securities, as it is understood pursuant to article 54 of the Venezuelan Securities Market Law. Accordingly, this prospectus supplement and the accompanying prospectus do not necessarily contain all the information a prospective investor would reasonably expect to be contained in an offering document or which he/she may require to make an investment decision.

This information and any other documents or materials related to the notes have not been and will not be reviewed or approved by, or registered with the Venezuelan National Securities Superintendence, thus, they have not been registered before the Venezuelan National Securities Registry.

This prospectus supplement and the accompanying prospectus do not constitute an offer, invitation, or recommendation in Venezuela to Venezuelan retail investors to subscribe for or purchase any securities and this prospectus supplement and the accompanying prospectus nor anything contained in it shall form the basis of any such contract or commitment.

We or the selling agents only extend the offer of notes to investors in Venezuela who are eligible to receive and accept an offer of notes in accordance with Venezuelan securities laws. By receiving and accepting an offer of notes, the investor represents they are a “Qualified Investor” (as defined in article 85 of the Venezuelan Securities Market Law) or otherwise entitled under Venezuelan law to lawfully receive and accept an offer of notes without disclosure.

It shall not be assumed that the relevant transaction(s) will effectively produce the estimated benefits nor that the referred securities will yield similarly to past performance taken into consideration for the relevant transaction(s). Investors should consult their professional advisers if they are in any doubt as to whether they may receive and accept the offer of the notes.

This prospectus supplement and the accompanying prospectus, and any other related document or material, may not be circulated or distributed publicly to investors in Venezuela, nor may it be used for, or otherwise be deemed, an offering, solicitation, marketing or advertisement of the notes to investors in Venezuela.

LEGAL MATTERS

The legality of the notes will be passed upon for Bank of America by McGuireWoods LLP, Charlotte, North Carolina. The validity of certain of the notes will be passed upon for Bank of America by Davis Polk & Wardwell LLP, as special products counsel or by Sidley Austin LLP, as special products counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the notes for the selling agents. Each of McGuireWoods LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP has in the past represented Bank of America and its affiliates and continues to represent Bank of America and its affiliates on a regular basis and in a variety of matters.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290665
333-290665-01

PROSPECTUS

$30,000,000,000

Bank of America Corporation

Senior Debt Securities

$50,000,000,000

BofA Finance LLC

Senior Debt Securities and Warrants

Fully and Unconditionally Guaranteed by Bank of America Corporation

Bank of America Corporation from time to time may offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, in one or more series, using this prospectus. In addition, BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, from time to time may offer to sell up to $50,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, and its securities designated as “warrants,” each in one or more series, using this prospectus. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described in this prospectus.

This prospectus provides a general description of the debt securities, warrants and guarantees referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. Such debt securities and warrants may be offered for sale in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Such terms and provisions may be described in this prospectus and in one or more supplements hereto, including a “pricing supplement” prepared in connection with such offer and sale. When Bank of America or BofA Finance sells a particular series of its debt securities or BofA Finance sells a particular series of warrants, such a pricing supplement and one or more other supplements to this prospectus, describing the offering and the specific terms and provisions of such securities and other relevant information, will be provided. Investors in securities should read this prospectus and any applicable pricing supplement and other supplements relating to such securities carefully before investing in the securities.

Bank of America and/or BofA Finance will use this prospectus in the initial sale of their respective securities referenced above. In addition, BofA Securities, Inc., or any other broker-dealer affiliates of Bank of America and/or BofA Finance, may use this prospectus in a market-making transaction in any such securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Investing in the securities offered by this prospectus involves risks. Potential purchasers of these securities should consider the information set forth in the “Risk Factors” section beginning on page 7, as well as risk factors applicable to offered securities set forth in any applicable pricing supplement (as defined herein) to this prospectus relating thereto and applicable risk factors incorporated by reference in this prospectus, for a description of certain risks that should be considered in connection with an investment in the offered securities.

The debt securities of Bank of America, the debt securities and warrants of BofA Finance offered by this prospectus and the guarantee of the payment obligations of BofA Finance under its debt securities and warrants by Bank of America are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these debt securities and warrants and the related guarantees or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 8, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bank of America and BofA Finance have filed with the Securities and Exchange Commission, or the “SEC,” under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the unsecured senior debt securities of Bank of America and the unsecured senior debt securities and warrants of BofA Finance, together with the guarantee of such debt securities and warrants of BofA Finance by Bank of America, may be offered for sale from time to time in one or more offerings. Unless otherwise indicated, all references in this prospectus to “debt securities” refer to such senior debt securities of Bank of America and/or such senior debt securities of BofA Finance, as applicable. Unless otherwise indicated, all references to “warrants” refer to the securities of BofA Finance designated as such. Unless otherwise indicated, all references in this prospectus to “securities” refer to the debt securities of Bank of America, the debt securities of BofA Finance and/or the warrants of BofA Finance and the related guarantee of the debt securities and warrants of BofA Finance by Bank of America, as applicable.

This prospectus provides a general description of the securities referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. These securities may be offered for sale from time to time in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Each time securities of a particular series are offered and sold, the issuer of such securities will provide one or more applicable supplements hereto, including a “pricing supplement,” that will describe the particular securities offering and specific terms and provisions of the securities being offered and may provide other information with respect to such securities. These supplements may add to, update, or change information contained in this prospectus. Any such supplement also may modify, differ from or conflict or be inconsistent with the information in this prospectus, including with respect to terms and provisions of securities being offered. In any such case, you should rely on the information set forth in the applicable pricing supplement with respect to such securities and such information shall govern and control as set forth therein. All such supplements will be filed with the SEC under Rule 424(b) under the Securities Act. You should read this prospectus and any applicable pricing supplement hereto carefully before you invest in the securities. This prospectus also should be read in conjunction with the documents that are incorporated by reference herein. See “Where You Can Find More Information.”

Neither Bank of America nor BofA Finance has authorized anyone to provide any information other than the information provided in or incorporated by reference in this prospectus or any applicable pricing supplement. Neither Bank of America nor BofA Finance takes responsibility for, or can provide assurance as to the reliability of, any other information that others may provide. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable pricing supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. The business, financial condition and results of operations of Bank of America and its consolidated subsidiaries may have changed since that date.

Capitalized and other terms used and defined in this prospectus are sometimes defined after their first use without a reference such as “as defined in this prospectus.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance” are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America. References in this prospectus to “issuers” are to Bank of America and BofA Finance and to “issuer” are to Bank of America or BofA Finance, as applicable, as issuer of the applicable securities. References in this prospectus to “we,” “our,” “us,” or similar references, are to Bank of America and/or BofA Finance, as issuer of the applicable securities, as the context may require. References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

References to “you” or “investors” in this prospectus, mean those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. References to “your securities” in this prospectus, mean the securities in which you will hold a direct or indirect or beneficial interest.

References in this prospectus to “applicable pricing supplement” in relation to a particular series of securities, mean the “pricing supplement” prepared in connection with the offer and sale of such securities and any other prospectus supplement referenced in such pricing supplement, relating to such securities.

PROSPECTUS SUMMARY

This summary section provides a brief overview of Bank of America and BofA Finance and certain information relating to the securities that may be offered using this prospectus and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in such securities. Prior to investing in any of the securities that may be offered, you should read carefully:

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this prospectus, which provides a general description of the securities of Bank of America and BofA Finance, including certain terms and provisions that may be applicable to securities of a series that may be offered and the manner in which such securities may be offered;

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the supplements to this prospectus that are applicable to the particular securities, which will describe specific terms and provisions of such securities, and which may update or change the information in this prospectus; and

•

the documents referred to in “Where You Can Find More Information” below, that are incorporated by reference herein, for information about Bank of America and its consolidated subsidiaries, including its consolidated financial statements.

Bank of America Corporation

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through its various bank and nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC

BofA Finance LLC is a Delaware limited liability company and direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of selling securities to investors and lending the net proceeds therefrom to Bank of America and/or Bank of America’s other subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

Bank of America Debt Securities

Bank of America may use this prospectus in connection with its offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its senior debt securities from time to time in one or more series. These debt securities will be unsecured and unsubordinated obligations of Bank of America and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. The debt securities will be issued under a senior indenture between Bank of America, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

Bank of America may issue debt securities that bear interest at one or more fixed rates of interest (“fixed-rate notes”) or at floating rates of interest determined by reference to one or more interest rate bases (“floating-rate notes”). Bank of America also may issue debt securities with elements of each of the fixed-rate and floating-rate notes described above. For example, such debt securities may bear interest at a fixed rate for some interest periods and a floating rate in other interest periods (such debt securities, “fixed/floating-rate notes”).

See “Description of Debt Securities of Bank of America Corporation” for a general description of such debt securities of Bank of America and certain terms and provisions that may be applicable to a particular series of such securities.

BofA Finance Debt Securities and Warrants

BofA Finance may use this prospectus in connection with its offer to sell its senior debt securities and warrants, having an aggregate maximum offering price of up to $50,000,000,000, or the equivalent thereof in any other currency, from time to time in one or more series. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described herein.

Debt Securities

The debt securities offered for sale by BofA Finance using this prospectus will be unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. Bank of America’s guarantee of these debt securities will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These BofA Finance debt securities will be issued under a senior indenture among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. See “Description of Debt Securities of BofA Finance LLC” for a description of the general terms of the debt securities of BofA Finance.

BofA Finance may issue debt securities that are fixed-rate notes, floating-rate notes and fixed/floating-rate notes. BofA Finance also may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above (such debt securities, “structured notes”). If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate.

Warrants

The warrants will be unsecured contractual obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured contractual obligations and with its unsecured and unsubordinated debt outstanding from time to time. Bank of America’s guarantee of the payment obligations of BofA Finance under the warrants will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These warrants will be issued under a warrant agreement to be entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent. See “Description of Warrants of BofA Finance LLC” for a description of the general terms of the warrants of BofA Finance.

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of underlying market measures, including debt or equity securities of one or more issuers other than BofA Finance or its affiliates, one or more currencies (in which case the structured warrants will be listed on a national securities exchange), any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices, and/or one or more baskets of items described above. Warrants will be settled by cash payments, if any.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Forms of Securities

Unless otherwise specified in the applicable pricing supplement relating to a series of offered securities, the securities issued by Bank of America or BofA Finance, as the case may be, will be in book-entry only form, represented by one or more global securities and held through The Depository Trust Company (“DTC”) and/or Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”). Bank of America or BofA Finance, as the case may be, will issue the applicable securities in registered form, without coupons. Securities held through DTC will be registered in the name of DTC or its nominee, and securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. This means that Bank of America and BofA Finance will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Unless otherwise specified in the applicable pricing supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary, common depositary, or nominee, as applicable, will be the registered holder of securities represented by global securities. Those who own beneficial interests in such securities will do so through participants in the depositary’s book-entry system. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities and warrants, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities or warrants, as the case may be, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note” or “master global warrant,” as applicable, and, in either case, as a “master global security.”

A global security may be exchanged for certificated securities in definitive form registered in the names of the individual owners only under the limited circumstances described in this prospectus or the applicable pricing supplement.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless otherwise specified in the applicable pricing supplement for such securities.

Listing

Unless otherwise specified in the applicable pricing supplement for an applicable series of securities being offered, Bank of America and BofA Finance will not list such securities on a securities exchange nor will the securities be quoted on a quotation system.

Use of Proceeds

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

Distribution

Bank of America and/or BofA Finance may offer the securities using this prospectus on a delayed or continuous basis:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable pricing supplement will describe the sale of specific securities and include any required information about the firms Bank of America and/or BofA Finance may use for the applicable offering and the discounts or commissions paid for their services.

BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may serve as underwriter, dealer or agent for Bank of America and/or BofA Finance for offerings of securities.

Market-Making by Affiliates

Following the initial distribution of an offering of securities using this prospectus, BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may offer and sell such securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable pricing supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

Your investment in the securities offered using this prospectus involves risks. The risks, uncertainties and investment considerations described below do not include all such risks, uncertainties and investment considerations with respect to such an investment, including those relating to a prospective investor’s particular circumstances. You also should review the risk factors and investment considerations that will be described in applicable pricing supplement to this prospectus applicable to such an investment. For information regarding risks and uncertainties that may materially affect Bank of America’s (including its consolidated subsidiaries) business and results, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that also are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Prior to investing in debt securities or warrants, prospective investors should consult their own financial, legal, tax and other professional advisors as to the risks associated with an investment in the securities and the appropriateness of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.

Bank of America is required to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) every two years describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America’s current plan, its preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. Bank of America has entered into intercompany arrangements resulting in the contribution of most of its capital and liquidity to key subsidiaries. Pursuant to these arrangements, Bank of America has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided Bank of America with a committed line of credit that, in addition to Bank of America’s cash, dividends and interest payments, including interest payments Bank of America receives in respect of the subordinated note, may be used to fund Bank of America’s obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require Bank of America to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America’s liquidity and financial condition, including the ability to meet its payment obligations, including under its debt securities and under its guarantee of payment obligations of BofA Finance under the securities of BofA Finance. In addition, Bank of America’s preferred resolution strategy could result in holders of BofA Finance’s debt securities being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution. In the event of such appointment, the FDIC could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. In 2013, the FDIC issued a notice describing its preferred SPOE strategy for resolving a G-SIB. Under this approach, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of Bank of America’s creditors. The FDIC’s single point of entry strategy may result in holders of Bank of America’s debt securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy. To the extent that Bank of America is resolved under the U.S. Bankruptcy Code or the FDIC’s orderly liquidation authority, third-party creditors of Bank of America’s subsidiaries may receive significant or full recoveries on their claims while holders of Bank of America’s debt securities could face significant or complete losses.

If Bank of America enters into a resolution proceeding, holders of its debt securities would be at risk of absorbing its losses.

If Bank of America enters a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, its losses would be imposed first on holders of its equity securities and thereafter on holders of its unsecured debt, including its debt securities, and some or all of such securities could be significantly reduced or eliminated as a result of such resolution proceeding.

Under Bank of America’s SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of its unsecured debt, including its debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of Bank of America’s debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is Bank of America’s preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow its SPOE strategy. Additionally, the FDIC is not obligated to follow its SPOE strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities of Bank of America Corporation—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

Risks Relating to All Debt Securities and Warrants

Bank of America’s ability to make payments on its debt securities and under its guarantee of BofA Finance’s securities will depend upon its receipt of funds from its subsidiaries, and applicable laws and regulations, and actions taken under Bank of America’s resolution plan, could restrict the ability of its subsidiaries to transfer such funds.

Bank of America is a holding company and conducts substantially all of its operations through its subsidiaries. Bank of America depends on dividends and other distributions, loans and other payments from its subsidiaries to fund payments on its debt securities and under its guarantee of the securities of BofA Finance. Any inability of these subsidiaries to pay dividends or make payments to Bank of America may adversely affect its cash flow and financial condition. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to Bank of America or to Bank of America’s other subsidiaries. In addition, Bank of America’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in Bank of America’s subsidiaries can reduce the amount of funds available to Bank of America as a holding company. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where Bank of America has concentrated credit risk, and a failure in or breach of Bank of America’s operational or security systems or infrastructure, could affect Bank of America’s business and results of operations. Intercompany arrangements Bank of America has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described above under “—A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.” These restrictions could prevent those Bank of America subsidiaries from paying dividends or making other distributions to Bank of America or otherwise providing funds to Bank of America that Bank of America needs in order to make payments under its guarantee of the securities of BofA Finance. In addition, Bank of America’s right to participate in any distribution of assets of any of its subsidiaries upon such subsidiary’s liquidation or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Bank of America’s claims as a creditor of such subsidiary may be recognized.

Bank of America’s obligations on its debt securities and under its guarantee of BofA Finance’s securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries.

Because Bank of America is a holding company, its right to participate in any distribution of the assets of any subsidiary, including BofA Finance, upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. As a result, Bank of America’s obligations under its debt securities or under its guarantee of BofA Finance’s securities will be structurally subordinated to all existing and future liabilities of Bank of America’s subsidiaries, and claimants under its debt securities or under its guarantee of BofA Finance’s securities should look only to Bank of America’s assets for payments. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations.

Holders of the debt securities of Bank of America and claimants under Bank of America’s guarantees of the BofA Finance securities could be at greater risk of being structurally subordinated if Bank of America sells or conveys all or substantially all of its assets to one or more of its majority-owned subsidiaries.

Bank of America and BofA Finance each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect majority-owned subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power, and under the indentures under which the debt securities will be issued and the warrant agreement under which the warrants will be issued, including the provisions thereof relating to Bank of America’s guarantee of such debt securities and warrants, such subsidiary or subsidiaries will not be required to assume the obligations of Bank of America under its debt securities, the obligations of BofA Finance under its debt securities or warrants or the obligations of Bank of America under its guarantee of the debt securities and warrants of BofA Finance, as the case may be. In any such event, Bank of America will remain the sole obligor on its debt securities, BofA Finance will remain the sole obligor on its debt securities and warrants and Bank of America will remain the sole obligor on such guarantee, as the case may be. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities, as the case may be, would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities of Bank of America Corporation —Limitation on Mergers and Sales of Assets,” “Description of Debt Securities of BofA Finance LLC —Limitation on Mergers and Sales of Assets” and “Description of Warrants of BofA Finance LLC —Limitation on Mergers and Sales of Assets” below for more information.

Payments on the securities are subject to our credit risk, and actual or perceived changes in the creditworthiness of Bank of America may affect the value of the Bank of America’s debt securities and BofA Finance’s guaranteed securities.

Bank of America’s credit ratings are an assessment of its ability to pay its obligations, including its obligations under its debt securities and its guarantee of BofA Finance’s securities. Consequently, Bank of America’s perceived creditworthiness and actual or anticipated changes in its credit ratings may affect the market value of Bank of America’s debt securities and BofA Finance’s guaranteed securities. However, because the return on Bank of America’s securities generally depends upon factors in addition to its ability to pay its obligations, an improvement in Bank of America’s credit rating will not reduce the other investment risks, if any, related to Bank of America’s debt securities or BofA Finance’s guaranteed securities.

Bank of America and/or BofA Finance cannot assure you that a trading market for your securities will ever develop or be maintained.

Bank of America and/or BofA Finance may not list the securities on any securities exchange. Neither Bank of America nor BofA Finance can predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of Bank of America’s and/or BofA Finance’s securities in any secondary market may be limited. Although any underwriters, dealers or agents may purchase and sell these securities in the secondary market from time to time, these underwriters, dealers or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving Bank of America and/or BofA Finance notice. Neither Bank of America nor BofA Finance can assure you that a secondary market for its securities will develop, or that if one develops, it will be maintained.

Risks Relating to All Debt Securities

Redemption of the debt securities of Bank of America and/or BofA Finance prior to the applicable maturity date may result in a reduced return on your investment.

The terms of the debt securities of Bank of America and BofA Finance may permit or require redemption of the debt securities prior to the applicable maturity date. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to All Securities Issued by BofA Finance

BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.

BofA Finance is a finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and payment of its obligations under its debt securities and warrants that are guaranteed by Bank of America as described in this prospectus and under other securities of BofA Finance guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities or warrants if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America’s subordinated obligations. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities, and holders of the securities should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured senior debt securities issued by Bank of America.

Risks Relating to Debt Securities Issued by BofA Finance

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance; events of bankruptcy or insolvency or resolution proceedings relating to Bank of America and covenant breach by Bank of America will not constitute an event of default with respect to the guaranteed debt securities of BofA Finance.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America will not constitute an event of default with respect to the debt securities of BofA Finance that are guaranteed by Bank of America. Furthermore, it will not constitute an event of default with respect to the debt securities of BofA Finance if the guarantee thereof by Bank of America ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America (in the absence of any such event occurring with respect to BofA Finance) will not permit BofA Finance’s debt securities to be declared due and payable. In addition, a breach of a covenant by Bank of America (including, for example, a breach of Bank of America’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit BofA Finance’s debt securities to be declared due and payable. The value you receive on the debt securities may be significantly less than what you otherwise would have received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America or the breach of a covenant by Bank of America or upon Bank of America’s guarantee ceasing to be in full force and effect.

Risks Relating to Debt Securities Denominated in a Currency Other than the Investor’s Home Currency

Bank of America and/or BofA Finance may issue debt securities denominated in, or with respect to which principal, interest and/or other amounts payable, as applicable, are payable in, a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (the “home currency”). If you intend to invest in debt securities denominated or payable in a currency other than your home currency, you should consult your own financial and legal advisors as to the currency risks related to your investment. Such debt securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of such debt securities, foreign currency transactions or financial matters in general.

An investment in debt securities denominated or payable in a currency other than your home currency involves currency-related risks.

An investment in debt securities denominated or payable in a currency other than your home currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in your home currency. These risks include possible significant changes in rates of exchange between your home currency and the applicable specified currency of the debt securities, and the imposition or modification of foreign exchange controls or other conditions by applicable governmental entities. These risks generally depend on factors over which Bank of America and BofA Finance have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in debt securities denominated or payable in a currency other than your home currency.

In recent years, exchange rates between certain foreign currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in debt securities denominated or payable in a currency other than your home currency, and such changes in exchange rates may vary considerably during the life of those debt securities. Depreciation of the applicable specified currency for a series of debt securities against your home currency could result in a decrease in your home currency equivalent value of payments on such debt securities, including the principal or other amounts payable upon those debt securities at maturity or the earlier redemption or repayment, as applicable. That in turn could cause the market value of such debt securities to fall.

Bank of America and/or BofA Finance will not adjust debt securities denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable pricing supplement, Bank of America and/or BofA Finance will not make any adjustment in or change to the terms of debt securities denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a series of debt securities, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in debt securities denominated or payable in a currency other than your home currency.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of debt securities denominated or payable in a currency other than your home currency could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for an applicable series of debt securities or elsewhere could result in significant and sudden changes in the exchange rate between your home currency and the specified currency for a series of debt securities. Changes in exchange rates could affect the value of debt securities denominated or payable in a currency other than your home currency as participants in the global currency markets move to buy or sell the specified currency or your home currency in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on debt securities denominated or payable in a currency other than your home currency at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Debt securities denominated or payable in currencies other than U.S. dollars permit Bank of America and/or BofA Finance to make payments in U.S. dollars if Bank of America or BofA Finance is unable to obtain the specified currency.

The terms of any series of debt securities denominated or payable in a currency other than U.S. dollars provide that Bank of America and/or BofA Finance has the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such series of debt securities comes due, the specified currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability because of circumstances beyond the control of Bank of America and/or BofA Finance. These circumstances could include the imposition of exchange controls, inability of Bank of America and/or BofA Finance to obtain the specified currency because of a disruption in the currency markets for the specified currency or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a series of debt securities has been replaced by a new currency, Bank of America and/or BofA Finance will have the option to choose whether it makes payments on such series of debt securities in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be an affiliate of Bank of America and/or BofA Finance, to be appointed by Bank of America and/or BofA Finance. As a result, the value of the payment in the home currency of Bank of America and BofA Finance may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

See “Description of Debt Securities of Bank of America Corporation—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other Currencies—Unavailability of Currencies and Replacement Currencies” and “Description of Debt Securities of BofA Finance LLC—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other

Currencies—Unavailability of Currencies and Replacement Currencies” below. Any payment in respect of the debt securities so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the debt securities. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Debt Securities Denominated in a Currency Other Than an Investor’s Home Currency.”

An investor may bear currency exchange risk in a lawsuit for payment on debt securities denominated or payable in a currency other than U.S. dollars.

Any debt securities issued under the BAC Senior Indenture or the BofA Finance Indenture (each as defined below) will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on debt securities denominated or payable in a currency other than U.S. dollars and governed by New York law would be required to render the judgment in such non-U.S. currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on debt securities denominated or payable in a non-U.S. currency and governed by New York law, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on debt securities denominated or payable in a non-U.S. currency in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.

If Bank of America or BofA Finance issues debt securities denominated or payable in a currency other than your home currency, it may include in the applicable pricing supplement information about historical exchange rates for the relevant currency or currencies. Any information about exchange rates that Bank of America or BofA Finance may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BANK OF AMERICA CORPORATION

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through various bank and nonbank subsidiaries throughout the United States and in international markets, Bank of America provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Its principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BOFA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of providing Bank of America and/or Bank of America’s other subsidiaries with financing by issuing securities to investors and lending the net proceeds therefrom to Bank of America and/or those subsidiaries. BofA Finance’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	Bank of America’s working capital needs;

•	the funding of investments in, or extensions of credit to, Bank of America subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting its business.

Until Bank of America designates the use of these net proceeds, it will invest them temporarily. From time to time, it may engage in additional financings as it determines appropriate based on its needs and prevailing market conditions. These additional financings may include the sale of other securities.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

DESCRIPTION OF DEBT SECURITIES OF BANK OF AMERICA CORPORATION

In this “Description of Debt Securities of Bank of America Corporation” section, “we,” “us” or “our” refer only to Bank of America and not to any of its subsidiaries or affiliates, including BofA Finance; and references to “debt securities” refer only to senior debt securities issued by Bank of America and not to any debt securities issued by any subsidiary or affiliate.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The debt securities will constitute part of our senior debt, will be issued under our BAC Senior Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time, except obligations that are subject to any priorities or preferences by law.

This section of the prospectus provides a summary of the material terms of the BAC Senior Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

We are subject to the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of material financial distress or failure. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act. Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is a SPOE strategy whereby only Bank of America would file for bankruptcy under the U.S. Bankruptcy Code. Under this strategy, and pursuant to existing intercompany arrangements under which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the U.S. Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo; instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred SPOE recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code if the Secretary of the Treasury makes certain financial distress and systemic risk determinations. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC, which could include holders of our debt securities.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of June 27, 2018 (as amended or supplemented from time to time, the “BAC Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BAC Senior Indenture has two principal functions:

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First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BAC Senior Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BAC Senior Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, the BAC Senior Indenture does not contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the material terms and provisions of the BAC Senior Indenture. We have filed the BAC Senior Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BAC Senior Indenture. Whenever we refer to the defined terms of the BAC Senior Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BAC Senior Indenture. You must look to the BAC Senior Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee, as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BAC Senior Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BAC Senior Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or a zero coupon note (as described below);

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

•

any rate of interest on interest-bearing debt securities and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

•

for interest-bearing debt securities, any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•	any spread or spread multiplier applicable to a floating-rate note or a fixed/floating-rate note;

•

any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BAC Senior Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “ —Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S.

dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of the investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BAC Senior Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BAC Senior Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BAC Senior Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BAC Senior Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

Such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

If notice of redemption has been given in accordance with the BAC Senior Indenture, the debt securities being redeemed shall, subject to the satisfaction of any conditions to the redemption as specified in the notice of redemption, become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BAC Senior Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BAC Senior Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BAC Senior Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BAC Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BAC Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank within the meaning of the BAC Senior Indenture.

Limitation on Mergers and Sales of Assets

The BAC Senior Indenture generally permits a consolidation or merger between us and another entity, subject to certain requirements. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets, subject to certain requirements. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BAC Senior Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BAC Senior Indenture.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our assets to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the BAC Senior Indenture with the same effect as if it had been an original party to the BAC Senior Indenture. As a result, the successor entity may exercise our rights and powers under the BAC Senior Indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BAC Senior Indenture may waive compliance with some of the covenants or conditions of the BAC Senior Indenture.

Modification of the Indenture and Debt Securities

We and the trustee may modify the BAC Senior Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BAC Senior Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BAC Senior Indenture without the consent of all holders of the debt securities outstanding under the BAC Senior Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BAC Senior Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BAC Senior Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The BAC Senior Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of debt securities pursuant to the BAC Senior Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BAC Senior Indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of all series affected may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable pricing supplement, of all debt securities (or the outstanding debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the BAC Senior Indenture (other than those for which acceleration rights are available as discussed above), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the BAC Senior Indenture.

Unless otherwise specified in the applicable pricing supplement, an event of default will not occur under our debt securities, and neither the trustee nor the holders of any debt securities will have the right to accelerate the maturity of such debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such debt securities will have the right to accelerate the maturity of such debt securities, as a result of our failure to pay principal of or premium or interest on such debt securities when due and payable until such default has continued for a period of 30 days.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BAC Senior Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BAC Senior Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BAC Senior Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BAC Senior Indenture. The trustee is not obligated to exercise any of its rights or powers under the BAC Senior Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BAC Senior Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BAC Senior Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BAC Senior Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BAC Senior Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BAC Senior Indenture, each of the following must occur:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BAC Senior Indenture, we must do both of the following:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BAC Senior Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BAC Senior Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BAC Senior Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BAC Senior Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BAC Senior Indenture until a successor is appointed.

Governing Law

The BAC Senior Indenture is, and the debt securities will be, governed by New York law.

DESCRIPTION OF DEBT SECURITIES OF BOFA FINANCE LLC

In this “Description of Debt Securities of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “debt securities” refer only to senior debt securities issued by BofA Finance and not to any debt securities issued by any subsidiary or affiliate, including Bank of America.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors. The debt securities will constitute part of our senior debt, will be issued under our BofA Finance Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time. The payment obligations of BofA Finance under the debt securities will be fully and unconditionally guaranteed by Bank of America as described below in this prospectus. Bank of America’s guarantee of the debt securities will be its unsecured senior obligation and will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the debt securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of the material terms of the BofA Finance Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of August 23, 2016, as supplemented and amended by the First Supplemental Indenture dated as of December 30, 2019 (as may be further amended or supplemented from time to time, the “BofA Finance Indenture”) among us, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BofA Finance Indenture has two principal functions:

•

First, the trustee can enforce your rights against us or the Guarantor if we or the Guarantor default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BofA Finance Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BofA Finance Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the BofA Finance Indenture. We have filed the BofA Finance Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BofA Finance Indenture. Whenever we refer to the defined terms of the BofA Finance Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BofA Finance Indenture. You must look to the BofA Finance Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BofA Finance Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BofA Finance Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note, a structured note or a zero coupon note (as described below);

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

•

any rate of interest on interest-bearing debt securities (including interest-bearing structured notes) and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

•

for interest-bearing debt securities (including interest-bearing structured notes), any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•

for structured notes, the applicable underlying market measure and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable, as applicable, by reference thereto;

•	any spread or spread multiplier applicable to a floating-rate note, fixed/floating-rate note or a structured note;

•

any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BofA Finance Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Structured Notes

We may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above, in each case as specified in the applicable pricing supplement. We refer to these debt securities as “structured notes.” If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate. Information relating to structured notes, including terms and provisions thereof (including the applicable underlying market measure(s) and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable thereon) will be set forth in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BofA Finance Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BofA Finance Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BofA Finance Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement,

the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BofA Finance Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•	that interest (if any) will cease to accrue on the debt securities to be redeemed.

If notice of redemption has been given in accordance with the BofA Finance Indenture, the debt securities being redeemed shall become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Bank of America Guarantee

Pursuant to the BofA Finance Indenture, Bank of America will fully and unconditionally guarantee, on a senior unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the debt securities issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the debt securities and the BofA Finance Indenture. If for any reason BofA Finance does not make any required payment on the debt securities when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the BofA Finance Indenture. The guarantee is of payment and not of collection.

BofA Finance is a finance subsidiary and has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the debt securities are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee of Bank of America would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BofA Finance Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BofA Finance Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BofA Finance Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BofA Finance Indenture provides that, subject to the provisions of the BofA Finance Indenture described below relating to the merger or sale of assets of the Guarantor, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Guarantor would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Guarantor owned, directly or indirectly, securities of the same class and immediately after the sale, the Guarantor owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as it owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Guarantor or its wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BofA Finance Indenture as any bank that is a subsidiary of the Guarantor with total assets equal to more than 10% of the Guarantor’s and its subsidiaries’ total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is the Guarantor’s only Principal Subsidiary Bank within the meaning of the BofA Finance Indenture.

Limitation on Mergers and Sales of Assets

Under the terms of the BofA Finance Indenture, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BofA Finance Indenture and the debt securities issued under the BofA Finance Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BofA Finance Indenture.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the BofA Finance Indenture; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the BofA Finance Indenture.

With respect to debt securities issued on or after December 30, 2019, the foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the BofA Finance Indenture with the same effect as if it had been an original party to the BofA Finance Indenture. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the BofA Finance Indenture, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee would terminate.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BofA Finance Indenture may waive compliance with some of the covenants or conditions of the BofA Finance Indenture.

Modification of the Indenture and Debt Securities

We, the Guarantor, and the trustee may modify the BofA Finance Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BofA Finance Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BofA Finance Indenture without the consent of all holders of the debt securities outstanding under the BofA Finance Indenture.

In addition, we, the Guarantor, and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BofA Finance Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BofA Finance Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration

The BofA Finance Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable;

•

our failure to pay interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on any debt securities of that series when due and payable, and continuance of such default for a period of 30 calendar days;

•

our breach of any of our other covenants contained in such debt securities or in the BofA Finance Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the BofA Finance Indenture, or to us and the trustee of the BofA Finance Indenture by the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the BofA Finance Indenture and affected by the breach;

•	specified events involving our bankruptcy, insolvency, or liquidation; or

•	any other events of default specified for a series of debt securities pursuant to the BofA Finance Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BofA Finance Indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities outstanding under the BofA Finance Indenture and affected by such event of default (or, in the case of an event of default under the BofA Finance Indenture relating to specified events involving our bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding debt securities) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all affected debt securities (or all debt securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

We and the Guarantor are required periodically to file with the trustee a certificate stating that we or the Guarantor, as the case may be, are not in default under any of the terms of the BofA Finance Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment or other amounts due (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BofA Finance Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BofA Finance Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BofA Finance Indenture. The trustee is not obligated to exercise any of its rights or powers under the BofA Finance Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BofA Finance Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BofA Finance Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BofA Finance Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BofA Finance Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, Bank of America and BofA Finance can legally release themselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BofA Finance Indenture, each of the following must occur:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We or Bank of America must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BofA Finance Indenture, we must do both of the following:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law, we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BofA Finance Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our or the Guarantor’s demand, accompanied by an officer’s certificate of ours or the Guarantor’s and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BofA Finance Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BofA Finance Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of Bank of America and its affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BofA Finance Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BofA Finance Indenture until a successor is appointed.

Governing Law

The BofA Finance Indenture is, and the debt securities and the related guarantee will be, governed by New York law.

DESCRIPTION OF WARRANTS OF BOFA FINANCE LLC

In this “Description of Warrants of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “warrants” refer only to the securities of BofA Finance designated as such.

General

We may offer for sale from time to time in one or more series, using this prospectus, securities designated as “warrants.” Such warrants will not be secured by any of our property or assets. As a result, by owning a warrant, you will hold our unsecured obligations. The warrants will be our unsecured contractual obligations, will be issued under our Warrant Agreement described below, and will rank equally in right of payment with all our other unsecured contractual obligations and with our unsecured and unsubordinated debt outstanding from time to time. Our payment obligations under the warrants will be fully and unconditionally guaranteed by Bank of America as described below. Bank of America’s guarantee of the warrants will be its unsecured senior obligation and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the warrants in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of the warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Holders of the warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of certain terms and provisions that may be applicable to warrants of a series if so specified in the applicable pricing supplement for such warrants.

Warrant Agreement

The warrants will be issued under and governed by a Warrant Agreement that we will enter into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (as amended or supplemented from time to time, the “Warrant Agreement”).

The warrant agent under the Warrant Agreement will not act on behalf of holders of warrants in relation to the warrants. Each holder will be responsible for acting independently with respect to certain matters affecting such holder’s warrants. The warrant agent will perform certain administrative duties for us, including the delivery of payments and notices.

The Warrant Agreement does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate number of any particular series of warrants. The Warrant Agreement and the warrants also do not limit our ability to incur indebtedness or to issue other securities. This means that we may issue additional warrants and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the Warrant Agreement. We have filed the form of the Warrant Agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the Warrant Agreement. Whenever we refer to the defined terms of the Warrant Agreement in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the Warrant Agreement. You must look to the Warrant Agreement for the most complete description of this summarized information.

Warrants

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of the following underlying market measures:

•	debt or equity securities of one or more issuers other than BofA Finance or its affiliates;

•	one or more currencies (in which case the warrants will be listed on a national securities exchange);

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances;

•	one or more indices; and/or

•	one or more baskets of items described above.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Warrants will be settled by cash payments, if any, determined by reference to the underlying market measure, as described in the applicable pricing supplement. If, on the applicable expiration date specified in the applicable pricing supplement for a series of warrants, the holders of such warrants would be entitled to receive a cash payment under the terms and provisions of such warrants, such warrants will be deemed to be automatically exercised. Otherwise, such warrants will expire worthless. The warrants may not be exercised by the holders thereof prior to the applicable expiration date. The warrants will not pay any interest or entitle the holders thereof to receive any payments other than the payment, if any, they are entitled to receive following expiration of the warrants.

Different Series of Warrants; Terms and Provisions of Warrants of a Series

BofA Finance may issue the warrants from time to time in one or more series.

This section of the prospectus describes certain terms and provisions of the warrants that may be common to a series of warrants issued under the Warrant Agreement if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of warrants being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of warrants as described in the applicable pricing supplement may include the following:

•	the specific title or designation of the warrants;

•	the aggregate number of warrants, and the offering or issue price (or “warrant premium”) of the warrants;

•	the issue date of the warrants;

•	the expiration date of the warrants;

•	if the warrants will not be automatically exercised on the expiration date, and the terms and provisions relating to exercise in such case;

•	the valuation date of the warrants if other than the expiration date, and the cash settlement date or other applicable payment date for the warrants;

•	the specific underlying market measure, and the method or formula for determining or calculating the amounts payable on the warrants, if any, by reference thereto;

•	the currency or currencies, if not U.S. dollars, in which the warrants will be denominated and/or payable; and/or

•	any other terms of the warrants that are permitted under the Warrant Agreement.

The applicable pricing supplement also may describe certain other information relating to the warrants of a series, which may include the following:

•	if the warrants will not be represented by a master global security;

•	any applicable U.S. Federal Income Tax and or other tax consequences;

•	the identification of or method of selecting any calculation agents or any other agents for the warrants not identified in this prospectus; and/or

•	whether the warrants will be listed on any securities exchange.

Form and Denomination of Warrants

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in fully registered, book-entry only form and will be represented by a global security registered in the name of DTC or its nominee. Accordingly, DTC or its nominee will be the registered holder of all the warrants represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Unless specified otherwise in the applicable pricing supplement, warrants will be represented by a type of global security that represents multiple warrants that have different terms and are issued at different times. We call this type of global security a “master global warrant.” We have filed the form of the master global warrant that will represent our warrants (unless specified otherwise in the applicable pricing supplement) with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of master global warrant.

Unless otherwise specified in the applicable pricing supplement, warrants will be denominated and payable in U.S. dollars and the warrants will be issued in denominations of whole warrants only, with purchase prices as indicated in the applicable pricing supplement.

Payments on the Warrants

We may appoint one or more financial institutions to act as our paying agents under the Warrant Agreement. Initially, under the Warrant Agreement we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the warrants through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the Warrant Agreement, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the warrants, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Unless we specify otherwise in the applicable pricing supplement, payments, if any, on the warrants will be made on the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for the applicable warrants and will be paid to the holder of the warrant at the time of payment by the paying agent. Unless we specify otherwise in the applicable pricing supplement, if the date for payment of any amount due under the terms of an applicable warrant falls on a day that is not a business day, such payment will be made on the next succeeding business day, and no interest or additional payment will become due as a result of such delay. Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable warrant, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Unless we specify otherwise in the applicable pricing supplement, our warrants will be denominated, and payments with respect to the warrants will be made, in U.S. dollars. We will make payments on warrants in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.” Indirect owners should contact their banks or brokers for information on how they will receive payments on their warrants.

We will pay any amounts payable at the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for a warrant in definitive form by wire transfer of immediately available funds to the registered holders of the warrant at the time of payment.

If any of the warrants are denominated, or if any amount payable on any of the warrants is payable, in a foreign currency, the specified currency, as well as any provisions and procedures relating to payments, additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of warrants and the specified currency will be described in the applicable pricing supplement.

Bank of America Guarantee

Pursuant to the Warrant Agreement, Bank of America fully and unconditionally guarantees, on an unsecured basis, the due and punctual payment of all amounts payable on the warrants issued by BofA Finance, when the same become due and payable in accordance with the terms of the warrants and the Warrant Agreement. If for any reason BofA Finance does not make any required payment on the warrants when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Warrant Agreement. The guarantee is of payment and not of collection.

BofA Finance is a wholly-owned, direct finance subsidiary of Bank of America and has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such warrants, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the warrants are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each warrant in global, or book-entry only, form. Warrants in global form may be exchanged for warrants in definitive form only in the limited circumstances described in the relevant warrants or in the Warrant Agreement. Warrants represented by a master global warrant may be exchanged by us at any time upon our request to the warrant agent for one or more other warrants in global form, as described in the relevant warrants.

Subject to the terms of the Warrant Agreement, warrants of any series in definitive form may be exchanged at the option of the holder for other warrants of the same series and of an equal aggregate number of warrants and type in any authorized denominations.

Warrants in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the security registrar and transfer agent for the warrants issued under the Warrant Agreement. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of warrants. At any time, we may designate additional transfer agents for any series of warrants.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Limitation on Mergers and Sales of Assets

Under the terms of the Warrant Agreement, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the Warrant Agreement and the warrants issued under the Warrant Agreement; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the Warrant Agreement.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the Warrant Agreement; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the Warrant Agreement.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the Warrant Agreement with the same effect as if it had been an original party to the Warrant Agreement. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the Warrant Agreement, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Modification of the Warrants and the Warrant Agreement

We, the Guarantor, and the warrant agent may modify the Warrant Agreement and the rights of the holders of the warrants with the consent of the holders of not less than a majority in number of the then outstanding warrants under the Warrant Agreement affected by the modification.

No modification may, without the consent of each holder affected by the modification, change the exercise price of the warrants, reduce the amount receivable upon exercise, cancellation or expiration of the warrants (other than in accordance with applicable antidilution provisions or other similar provisions included in an applicable series of warrants), shorten or lengthen the period of time during which the warrants may be exercised, remove the guarantee of the warrants (except as provided in the Warrant Agreement upon the merger of BofA Finance with and into Bank of America) or otherwise materially and adversely affect the rights of the holders of the warrants. In addition, no modification may reduce the percentage of the number of outstanding warrants that is required to consent to modification of the Warrant Agreement or the rights of the holders of the warrants without the consent of all holders of the warrants outstanding under the Warrant Agreement.

In addition, we, the Guarantor, and the warrant agent may execute amendments to the Warrant Agreement in some circumstances without the consent of any holders of outstanding warrants.

Remedies for Nonpayment or Breach of Covenant

Unless we specify otherwise in the applicable pricing supplement, the warrants will not provide for any events of default. Acceleration of the warrants will not be permitted for any reason, including upon the occurrence of any event of bankruptcy or insolvency or resolution proceedings relating to BofA Finance and/or Bank of America. In case of default on any payment under the warrants, no interest will accrue on such overdue payment either before or after the cash settlement date or other applicable payment date for such warrants.

The warrants will not be issued under an indenture, and no trustee or other fiduciary will act on behalf of holders in relation to the warrants. You will be responsible for acting independently with respect to certain matters affecting your warrants.

You will be entitled at any time to pursue legal action to have your warrants automatically exercised (or, if applicable, to exercise your warrants) and receive payment of any amount that has become due, in each case, in accordance with the terms and provisions of such warrants. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the applicable underlying market measure.

Notices

We or the warrant agent on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of warrants with respect to which a notice is given, we or the warrant agent, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Warrant Agent

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions.

Governing Law

The Warrant Agreement is, and the warrants and the related guarantee will be, governed by New York law.

In the event BofA Finance or Bank of America becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Financial Reform Act (together, the “U.S. Special Resolution Regimes”), the transfer of the warrants, the Warrant Agreement and the related Bank of America guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from BofA Finance or Bank of America, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event BofA Finance or Bank of America, or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under U.S. Special Resolution Regime, default rights against BofA Finance or Bank of America with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.

REGISTRATION AND SETTLEMENT

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue the securities in registered form. This means that Bank of America’s and/or BofA Finance’s obligation runs to the holder of the security named on the face of the security. Each security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities.

Bank of America and BofA Finance refer to those persons who have securities registered in their own names, on the books that Bank of America, BofA Finance or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. Bank of America and BofA Finance refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect owners” or “beneficial owners” of those securities. As discussed below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

A global security may represent one or any number of individual securities. Generally, all securities represented by the same global security will have the same terms. Bank of America and/or BofA Finance may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. This kind of global security is called a master global security. Each security evidenced by a master global security will be identified by the trustee or warrant agent, as applicable, on a schedule to such master global security. Your prospectus supplement or applicable pricing supplement will indicate whether your securities are represented by a master global security.

Book-Entry Only Issuance

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue each security in global, or book-entry only, form. This means that Bank of America and/or BofA Finance will not issue certificated securities in definitive form to investors. Instead, global securities in registered form representing the entire series of securities will be issued. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary (or in the name of a nominee for such depositary or, in the case of securities held through Euroclear and Clearstream, Luxemburg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg) on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary or the applicable nominee as described above, Bank of America and BofA Finance will recognize only the depositary as the holder of the securities. This means that Bank of America and/or BofA Finance, as applicable, will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives from Bank of America and/or BofA Finance to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, Bank of America and/or BofA Finance may cancel a global security or may issue securities initially in non-global, or definitive, form. Bank of America and BofA Finance do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the relevant indenture or warrant agreement.

Street Name Owners

If certificated securities in definitive form registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, Bank of America or BofA Finance, as the case may be, will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and Bank of America and/or BofA Finance, as applicable, will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Bank of America’s and BofA Finance’s obligations, as well as the obligations of the trustee under any indenture or the warrant agent under the warrant agreement, as applicable, and the obligations, if any, of any other third parties employed by Bank of America and/or BofA Finance or the trustee or warrant agent, as applicable, run only to the holders of the securities. Bank of America and BofA Finance do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because the securities are being issued only in global form. For example, once Bank of America or BofA Finance, as applicable, makes a payment or gives a notice to the holder, it has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if Bank of America or BofA Finance wants to obtain the approval of the holders for any purpose, such as to amend the indenture or warrant agreement for a series of securities or to relieve it of the consequences of a default or of its obligation to comply with a particular provision of an indenture or warrant agreement, it would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When Bank of America or BofA Finance refers to “you” or “investors” in this prospectus, it means those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. When Bank of America or BofA Finance refers to “your securities” in this prospectus, it means the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depositary’s rules and procedures will affect these matters.

Depositaries for Global Securities

Each security issued in book-entry only form will be represented by a global security that Bank of America or BofA Finance deposits with and registers in the name of one or more financial institutions or clearing systems, which Bank of America or BofA Finance, as applicable, will select, or their nominees. A financial institution or clearing system that is selected for this purpose is called the “depositary” for that security. A security usually will have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution identified in the applicable pricing supplement.

The depositaries named above also may be participants in one another’s clearing systems. For example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The depositary or depositaries for your securities will be named in the applicable pricing supplement. If no depositary is named, the depositary will be DTC.

The Depository Trust Company

The following is based on information made publicly available by DTC:

Unless specified otherwise in the applicable pricing supplement, DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One or more global securities that represent multiple series of securities may be issued.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to Bank of America or BofA Finance, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Any payments of principal, any premium, interest, or other amounts on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, the warrant agent, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of Bank of America or BofA Finance, as applicable. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

Bank of America or BofA Finance, as applicable, will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give any notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depositary for the securities at any time by giving Bank of America and/or BofA Finance, as applicable, reasonable notice. If this occurs, and if a successor securities depositary is not obtained, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities.

Bank of America and/or BofA Finance, as applicable, may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depositary). In that event, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositaries for a global security sold or traded outside the United States. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. Neither Bank of America nor BofA Finance has control over those clearing systems or their participants, and neither Bank of America nor BofA Finance takes responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream, Luxembourg has been obtained from sources that are believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. Neither Bank of America nor BofA Finance recognizes this type of investor or any intermediary as a holder of securities. Instead, Bank of America and BofA Finance deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture or warrant agreement, as applicable, governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above under “—Legal Holders”;

•

under existing industry practices, if Bank of America, BofA Finance or the trustee or warrant agent, as applicable, requests any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture or warrant agreement, as applicable, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as

Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•

Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents will not be responsible for any aspect of the depositary’s policies, actions, or records of ownership interests in a global security;

•	Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. Neither Bank of America nor BofA Finance monitors or is responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax and certain estate tax considerations of the acquisition, ownership, and disposition of certain of the debt securities that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Sidley Austin LLP, United States tax counsel to Bank of America and BofA Finance.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities that we may issue. If the tax consequences associated with a particular form of debt security are different than those described below, they will be described in the applicable pricing supplement.

Although certain of the debt securities will be issued by BofA Finance, they will be treated for U.S. federal income tax purposes as if they were issued by Bank of America. Accordingly, throughout this discussion, references to “we,” “our” or “us” are generally to Bank of America unless the context requires otherwise. References to “debt securities” refer only to debt securities issued by Bank of America or BofA Finance.

This discussion applies only to holders who, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities.

General

This discussion addresses the material U.S. federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “Taxation of Warrants and Structured Notes”, which will be described in the applicable pricing supplement, or any other debt security that does not guarantee a return of principal at maturity. This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

The tax consequences of any particular debt security will depend on its terms, and any particular offering of debt securities may have features or terms that cause the U.S. federal income tax treatment of the debt securities to differ materially from the discussion below. An applicable pricing supplement will discuss any material differences from the discussion below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Debt Securities Subject to Early Redemption. A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If such a deemed reissuance occurs when the remaining term of the debt security is one year or less, it is possible that the debt security would thereafter be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar-Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at (x) multiple floating rates or (y) one or more floating rates in addition to a single fixed rate (other than a single fixed rate for an initial period of one year or less (as described above)), the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1⁄4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-

yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar-Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its tax accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S.

Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable pricing supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable pricing supplement. The comparable yield is likely to change between the date of any preliminary pricing supplement and the date of the related final pricing supplement. Therefore, the projected payment schedule included in any preliminary pricing supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary pricing supplement will be revised, and the revised table will be set forth in the final pricing supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar-Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as “Non-U.S. Dollar-Denominated Debt Securities.” In the case of payments of stated interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar-Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar-Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar-Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar-Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar-Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar-Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar-Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar-Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar-Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar-Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar-Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar-Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar-Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar-Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar-Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar-Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar-Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar-Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar-Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar-Denominated Debt Security is the purchase price for the Non-U.S. Dollar-Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar-Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar-Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar-Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar-Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar-Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar-Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar-Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar-Denominated Debt Securities that are also contingent payment debt securities, see the applicable pricing supplement.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and The Foreign Account Tax Compliance Act (“FATCA”), principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Debt Securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Dividend Equivalent Payments. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. However, it is possible that the debt securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a reference asset or the debt securities, and following such occurrence the debt securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the reference assets or the debt securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the debt securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar-Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable pricing supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

Estate Tax

A debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Taxation of Warrants and Structured Notes

The discussion of special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of BofA Finance warrants and structured notes to be offered using this prospectus, including any tax considerations relating to the specific terms and provisions of the warrants and structured notes, will be included in applicable pricing supplement. Investors considering the purchase of such warrants and structured notes should carefully examine the applicable pricing supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants and structured notes.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants and structured notes we are offering in light of their investment or tax circumstances.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Bank of America and/or BofA Finance may sell the securities offered using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”) or any of our other broker-dealer affiliates.

Each applicable pricing supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If Bank of America or BofA Finance sells securities to underwriters, it will enter into an agreement with them at the time of sale and will name them in the applicable pricing supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise specified in the applicable pricing supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. Bank of America and/or BofA Finance will set forth the names of the dealers and the terms of the transaction in the applicable pricing supplement.

Distribution Through Agents

Bank of America and/or BofA Finance may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. Bank of America and/or BofA Finance will name any agent involved in the offer and sale, and describe any commissions payable by Bank of America and/or BofA Finance in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

Bank of America and/or BofA Finance may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. Bank of America and/or BofA Finance will describe the terms of any sales of this kind in the applicable pricing supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Bank of America and/or BofA Finance may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security prior to its issue date. Bank of America and/or BofA Finance may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. Bank of America and BofA Finance cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with Bank of America and/or BofA Finance, underwriters and agents may be entitled to indemnification by Bank of America and/or BofA Finance against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

In the applicable pricing supplement, we will specify the settlement period for the offered securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, if Bank of America and/or BofA Finance specify a longer settlement cycle in the applicable pricing supplement for an offering of securities, purchasers who wish to trade those securities on any date prior to one business day before delivery of such securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, broker-dealer affiliates of Bank of America and/or BofA Finance, including BofAS, may buy and sell the securities in market-making transactions as part of their business as broker-dealers. This prospectus and the applicable pricing supplement may be used by one or more affiliates of Bank of America and/or BofA Finance in connection with offers and sales related to market-making transactions in the securities. In a market-making transaction, such affiliate may resell the securities it acquires from other holders, after the original offering and sale of the securities, including by making short sales of the securities and may cover such short positions by borrowing the securities from us, our affiliates or others, or by purchasing the securities from us, our affiliates or others subject to an obligation to repurchase such securities at a later date. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

The aggregate initial offering price specified on the cover of the applicable pricing supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Bank of America, BofA Finance or their respective agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

BofAS is a direct, wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance, and unless otherwise set forth in the applicable pricing supplement, Bank of America or BofA Finance, as applicable, will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any securities by BofAS, or any other broker-dealer affiliate of Bank of America or BofA Finance that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate.

As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with Bank of America and its subsidiaries and BofA Finance in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of Bank of America or its affiliates, including BofA Finance. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with Bank of America routinely hedge their credit exposure to Bank of America consistent with their customary risk management policies. Typically, these parties would hedge such exposure to Bank of America by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of Bank of America, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans, accounts and other arrangements described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons) that are subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s or such plan’s, account’s or arrangement’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (the foregoing, together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plans (referred to as “prohibited transactions”).

Because of their businesses, the issuers and certain of their affiliates may each be considered a “party in interest” or a “disqualified person” with respect to many Plans on account of being a service provider to such Plans. As a result, a prohibited transaction may arise if the offered securities are acquired by or on behalf of a Plan unless the offered securities are acquired and held pursuant to an available exemption. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In this regard, the U.S. Department of Labor has issued certain prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the acquisition or holding of the offered securities. Those PTCEs include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the offered securities.

Governmental, church, non-U.S. and other plans (collectively, “Non-ERISA Arrangements”) are generally not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under state, federal, local or non-U.S. laws (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the offered securities under any applicable Similar Laws before acquiring the offered securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, the offered securities may not be acquired or held by any Plan unless one of the following exemptions (or another available exemption) applies to such acquisition and holding: PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 and the Service Provider Exemption. Unless otherwise provided in connection with a particular offering of securities, each purchaser of the offered securities (or any interest therein) will be deemed to have represented and warranted on each day including the date of its acquisition of such offered securities (or interest therein) through and including the date of disposition of such offered securities (or interest therein) that:

(a)	it is not a Plan or Non-ERISA Arrangement;

(b)

if it is a Plan, its acquisition, holding and disposition of such offered securities (or interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)	if it is a Non-ERISA Arrangement, its acquisition, holding and disposition of such offered securities (or interest therein) will not violate any Similar Law and are not otherwise prohibited.

Moreover, any purchaser that is a Plan or Non-ERISA Arrangement or is acquiring the offered securities on behalf of a Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, by its acquisition and holding of the offered securities that (a) none of the issuers, the underwriters, the dealers, the agents or their respective affiliates (collectively, the “Sellers”) is a “fiduciary” (under Section 3(21) of ERISA or any Similar Laws, or under any final or proposed regulations thereunder), (b) no information provided by any Seller constitutes advice that has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the offered securities, and (c) no communication from any Seller to such purchaser with respect to the offered securities is intended to be impartial investment advice or rendered in its capacity as a fiduciary to such purchaser, in each case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

This discussion is a general summary of some of the rules which apply to Plans and Non-ERISA Arrangements and their related investment vehicles as of the date of this prospectus. The rules governing investments by Plans and Non-ERISA Arrangements may change frequently, and the Sellers have no duty to, nor will they, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by Plans or Non-ERISA Arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with the assets of any Plan or Non-ERISA Arrangement consult with its counsel regarding the consequences under ERISA and the Code, or any applicable Similar Law, of the acquisition and holding of the offered securities and the availability of exemptive relief under any class or statutory exemptions. The sale of the offered securities to a Plan or Non-ERISA Arrangement is in no respect a representation by any Seller that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

WHERE YOU CAN FIND MORE INFORMATION

Bank of America and BofA Finance have filed a registration statement on Form S-3 with the SEC relating to the debt securities of Bank of America and the debt securities and warrants of BofA Finance to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about Bank of America and BofA Finance. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which have been included as exhibits to the registration statement.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows Bank of America to incorporate by reference into this prospectus the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

•	Bank of America can disclose important information to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

its annual report on Form 10-K for the year ended December  31, 2024, including information specifically incorporated into Bank of America’s Form 10-K from Bank of America’s definitive proxy statement relating to Bank of America’s 2025 annual meeting of shareholders;

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•

its current reports on Form 8-K filed January 16, 2025, January  29, 2025, February  7, 2025, February  28, 2025, April  15, 2025, April  24, 2025, April  29, 2025, July  1, 2025, July  16, 2025, July  23, 2025, July  24, 2025, September  12, 2025, September  15, 2025, October  15, 2025, October  16, 2025 and November 26, 2025 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference into this prospectus reports that it will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offerings of securities covered by this prospectus, but not any information that may be furnished but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date.

Because Bank of America is incorporating by reference its future reports that it files with the SEC, this prospectus is continually updated and those future reports may modify or supersede some of the information included in or incorporated by reference into this prospectus. Any statement contained in a document of Bank of America incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be part of this prospectus.

You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a consolidated finance subsidiary of Bank of America, and Bank of America fully and unconditionally guarantees the securities issued by BofA Finance. No other subsidiary of Bank of America guarantees the securities of BofA Finance.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable pricing supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in its forward-looking statements. As a large, international financial services company, Bank of America faces risks that are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Bank of America nor BofA Finance undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for Bank of America and BofA Finance by McGuireWoods LLP, Charlotte, North Carolina. The validity of certain of the securities will be passed upon for Bank of America and BofA Finance by Davis Polk & Wardwell LLP, as special products counsel or by Sidley Austin LLP, as special products counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the underwriters. Each of McGuireWoods LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP has in the past represented Bank of America and its affiliates and continues to represent Bank of America and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of Bank of America Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Bank of America Corporation

Senior Medium-Term Notes, Series P

PROSPECTUS SUPPLEMENT

December 8, 2025

BofA Securities